LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                                $ (1,065,599,000)
                         LEHMAN XS TRUST, SERIES 2006-8
                         SENIOR/SUBORDINATE CERTIFICATES
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                                                          Approx.                        Est.       Est.
                                                         Targeted       Legal         WAL to 10%    WAL to       Expected
                         Approx.          Coupon /        C/E(3)        Final           Call       Maturity       Ratings
   Class               Size($)(1)       Margin(2)(9)       (%)         Maturity       (yrs.)(8)   (yrs.)(8)    (Moody's/S&P)(4)
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1-A1A(5)(6)(7)      [$288,530,000]      LIBOR + [%]      [17.51]%    June 25, 2036       2.37        2.48         [Aaa/AAA]
1-A1B(5)(6)(7)       [$32,059,000]      LIBOR + [%]       [7.51]%    June 25, 2036       2.37        2.48         [Aaa/AAA]
2-A1(5)(6)(7)       [$200,000,000]      LIBOR + [%]       [7.51]%    June 25, 2036       2.36        2.46         [Aaa/AAA]
2-A2(5)(6)(7)        [$91,063,000]      LIBOR + [%]       [7.51]%    June 25, 2036       0.80        0.80         [Aaa/AAA]
2-A3(5)(6)(7)        [$72,680,000]      LIBOR + [%]       [7.51]%    June 25, 2036       3.29        3.29         [Aaa/AAA]
2-A4A(5)(6)(7)       [$14,932,000]      LIBOR + [%]      [17.51]%    June 25, 2036       6.81        7.90         [Aaa/AAA]
2-A4B(5)(6)(7)        [$1,660,000]      LIBOR + [%]       [7.51]%    June 25, 2036       6.81        7.90         [Aaa/AAA]
3-A1A(5)(6)(11)     [$113,494,000]      LIBOR + [%]       [7.51]%    June 25, 2036       1.30        1.30         [Aaa/AAA]
3-A1B(5)(6)          [$40,000,000]         [%]            [7.51]%    June 25, 2036       1.30        1.30         [Aaa/AAA]
3-A2(5)(6)           [$23,416,000]         [%]            [7.51]%    June 25, 2036       3.00        3.00         [Aaa/AAA]
3-A3(5)(6)           [$53,419,000]         [%]            [7.51]%    June 25, 2036       4.90        4.91         [Aaa/AAA]
3-A4(5)(6)           [$29,128,000]         [%]            [7.51]%    June 25, 2036       6.99       11.91         [Aaa/AAA]
3-A5(5)(6)(10)       [$28,770,000]         [%]            [7.51]%    June 25, 2036       6.14        6.94         [Aaa/AAA]
M1(5)(6)(7)         [$41,108,000]      LIBOR + [%]        [3.66]%    June 25, 2036       4.69        5.07           [TBD]
M2(5)(6)(7)          [$18,471,000]      LIBOR + [%]       [1.93]%    June 25, 2036       4.66        4.85           [TBD]
M3(5)(6)(7)          [$11,531,000]      LIBOR + [%]       [0.85]%    June 25, 2036       4.45        4.45           [TBD]
M4(5)(6)(7)           [$5,338,000]      LIBOR + [%]       [0.35]%    June 25, 2036       3.49        3.49           [TBD]
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* The Class 1-A1A, Class 1-A1B, Class 2-A1, Class 2-A3, Class 2-A4A, Class 2-A4B, Class 3-A1B, Class 3-A3, Class 3-A5, Class M1, Class M2, Class M3 and Class M4 Certificates are not being offered herein.

(1) The bond sizes are based on the May 1, 2006 collateral balance (the "Cut-off Date Balance"), as shown on pages 23-65, subject to a permitted variance of + 10% in the aggregate.

(2) The "Interest Rates" for the Class 1-A1A and Class 1-A1B Certificates (the "Group 1 Senior Certificates"), the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A and Class 2-A4B Certificates (the "Group 2 Senior Certificates") and the Class M1, Class M2, Class M3 and Class M4 Certificates (the "Crossed Subordinate Certificates") for any Accrual Period will be equal to the lesser of (1) the rate described above and (2) the applicable Net Funds Cap (as defined below). The "Interest Rates" for the Class 3-A1A, Class 3-A1B, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-A5 Certificates (the "Group 3 Senior Certificates" and together with the Group 1 Senior Certificates and the Group 2 Senior Certificates, the "Senior Certificates") for any Accrual Period will be the lesser of (1) the rate specified above and (2) the Pool 3 Net Funds Cap (as defined below).

(3) The Targeted credit support ("C/E") for a class equals (i) the percentage of the certificates subordinate to such class plus (ii) the targeted overcollateralization ("O/C") amount. Rating levels are subject to final approval. Assumes the target overcollateralization of [0.35]% has been reached. The O/C Floor is [0.35%] of the Cut-off Date Balance. Note that Class 1-A1B is a Support Senior and is subordinate to Class 1-A1A with respect to the allocation of losses. Note that Class 2-A4B is a Support Senior and is subordinate to Class 2-A4A with respect to the allocation of losses.

(4) All Classes of Senior Certificates are expected to be rated by S&P and Moody's.

(5) The Class 1-A1A, Class 1-A1B, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A, Class 2-A4B, Class 3-A1A, Class M1, Class M2, Class M3 and Class M4 Certificates will settle flat. The Class 3-A1B, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-A5 Certificates will settle with accrued interest.

(6) The Class 1-A1A, Class 1-A1B, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A, Class 2-A4B, Class 3-A1A, Class 3-A1B, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-A5 Certificates are the Senior Certificates; Class M1, Class M2 ,Class M3 and Class M4 Certificates are the Subordinate Certificates.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

(7) An interest rate swap will be purchased for the Trust for the benefit of the Class 1-A1A, Class 1-A1B, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A, Class 2-A4B, Class M1, Class M2, Class M3 and Class M4 Certificates to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the mismatch between the weighted average net coupon of the Mortgage Loans with fixed rates or initial fixed interest rate periods and the index on the Class 1-A1A, Class 1-A1B, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A, Class 2-A4B, Class M1, Class M2, Class M3 and Class M4 Certificates, as applicable. Proceeds derived from the interest rate swap will be applied to cover basis risk shortfalls, create and maintain overcollateralization and pay back any deferred amounts, and any interest accrued on such amounts, as applicable. The [sixty] month interest rate swap will obligate the Trust to pay a strike rate as set forth in the table on page 9 of this termsheet on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the interest rate swap.

(8) The Certificates will be priced assuming 30% CPR for all mortgage loans in Pool 1 and Pool 2, and 100% of the Prepayment Assumption ("PPC") for all mortgage loans in Pool 3. 100% of the Prepayment Assumption assumes that, based on the age of the mortgage loan, prepayments start at 10% CPR in month one, increase by approximately 1.36% each month to 25% CPR in month 12 and remain at 25% CPR thereafter.

(9) If the optional redemption is not exercised on the first optional redemption date, beginning with the following Distribution Date, the margin for the Class 1-A1A, Class 1-A1B, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A, Class 2-A4B and Class 3-A1A Certificates will double, the interest rate for each of the Class 3-A1B, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-A5 Certificates will increase by 0.50% and the margin for each of the Class M1, Class M2, Class M3 and Class M4 Certificates will increase to 1.50 times their initial margin, in each case subject to the applicable Net Funds Cap.

(10)  The Class 3-A5 Certificates are non-accelerating Senior Certificates.

(11) An interest rate cap will be purchased for the Trust for the benefit of the Class 3-A1A Certificates to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the related fixed rate mortgage loans. Proceeds derived from the Interest Rate Cap will be applied to cover Basis Risk Shortfalls on the Class 3-A1A Certificates but not credit losses on the mortgage loans. The thirty-six month Interest Rate Cap will have a strike rate as set forth in the table on page 8 of this termsheet. It will contribute cash in the event one-month LIBOR rises above the strike rate.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

                              Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated April 20, 2006 and the prospectus dated April 3, 2006 (this may be obtained on Lehman Brothers' web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

                                  Risk Factors

The Class 1-A1A, Class 1-A1B, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A, Class 2-A4B, Class 3-A1A, Class 3-A1B, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5, Class M1, Class M2, Class M3 and Class M4 Certificates will be subject to certain risks. You should carefully consider the information provided under "Risk Factors" in the terms sheet supplement dated April 20, 2006 and the prospectus dated April 3, 2006 which is conveyed with this document.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------                                     ----------------------------------

                                                                  2-A2
                            Group 1 Principal will be           [Aaa/AAA]
                             paid concurrently on a              L + [%]
                         pro rata basis to the Class 1-  ---------------------
  1-A1A       1-A1B            A1A and class 1-A1B                2-A3              2-A1
[Aaa/AAA]   [Aaa/AAA]    Certificates, until reduced to         [Aaa/AAA]         [Aaa/AAA]
 L + [%]     L + [%]                 zero.                       L + [%]           L + [%]
                                                         ---------------------
                                                          2-A4A    |   2-A4B
                                                         [Aaa/AAA] | [Aaa/AAA]
                                                          L + [%]  |  L + [%]
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                                                                        M1
                                                                       [TBD]
                                                                      L + [%]
-------------------------------------------------------------------------------------------
                                                                        M2
                                                                       [TBD]
                                                                      L + [%]
-------------------------------------------------------------------------------------------
                                                                        M3
                                                                       [TBD]
                                                                      L + [%]
-------------------------------------------------------------------------------------------
                                                                        MI
                                                                       [TBD]
                                                                      L + [%]
-------------------------------------------------------------------------------------------


                                           ---------------------
    Group 2 Principal will be paid          3-A1A    |   3-A1B               Group 3 Principal will be paid sequentially as follows:
        concurrently as follows:           [Aaa/AAA] | [Aaa/AAA]
1. To the Class 2-A1 Certificates, until    L + [%]  |    [%]                  1. To the Class 3-A5 Certificates, the Class 3-A5
           reduced to zero:                ---------------------                     Priority Amount, until reduced to zero;
 2. To Class 2-A2, Class 2-A3, Class 2-            3-A2
     A4A and Class 2-A4B as follows:             [Aaa/AAA]          3-A5       2. Concurrently to the Class 3-A1A and Class 3-A1B
                                                   [%]            [Aaa/AAA]         Certificates, on a pro-rata basis, and then
 a) Suquentially to the Class 2-A2 and     ---------------------     [%]        sequentially to the Class 3-A2, Class 3-A3 and Class
 Class 2-A3 Certificates, until reduced            3-A3                                 3-A4 Certificates in that order,
                to zero                          [Aaa/AAA]                                  until reduced to zero;
                                                   [%]
 b) Concurrently on a pro rata basis to    ---------------------               3. To the Class 3-A5 Certificates, without regard to
     the Class 2-A4A and Class 2-A4B               3-A4                                the Class 3-A5 Priority Amount, until
   Certificates until reduced to zero.           [Aaa/AAA]                                       reduced to zero.
                                                   [%]
---------------------------------------------------------------------------      For the first 36 months or when a Trigger Event is
                                                                                 in effect the Class M1, Class M2, Class M3 and
                                                                                  Class M4 Certificates will generally not recieve
                                                                                              payments of principal.
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The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority for Pool 1, Pool 2 and Pool 3

I.    Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

      1) For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty, in the case of Group 1 based on the Group 1 Swap Percentage, in the case of Group 2 based on the Group 2 Swap Percentage and in the case of Group 3 based on the Group 3 Swap Percentage (to the extent not distributed previously according to "Interest Payment Priority" below).

      2) For deposit into the Swap Account, the portion of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty from any of the unrelated pools (to the extent not paid previously from clause (1) above), to be paid concurrently with all other mortgage pools making such payments for such distribution date. Each pool's portion of such payment will be a fraction, the numerator of which is the Group Swap Percentage for that pool and the denominator of which is the aggregate of the Group Swap Percentages for all mortgage pools making such payment for such distribution date;

      3)    To pay concurrently to the following:


            A) All principal from Group 1 concurrently to the Class 1-A1A and Class 1-A1B Certificates, pro-rata, until reduced to zero;

            B)    All principal from Group 2 concurrently as follows:

                  a)    to the Class 2-A1 Certificates, until reduced to zero;

                  b) to the Class 2-A2, Class 2-A3, Class 2-A4A and Class 2-A4B as follows:

                        (i) Sequentially, to the Class 2-A2 and Class 2-A3 Certificates in that order, until reduced to zero;

                        (ii) Concurrently, to the Class 2-A4A and Class 2-A4B Certificates, pro-rata, based on class principal amounts, until reduced to zero;

            C)    All principal from Group 3 as follows:

                  a) To the Class 3-A5 Certificates, the Class 3-A5 Priority Amount, until reduced to zero;

                  b) To the Class 3-A1A, Class 3-A1B, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates as follows:

                        (i) Concurrently, to the Class 3-A1A and Class 3-A1B Certificates, pro-rata, based on class principal amounts, until reduced to zero;

                        (ii) Sequentially, to the Class 3-A2, Class 3-A3 and Class 3-A4 Certificates, in that order, until reduced to zero;


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

                        c) To the Class 3-A5 Certificates, without regard to the Class 3-A5 Priority Amount, until reduced to zero;

      4) If the Senior Certificates related to any group have been retired, all principal from such group will be allocated pro-rata to the Senior Certificates of each unrelated group, based on the aggregate class principal amount of each such group's Senior Certificates, after giving effect to principal distributions described above, to be paid in the order described above, until all the Senior Certificates have been reduced to zero; and

      5) All remaining principal will be allocated to the Class M1, Class M2, Class M3 and Class M4 Certificates, sequentially and in that order, until reduced to zero.

II. On or after the Stepdown Date and as long as a Trigger Event is not in effect:

      1) For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty, in the case of Group 1 based on the Group 1 Swap Percentage, in the case of Group 2 based on the Group 2 Swap Percentage and in the case of Group 3 based on the Group 3 Swap Percentage (to the extent not distributed previously according to "Interest Payment Priority" below).

      2) For deposit into the Swap Account, the portion of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty from any of the unrelated pools (to the extent not paid previously from clause (1) above), to be paid concurrently with all other mortgage pools making such payments for such distribution date. Each pool's portion of such payment will be a fraction, the numerator of which is the Group Swap Percentage for that pool and the denominator of which is the aggregate of the Group Swap Percentages for all mortgage pools making such payment for such distribution date;

      3) All principal from each Group will be allocated to the related Senior Certificates, to be paid as described in clause (I)(3) above, provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

      4) If the Senior Certificates related to any group have been retired, all principal from such group will be allocated pro-rata to the Senior Certificates of each unrelated group, based on the aggregate class principal amount of each such group's Senior Certificates, after giving effect to principal distributions described above, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate; and

      5) All remaining principal will be allocated to the Class M1, Class M2, Class M3 and Class M4 Certificates, sequentially, and in that order, until the credit enhancement behind each class is equal to two times the related targeted credit enhancement percentage.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Class 3-A5 Percentage For any Distribution Date will be equal to the lesser of
(i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Amount of the Class 3-A5 Certificates immediately prior to such date by (y) the aggregate Class Principal Amount of the Group 3 Senior Certificates immediately prior to such date.

Class 3-A5 Priority Amount For any Distribution Date an amount equal to the least of (i) the Class Principal Amount of the Class 3-A5 Certificates immediately prior to such Distribution Date, (ii) the product of (x) the Pool 3 senior principal distribution amount and (y) the Class 3-A5 Percentage and (z) the Class 3-A5 Shift Percentage and (iii) the Pool 3 senior principal distribution amount; provided, however, that if prior to such Distribution Date the Class Principal Amount of the Group 3 Senior Certificates (other than the Class 3-A5 Certificates) has been reduced to zero, the Class 3-A5 Priority Amount will equal 100% of the Pool 3 senior principal distribution amount.

Class 3-A5 Shift Percentage For any Distribution Date occurring prior to the 37th Distribution Date(i.e., June 2009) will be 0%; for the 37th through 60th Distribution Dates, 45%; for the 61st through 72nd Distribution Dates, 80%; for the 73rd through 84th Distribution Dates, 100%; and thereafter, 300%.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

3-A1A Interest Rate Cap

An Interest Rate Cap will be purchased by the Trust for the benefit of the Class 3-A1A Certificates to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. The thirty-six month Interest Rate Cap will contribute cash in the event one-month LIBOR rises above 6.75%, "the strike rate". The Notional Balance of the Interest Rate Cap will be equal to the following schedule:

                     Approximate                              Approximate
                  Notional Balance                         Notional Balance
      Month             ($)                     Month             ($)
      -----       ----------------              -----      ----------------
        1          $113,494,000.00                19        $ 50,242,339.14
        2           110,978,086.68                20          46,752,839.30
        3           108,433,679.90                21          43,337,826.40
        4           105,732,921.25                22          39,995,717.85
        5           102,809,842.32                23          36,724,964.58
        6            99,670,796.87                24          33,524,050.32
        7            96,322,755.34                25          30,391,490.93
        8            92,777,034.35                26          27,325,833.69
        9            89,042,056.31                27          24,325,656.65
       10            85,126,665.38                28          21,389,568.00
       11            81,041,238.52                29          18,516,205.40
       12            76,894,789.52                30          15,704,235.37
       13            72,836,597.40                31          12,952,352.69
       14            68,864,971.56                32          10,259,279.79
       15            64,978,073.63                33           7,623,766.17
       16            61,174,104.20                34           5,044,587.83
       17            57,451,301.92                35           2,520,546.69
       18            53,807,942.74                36              50,470.09

On each Payment Date, the cap provider will make payments equal to the product of (a) the excess, if any, of one-month LIBOR for such determination date over the strike rate, (b) the actual number of days in the corresponding accrual period for the transaction divided by 360, and (c) the lesser of the notional balance set forth above and the class principal amount of the Class 3-A1A Certificates. Payments received under the Interest Rate Cap will only be available to benefit the Class 3-A1A Certificates or, in certain cases, the Class X Certificates.

The Cap Counterparty will have a rating of at least "A' from S&P, Moody's, and Fitch.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap Agreement

The [60-month] Interest Rate Swap Agreement (the "Swap Agreement") will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The strike rate shown below is not final and is subject to change. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the "Net Swap Payment") and will be deposited into an account (the "Swap Account").

--------------------------------------------------------------------------------
            Approximate       Strike                Approximate
          Notional Balance     Rate               Notional Balance      Strike
 Month          ($)             (%)      Month          ($)            Rate (%)
--------------------------------------------------------------------------------
   1       774,698,000.00     5.18000      31      260,830,439.00      5.42606
   2       749,972,439.00     5.27491      32      250,958,386.00      5.43664
   3       725,489,956.00     5.32156      33      242,620,263.00      5.44724
   4       696,757,475.00     5.40375      34      234,271,757.00      5.45777
   5       675,169,708.00     5.41392      35      227,403,848.00      5.46835
   6       655,132,032.00     5.41494      36      177,980,989.00      5.47887
   7       628,702,836.00     5.41911      37      159,556,668.00      5.49085
   8       599,326,378.00     5.47211      38      156,330,890.00      5.50397
   9       556,974,093.00     5.41814      39      149,056,074.00      5.51637
  10       539,899,240.00     5.41629      40      141,996,629.00      5.52804
  11       500,907,978.00     5.41381      41      135,312,191.00      5.53871
  12       486,268,029.00     5.40538      42      130,714,208.00      5.54864
  13       472,086,275.00     5.39656      43      126,252,170.00      5.55773
  14       458,441,843.00     5.38777      44      121,922,064.00      5.56596
  15       445,199,434.00     5.38354      45      117,719,997.00      5.57338
  16       432,347,218.00     5.37977      46      113,642,192.00      5.57995
  17       419,873,713.00     5.38023      47      109,684,980.00      5.58569
  18       407,767,772.00     5.38157      48      105,844,803.00      5.59060
  19       395,893,278.00     5.38242      49      102,118,206.00      5.59667
  20       384,494,146.00     5.40911      50       98,501,837.00      5.60482
  21       371,061,682.00     5.37799      51       94,992,443.00      5.61280
  22       360,396,002.00     5.38034      52       91,586,865.00      5.62055
  23       346,310,853.00     5.39098      53       88,282,011.00      5.62809
  24       323,806,500.00     5.39537      54       85,034,044.00      5.63542
  25       311,057,650.00     5.39813      55       81,316,375.00      5.64253
  26       301,877,897.00     5.37704      56       76,843,596.00      5.64942
  27       293,040,403.00     5.38330      57       71,859,417.00      5.65611
  28       284,672,853.00     5.39414      58       63,937,569.00      5.66258
  29       276,552,008.00     5.40471      59       60,003,649.00      5.66883
  30       268,536,962.00     5.41537      60       31,647,374.00      5.67488
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Swap Payment Priority

Amounts in the Swap Account will be distributed as follows:

1) to the Swap Counterparty any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution date;

2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

3) concurrently to the Group 1 and Group 2 Senior Certificates, pro-rata, based on amounts due, in respect of Current Interest and Carryforward Interest, to the extent unpaid from the interest remittance amount;

4) to the Crossed Subordinate Certificates, in order of seniority, in respect of Current Interest and Carryforward Interest, to the extent unpaid from the interest remittance amount;

5) to pay the Available Basis Risk Amount sequentially as follows:

      (i)

            a. To the Group 1 and Group 2 Senior Certificates to pay back any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, pro-rata in proportion to the amount of such shortfalls;

            b. To the Crossed Subordinate Certificates, to pay back any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, sequentially, in their order of priority;

      (ii) if applicable, for application to the purchase of a replacement Swap Agreement; and

      (iii) to the Class X certificates, any remaining amounts.

6) to the Group 1 and Group 2 Senior Certificates and Crossed Subordinate Certificates, an amount needed to create and maintain the target overcollateralization amount pursuant to amounts paid from clause (7)(iv) and clause (7)(v) of Interest Payment Priority;

7) to the Group 1 and Group 2 Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid under clause (5)(i)(a) above, pro-rata in proportion to the amount of such shortfalls;

8) to the Crossed Subordinate Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid under clause (5)(i)(b) above, sequentially, in their order of priority;

9) concurrently to the Group 1 and Group 2 Senior Certificates, pro-rata, in proportion to such amounts, deferred amounts and interest thereon after amounts paid in clause (7)(ix) of Interest Payment Priority;

10) to the Crossed Subordinate Certificates, in order of seniority, deferred amounts after amounts paid in clause (7)(x) of Interest Payment Priority;

11) if applicable, for application to the purchase of a replacement Swap Agreement;


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

12) to the Swap Counterparty unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger event owed to the Swap Counterparty pursuant to the Swap Agreement; and

13) to the Class X certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (6), (9) and (10) above shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rates for the Class 1-A1A and Class 1-A1B Certificates will be equal to the lesser of (i) the rate set on page 1 and (ii) the Pool 1 Net Funds Cap (as defined herein). The Interest Rates for the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A and Class 2-A4B Certificates will be equal to the lesser of (i) the rate set on page 1 and (ii) the Pool 2 Net Funds Cap (as defined herein). The Interest Rates for the Class 3-A1A, Class 3-A1B, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-A5 Certificates will be equal to the lesser of (i) the rate set forth on page 1 and (ii) the Pool 3 Net Funds Cap (as defined herein). The Interest Rates for the Class M1, Class M2, Class M3 and Class M4 Certificates will be equal to the lesser of (i) the rate set on page 1 and (ii) the Subordinate Net Funds Cap (as defined herein). Interest for the Class 1-A1A, Class 1-A1B, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A, Class 2-A4B, Class 3-A1A, Class M1, Class M2, Class M3 and Class M4 Certificates will be calculated on an actual/360 basis. Interest for the Class 3-A1B, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-A5 Certificates will be calculated on a 30/360 basis.

The "Accrual Period" for the Class 1-A1A, Class 1-A1B, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A, Class 2-A4B, Class 3-A1A, Class M1, Class M2, Class M3 and Class M4 Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on May 25, 2006, in the case of the first Accrual Period and Class 1-A1A, Class 1-A1B, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A, Class 2-A4B, Class M1, Class M2, Class M3 and Class M4 or on May 31, 2006 in the case of the first Accrual Period and Class 3-A1A) and ending on the day immediately preceding the related Distribution Date. The "Accrual Period" for the Class 3-A1B, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-A5 Certificates will be the calendar month immediately preceding the related Distribution Date.

The aggregate Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1) To pay any related servicing fees and any mortgage insurance premium, if applicable;

(2) For deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment (the Group 1 Swap Percentage of the Net Swap Payment or Swap Termination Payment to be paid from the Group 1 interest remittance amount, the Group 2 Swap Percentage of the Net Swap Payment or Swap Termination Payment to be paid from the Group 2 interest remittance amount and the Group 3 Swap Percentage of the Net Swap Payment or Swap Termination Payment to be paid from the Group 3 interest remittance amount);

(3) For deposit into the Swap Account, the portion of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty from any of the unrelated pools (to the extent not paid previously from clause (2) above), to be paid concurrently with all other mortgage pools making such payments for such distribution date. Each pool's portion of such payment will be a fraction, the numerator of which is the Group Swap Percentage for that pool and the denominator of which is the aggregate of the Group Swap Percentages for all mortgage pools making such payment for such distribution date;

(4) To pay Current Interest and Carryforward Interest to the Group 1 Senior Certificates from Group 1 interest remittance amount on a pro rata basis in proportion to such amounts (the "Pool 1 Monthly Excess Interest" amount shall be any such Group 1 interest remittance amount remaining after payment of Current Interest and Carryforward Interest to the Group 1 Senior Certificates);

(5) To pay Current Interest and Carryforward Interest to the Group 2 Senior Certificates from Group 2 interest remittance amount on a pro rata basis in proportion to such amounts (the "Pool 2 Monthly Excess Interest" amount shall be any such Group 2 interest remittance amount remaining after payment of Current Interest and Carryforward Interest to the Group 2 Senior Certificates);


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

(6) To pay Current Interest and Carryforward Interest to the Group 3 Senior Certificates from Group 3 interest remittance amount on a pro rata basis in proportion to such amounts (the "Pool 3 Monthly Excess Interest" amount shall be any such Group 3 interest remittance amount remaining after payment of Current Interest and Carryforward Interest to the Group 3 Senior Certificates);

(7) Any interest remaining from Group 1 interest remittance amount, Group 2 interest remittance amount and Group 3 interest remittance amount will be deemed "Pool 1-2-3 Monthly Excess Interest" and will be distributed as follows:

            i) To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above

            ii) To pay Current Interest and Carryforward Interest to the Crossed Subordinate Certificates, sequentially, in order of seniority;

            iii) To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

            iv) To pay concurrently, in proportion to the aggregate Class Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group 3 Senior Certificates, after giving effect to principal distributions described above, up to a specified target amount for such Distribution Date, to the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group 3 Senior Certificates, in each case in accordance with the Principal Payment Priority described above, in reduction of their respective Class Principal Amounts, until reduced to zero;

            v) To pay sequentially to the Crossed Subordinate Certificates, in reduction of their respective Class Principal Amounts, sequentially, in order of seniority, up to a specified target amount for such Distribution Date, until each such class has been reduced to zero;

            vi) To pay concurrently (i) to the Group 1 Senior Certificates, up to the Pool 1 Monthly Excess Cashflow Percentage of any remaining Pool 1-2-3 Monthly Excess Interest, to pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Class 1-A1A and Class 1-A1B Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, (ii) to the Group 2 Senior Certificates, up to the Pool 2 Monthly Excess Cashflow Percentage of any remaining Pool 1-2-3 Monthly Excess Interest, to pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A and Class 2-A4B Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts and (iii) to the Group 3 Senior Certificates, up to the Pool 3 Monthly Excess Cashflow Percentage of any remaining Pool 1-2-3 Monthly Excess Interest, to pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Class 3-A1A, Class 3-A1B, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-A5 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid pursuant to clause (5)(i)(a) and clause
                  (7) of Swap Payment Priority above;


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

            vii) To pay sequentially, in order of seniority, to the Crossed Subordinate Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid pursuant to clause (5)(i)(b) and clause (8) of Swap Payment Priority above;

            viii) To pay concurrently, to the Group 1 Senior Certificates, Group
                  2 Senior Certificates and Group 3 Senior Certificates, any remaining applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid pursuant to clause (5)(i)(a) and clause (7) of Swap Payment Priority above, and clause (vi) above;

            ix) Concurrently, on a pro-rata basis, to the Senior Certificates any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

            x) To pay sequentially, in order of seniority, to the Crossed Subordinate Certificates any Deferred Amounts;

            xi) To pay the holder of the Class X Certificates in accordance with the Trust Agreement; and

            xii)  To the Class R Certificates, any remaining amount

The "Pool 1 Monthly Excess Cashflow Percentage" for any Distribution Date shall be a fraction, the numerator of which is the amount of Pool 1 Monthly Excess Interest for such Distribution Date and the denominator of which is Pool 1-2-3 Monthly Excess Interest for such Distribution Date.

The "Pool 2 Monthly Excess Cashflow Percentage" for any Distribution Date shall be a fraction, the numerator of which is the amount of Pool 2 Monthly Excess Interest for such Distribution Date and the denominator of which is Pool 1-2-3 Monthly Excess Interest for such Distribution Date.

The "Pool 3 Monthly Excess Cashflow Percentage" for any Distribution Date shall be a fraction, the numerator of which is the amount of Pool 3 Monthly Excess Interest for such Distribution Date and the denominator of which is Pool 1-2-3 Monthly Excess Interest for such Distribution Date.

The "Pool Subordinate Amount" for any of Pool 1, Pool 2 or Pool 3 and any distribution date is the excess of the Pool Balance for such Mortgage Pool for the immediately preceding Distribution Date (or the Cut-off date in the case of the first Distribution Date) over the aggregate Class Principal Amount of the Group 1 Senior Certificates (in the case of Pool 1), the aggregate Class Principal Amount of the Group 2 Senior Certificates (in the case of Pool 2) or the aggregate Class Principal Amount of the Group 3 Senior Certificates (in the case of Pool 3) immediately prior to the related Distribution Date.

The "Pool Swap Subordinate Amount" for any of Pool 1, Pool 2 or Pool 3 and any distribution date is the product of (i) the aggregate Class Principal Amount of the Crossed Subordinate Certificates immediately prior to the related Distribution Date and (ii) a fraction, the numerator of which is the Pool Subordinate Amount for the related Mortgage Pool and the denominator of which is the sum of the Pool Subordinate Amounts for Pool 1, Pool 2 and Pool 3.

The "Group 1 Swap Percentage" is a fraction, the numerator of which is the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Pool Swap Subordinate Amount for Pool 1 and the denominator of which is the aggregate Class Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

The "Group 2 Swap Percentage" is a fraction, the numerator of which is the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Pool Swap Subordinate Amount for Pool 2 and the denominator of which is the aggregate Class Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates.

The "Group 3 Swap Percentage" is a fraction, the numerator of which is the Pool Swap Subordinate Amount for Pool 3 and the denominator of which is the aggregate Class Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates.

The "Group 1 Senior Swap Percentage" is a fraction, the numerator of which is the aggregate Class Principal Amount of the Group 1 Senior Certificates and the denominator of which is the aggregate Class Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates.

The "Group 2 Senior Swap Percentage" is a fraction, the numerator of which is the aggregate Class Principal Amount of the Group 2 Senior Certificates and the denominator of which is the aggregate Class Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificatees and the Crossed Subordinate Certificates.

The "Subordinate Swap Percentage" is a fraction, the numerator of which is the aggregate Class Principal Amount of the Crossed Subordinate Certificates and the denominator of which is the aggregate Class Principal Amount of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Crossed Subordinate Certificates.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Current Interest

"Current Interest" for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Carryforward Interest

"Carryforward Interest" for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Net Funds Cap

The "Net Funds Cap" means the Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap, the Pool 3 Net Funds Cap or the Subordinate Net Funds Cap, as the context requires.

The "Pool 1 Net Funds Cap" for each Distribution Date will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Pool 1 Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 1 as described herein and (2) 12, and the denominator of which is the pool balance for Pool 1 for the immediately preceding Distribution Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The "Pool 2 Net Funds Cap" for each Distribution Date will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Pool 2 Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 2 as described herein and (2) 12, and the denominator of which is the pool balance for Pool 2 for the immediately preceding Distribution Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The "Pool 3 Net Funds Cap" for each Distribution Date will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Pool 3 Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 3 as described herein and (2) 12, and the denominator of which is the pool balance for Pool 3 for the immediately preceding Distribution Date, and in the case of Class 3-A1A, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The "Subordinate Net Funds Cap" for any Distribution Date will be the weighted average of the Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap and the Pool 3 Net Funds Cap weighted on the basis of the Pool Subordinate Amount for each Pool, and determined by first multiplying the Pool 3 Net Funds Cap by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to that Distribution Date.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

The "Pool 1 Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in Pool 1, as of the first day of the related collection period divided by (y) 12 and (B) the aggregate pool balance of Pool 1 for the immediately preceding Distribution Date.

The "Pool 2 Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in Pool 2, as of the first day of the related collection period divided by (y) 12 and (B) the aggregate pool balance of Pool 2 for the immediately preceding Distribution Date.

The "Pool 3 Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in Pool 3, as of the first day of the related collection period divided by (y) 12 and (B) the aggregate pool balance of Pool 3 for the immediately preceding Distribution Date.

The "Net Mortgage Rate" with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the sum of the servicing fee rate and, in the case of an insured Mortgage Loan, the mortgage insurance fee rate.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Basis Risk Shortfall

"Basis Risk Shortfall": With respect to any Class of Certificates and each Distribution Date, the excess of (a) the amount of interest payable to a Class of Certificates, as calculated at the applicable interest rate, without regard to the applicable Net Funds Cap, over (b) the amount calculated at the applicable Net Funds Cap.

The "Unpaid Basis Risk Shortfall" for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the applicable Net Funds Cap), less all payments made with respect to such in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The "Available Basis Risk Amount" for any Distribution Date, will be the lesser of:

      (i)   the product of:

                        (a) the sum of (i) the product of (x) the excess, if any of (1) the weighted average of the Interest Rates on the Group 1 Senior Certificates computed without regard to the Pool 1 Net Funds Cap, weighted based on the relative class principal amounts for each class of Group 1 Senior Certificates over (2) the Pool 1 Net Funds Cap and
                              (y) the Group 1 Senior Swap Percentage, (ii) the product of (x) the excess, if any of (1) the weighted average of the Interest Rates on the Group 2 Senior Certificates computed without regard to the Pool 2 Net Funds Cap, weighted based on the relative class principal amounts for each class of Group 2 Senior Certificates over (2) the Pool 2 Net Funds Cap and (y) the Group 2 Senior Swap Percentage and (iii) the product of (x) the excess, if any of (1) the weighted average of the Interest Rates on the Crossed Subordinate Certificates computed without regard to the Subordinate Net Funds Cap, weighted based on the relative class principal amounts for each class of Crossed Subordinate Certificates, over (2) the Subordinate Net Funds Cap, and (y) the Subordinate Swap Percentage, and

                        (b) the Scheduled Notional Amount (as shown in the Interest Rate Swap Agreement table above) for such Distribution Date, and

                        (c) a fraction, the numerator of which is the actual number of days in the accrual period and the denominator of which is 360, and

      (ii) the amount on deposit in the swap account after all required distributions have been made on such Distribution Date pursuant to priorities (1) through (4) under the description above of the swap payment priority.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Trigger Events

A "Trigger Event" will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

  Distribution Date                             Loss Percentage
  -----------------                             ---------------

June 2009 to May 2010             [ ]% for the first month, plus an additional
                                  1/12th of [ ]% for each month thereafter

June 2010 to May 2011             [ ]% for the first month, plus an additional
                                  1/12th of [ ]% for each month thereafter

June 2011 to May 2012             [ ]% for the first month, plus an additional
                                  1/12th of [ ]% for each month thereafter

June 2012 and thereafter          [ ]%

The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The "Delinquency Rate" for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

"Cumulative Realized Losses" with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans in Pool 1, Pool 2 and Pool 3 from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance of the loans in Pool 1, Pool 2 and Pool 3.

The "Senior Enhancement Percentage" for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Crossed Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The Stepdown Date is the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to approximately [15.02]% (the "Targeted Senior Enhancement Percentage") or (ii) the 37th Distribution Date.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Losses

Losses that are not covered by mortgage insurance are allocated in the following order: excess spread, overcollateralization, the Crossed Subordinate Certificates in inverse order of priority, and then the Group 1 Senior Certificates, on a pro-rata basis (in the case of losses in Pool 1), the Group 2 Senior Certificates, on a pro rata basis, (in the case of losses in Pool 2) and the Group 3 Senior Certificates, on a pro rata basis, (in the case of losses in Pool 3), provided, however, that any such losses otherwise allocable to the Class 1-A1A Certificates will instead be allocated to the Class 1-A1B Certificates until the Class 1-A1B Certificates are reduced to zero and any such losses otherwise allocable to the Class 2-A4A Certificates will instead be allocable to the Class 2-A4B Certificates until the Class 2-A4B Certificates are reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an "Applied Loss Amount".

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the "Deferred Amount" for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds
(y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A "Subsequent Recovery" is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

10% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date loan principal balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class 1-A1A, Class 1-A1B, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4A, Class 2-A4B and Class 3-A1A Certificates will double, the interest rate for each of Class 3-A1B, Class 3-A2, Class 3-A3, Class 3-A4 and Class 3-A5 will increase by 0.50% and the margins for each of the Class M1, Class M2, Class M3 and Class M4 Certificates will increase to 1.50 times their initial margins.

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Crossed Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Crossed Subordinate Certificates will be senior to all other Classes of Crossed Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution until the Class M4 Certificates, the Class M3 Certificates, the Class M2 Certificates, the Class M1


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Certificates, and then the Group 1 Senior Certificates, on a pro-rata basis (in the case of losses in Pool 1), the Group 2 Senior Certificates, on a pro rata basis (in the case of losses in Pool 2) and the Group 3 Senior Certificates, on a pro rata basis (in the case of losses in Pool 3) have been reduced to zero, provided, however, that any such losses otherwise allocable to the Class 1-A1A Certificates will instead be allocated to the Class 1-A1B Certificates until the Class 1-A1B Certificates are reduced to zero and any such losses otherwise allocable to the Class 2-A4A Certificates will instead be allocable to the Class 2-A4B Certificates until the Class 2-A4B Certificates are reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount
(Overcollateralization or "OC"). Excess interest will be used to create and maintain the OC Target.

The "OC Target" with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [0.35%] of the aggregate Pool Balance of Pool 1, Pool 2 and Pool 3 as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [0.35%] of the aggregate Pool Balance of Pool 1, Pool 2 and Pool 3 as of the Cut-off Date and (b) the product of [0.70%] of the aggregate Pool Balance of Pool 1, Pool 2 and Pool 3 as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The "OC Floor" is an amount equal to [0.35%] of the aggregate Cut-off Date collateral balance for Pool 1, Pool 2 and Pool 3.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                                    Contacts
--------------------------------------------------------------------------------

MBS Trading and Structuring    Rich McKinney                (212) 526-8320
                               Khalil Kanaan                (212) 526-8320
                               Sandeep Bharatwaj            (212) 526-8320
                               Jeffrey Winkler              (212) 526-8320

MBS Banking                    Joe Kelly                    (212) 526-4274
                               Maxine Wolfowitz             (212) 526-2751
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

-------------------------------------------------------------------------------------------------------------------------------
                                                LXS 2006-8 Collateral Summary for Pool 1*
-------------------------------------------------------------------------------------------------------------------------------
Total Number of Loans                                    1,758         Occupancy Status

Total Outstanding Loan Balance                    $348,595,855         Primary Home                         72.50% +/- 10.00%

Average Loan Principal Balance                        $198,291         Investment                           22.92% +/- 10.00%

Percentage of Loans with Prepayment
Penalties                                    40.24 % +/- 5.00%         Second Home                          4.57% +/- 10.00%

Weighted Average Coupon                     7.201 % +/- 0.250%

Weighted Average Margin**                                4.039

Weighted Average Original Term (mo.)                 359 +/- 5         Geographic Distribution

Weighted Average Remaining Term (mo.)                358 +/- 5         (Other states account individually
                                                                       for less than 5% of the Cut-off
Weighted Average Loan Age (mo.)                        2 +/- 5         Date principal balance.)


Weighted Average Original LTV                 78.06% +/- 5.00%         CA                                   15.47% +/- 10.00%

Original LTV > 80 and no MI (whole pool)       0.41% +/- 0.50%         FL                                   12.69% +/- 10.00%

Non-Zero Weighted Average FICO                      690 +/- 15         AZ                                   8.94% +/- 10.00%

                                                                       TX                                   7.19% +/- 10.00%

Prepayment Penalty (years)                                             NV                                   6.63% +/- 10.00%

None                                         59.76% +/- 10.00%

0.001 - 1.000                                  2.45% +/- 5.00%

1.001 - 2.000                                  5.15% +/- 5.00%         Lien Position

2.001 - 3.000                                32.59% +/- 10.00%         First                                        100.00%

4.001 - 5.000                                  0.06% +/- 5.00%
-------------------------------------------------------------------------------------------------------------------------------

      * The Mortgage Loan data shown herein have a cut-off date of May 1, 2006. Mortgage Loans may be removed from the mortgage pool and it is anticipated that Mortgage Loans will be added to the final mortgage pool which may increase its collateral principal balance by as much as 20% of the mortgage pool shown above.

      ** For the Adjustable Rate Mortgage Loans


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                      Collateral Characteristics for Pool 1
--------------------------------------------------------------------------------

 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Scheduled Principal Balances
--------------------------------------------------------------------------------
                                                                      % of Pool
                                   Mortgage      Principal            Principal
        ($)                          Loans       Balance ($)           Balance
--------------------------------------------------------------------------------
0.01 - 50,000.00                       43       $1,811,925.57           0.52%
50,000.01 - 100,000.00                243       18,587,037.90           5.33
100,000.01 - 150,000.00               369       45,993,310.84          13.19
150,000.01 - 200,000.00               345       60,710,475.25          17.42
200,000.01 - 250,000.00               275       62,067,044.70          17.80
250,000.01 - 300,000.00               192       52,618,804.60          15.09
300,000.01 - 350,000.00               131       42,356,469.84          12.15
350,000.01 - 400,000.00               100       37,794,056.66          10.84
400,000.01 - 450,000.00                46       19,138,437.66           5.49
450,000.01 - 500,000.00                 5        2,431,653.15           0.70
500,000.01 - 550,000.00                 5        2,634,588.97           0.76
550,000.01 - 600,000.00                 2        1,172,800.00           0.34
600,000.01 - 650,000.00                 2        1,279,250.00           0.37
--------------------------------------------------------------------------------
Total:                              1,758     $348,595,855.14         100.00%
--------------------------------------------------------------------------------

Minimum: $31,455
Maximum: $648,750
Average: $198,291


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Mortgage Rates
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
3.501 - 4.000                         1          $166,800.00             0.05%
4.001 - 4.500                         5         1,408,101.53             0.40
4.501 - 5.000                        16         3,856,741.65             1.11
5.001 - 5.500                        16         4,083,275.57             1.17
5.501 - 6.000                        31         7,180,024.18             2.06
6.001 - 6.500                       181        42,507,836.81            12.19
6.501 - 7.000                       543       116,805,474.67            33.51
7.001 - 7.500                       391        74,789,697.83            21.45
7.501 - 8.000                       289        50,296,285.94            14.43
8.001 - 8.500                       121        19,638,262.75             5.63
8.501 - 9.000                       112        20,075,235.79             5.76
9.001 - 9.500                        49         7,234,532.55             2.08
9.501 - 10.000                        3           553,585.87             0.16
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

Minimum:          4.000%
Maximum:          9.750%
Weighted Average: 7.201%


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Original Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
(Months)                           Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
171 - 180                             5        $1,156,847.91             0.33%
301 - 360                         1,753       347,439,007.23            99.67
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

Minimum:          180
Maximum:          360
Weighted Average: 359

--------------------------------------------------------------------------------
                       Remaining Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
(Months)                           Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
174 - 180                             5        $1,156,847.91             0.33%
241 - 360                         1,753       347,439,007.23            99.67
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

Minimum:          174
Maximum:          360
Weighted Average: 358


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Original Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
20.001 - 30.000                       5          $652,929.46             0.19%
30.001 - 40.000                       1            89,499.28             0.03
40.001 - 50.000                       9         1,515,129.50             0.43
50.001 - 60.000                      30         6,122,832.19             1.76
60.001 - 70.000                     158        32,325,089.52             9.27
70.001 - 80.000                   1,499       299,092,592.13            85.80
80.001 - 90.000                      45         6,730,479.38             1.93
90.001 - 100.000                     11         2,067,303.68             0.59
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

Minimum:            22.220%
Maximum:           100.000%
Weighted Average:   78.057%


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   FICO Score
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
                                   Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
N/A                                   1          $187,200.00             0.05%
541 - 560                             1           342,400.00             0.10
601 - 620                            11         2,419,128.73             0.69
621 - 640                           215        44,794,793.68            12.85
641 - 660                           293        61,242,117.94            17.57
661 - 680                           290        56,755,188.69            16.28
681 - 700                           274        55,908,717.67            16.04
701 - 720                           218        40,820,050.56            11.71
721 - 740                           145        26,807,320.98             7.69
741 - 760                           128        24,434,684.22             7.01
761 - 780                           112        21,093,915.17             6.05
781 - 800                            50        10,884,591.64             3.12
801 - 820                            20         2,905,745.86             0.83
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------
Non-Zero Minimum:                       548
Maximum:                                819
Non-Zero Weighted Average:              690


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Loan Purpose
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
                                   Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
Purchase                          1,323      $259,970,033.45            74.58%
Cash Out Refinance                  309        64,089,533.99            18.39
Rate/Term Refinance                 126        24,536,287.70             7.04

Total:                            1,758      $348,595,855.14           100.00%

--------------------------------------------------------------------------------
                                  Property Type
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
                                   Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
Single Family                       977      $183,405,891.84            52.61%
Planned Unit Development            439        96,202,973.77            27.60
Two-to-Four Family                  184        42,067,945.98            12.07
Condominium                         155        26,314,459.77             7.55
Townhouse                             2           393,146.78             0.11
Modular Home                          1           211,437.00             0.06
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 States - Top 10

--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
                                   Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
CA                                  175       $53,931,214.69            15.47%
FL                                  226        44,246,607.46            12.69
AZ                                  148        31,172,923.42             8.94
TX                                  186        25,070,744.96             7.19
NV                                   94        23,106,112.37             6.63
CO                                   83        16,536,130.07             4.74
VA                                   56        13,636,940.74             3.91
WA                                   56        11,621,542.19             3.33
NY                                   29         9,250,760.32             2.65
MD                                   42         9,192,791.20             2.64
Other                               663       110,830,087.72            31.79
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Interest Only Loan Term
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
(Months)                           Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
None                                615      $100,081,342.86            28.71%
36                                    3           812,136.00              0.23
60                                  614       133,387,875.03             38.26
120                                 524       113,829,501.25             32.65
180                                   2           485,000.00              0.14
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Balloon Loan Flag
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
                                   Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
Fully Amortizing                  1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Prepayment Penalty Term in Years
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
(Years)                            Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
None                              1,027      $208,314,551.83            59.76%
0.333                                 4         1,345,400.00             0.39
0.417                                14         2,819,229.19             0.81
0.500                                 8         1,923,609.89             0.55
1.000                                11         2,466,003.95             0.71
2.000                                89        17,936,492.59             5.15
3.000                               603       113,594,967.70            32.59
5.000                                 2           195,599.99             0.06
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Documentation Type
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
                                   Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
Stated                              916      $188,189,120.08            53.98%
Full                                452        78,818,889.20            22.61
No Documentation                    234        45,448,275.63            13.04
No Ratio                            155        36,034,570.27            10.34
Limited                               1           104,999.96             0.03
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Seasoning
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
(Months)                           Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
<= 0                                561      $111,287,353.10            31.92%
1 - 12                            1,190       235,751,308.67            67.63
13 - 24                               6         1,188,830.77             0.34
25 - 36                               1           368,362.60             0.11
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Product Type
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
                                   Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
2/28 ARM (Libor)                    178       $34,282,188.65             9.83%
3/27 ARM (Libor)                    598       123,550,092.52            35.44
5/25 ARM (Libor)                    193        39,652,144.57            11.37
1/29 ARM (Libor)                      3           427,832.28             0.12
3 Month ARM (Libor)                   3           917,973.45             0.26
6 Month ARM (Libor)                   7         1,619,964.18             0.46
1 Year ARM (CMT)                     40         9,787,492.31             2.81
2/1 ARM (Libor)                       1           218,275.87             0.06
Fixed Rate                          556       102,720,179.94            29.47
5/1 ARM (Libor)                      80        13,955,231.86             4.00
3/1 ARM (Libor)                      35         7,673,323.34             2.20
1 Year ARM (Libor)                   64        13,791,156.17             3.96
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Index
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
                                   Loans         Balance ($)           Balance
--------------------------------------------------------------------------------

Fixed Rate                          556      $102,720,179.94            29.47%
1 Month Libor                         3           917,973.45             0.26
1 Year CMT (Weekly)                  40         9,787,492.31             2.81
1 Year Libor (WSJ/1 Mo Lead)        180        35,637,987.24            10.22
6 Month Libor (1st Business Day)    979       199,532,222.20            57.24
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Originator
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
                                   Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
AURORA LOAN SERVICES LLC          1,448      $286,474,351.79            82.18%
AMERICAN HOME                        74        16,354,648.21             4.69
WELLS FARGO                          58        12,596,982.35             3.61
OHIO SAVINGS BANK                    67        12,202,320.91             3.50
OPTION ONE                           34         6,924,562.91             1.99
HOME LOAN CORP                       30         5,047,036.77             1.45
BAY CAPITAL                          20         4,111,873.03             1.18
INDYMAC                               4           902,847.91             0.26
OAK STREET                            5           841,219.34             0.24
BANK OF AMERICA                       3           805,507.55             0.23
Other                                15         2,334,504.37             0.67
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Gross Margin
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
N/A                                 556      $102,720,179.94            29.47%
1.501 - 2.000                         1           375,988.04             0.11
2.001 - 2.500                       220        41,900,425.12            12.02
2.501 - 3.000                       251        53,014,109.73            15.21
3.001 - 3.500                         4           816,626.65             0.23
3.501 - 4.000                         1           155,760.00             0.04
4.001 - 4.500                         3           829,990.00             0.24
4.501 - 5.000                       713       147,064,701.66            42.19
5.001 - 5.500                         4           929,113.22             0.27
5.501 - 6.000                         1           168,750.00             0.05
6.001 - 6.500                         2           452,932.28             0.13
6.501 - 7.000                         1           104,999.96             0.03
7.001 - 7.500                         1            62,278.54             0.02
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

Non-Zero Min:(1) 2.000 %
Max:(1) 7.250 %
Non-Zero Weighted Avg:(1) 4.039%
--------------------------------------------------------------------------------
(1)   For the Adjustable Rate Mortgage Loans.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Initial Periodic Rate Cap
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
N/A                                 560      $103,900,007.39            29.81%
1.000                                 7         1,664,510.18             0.48
2.000                               855       178,961,994.50            51.34
3.000                                78        14,459,055.20             4.15
5.000                                94        17,260,367.43             4.95
6.000                               164        32,349,920.44             9.28
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

Non-Zero Min:(1) 1.000%
Max:(1) 6.000%
Non-Zero Weighted Avg:(1) 2.793%
--------------------------------------------------------------------------------
(1) For the Adjustable Rate Mortgage Loans that have Initial Periodic Rate Caps. Approximately 0.48% of the Adjustable Rate Mortgage Loans in Pool 1 do not have Initial Periodic Rate Caps.

--------------------------------------------------------------------------------
                             Subsequent Periodic Cap
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
N/A                                 560      $103,900,007.39            29.81%
1.000                               101        19,351,106.81             5.55
1.500                                 1           172,000.00             0.05
2.000                             1,096       225,172,740.94            64.59
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

Non-Zero Min:(1) 1.000%
Max:(1) 2.000%
Non-Zero Weighted Avg:(1) 1.921%
--------------------------------------------------------------------------------
(1) For the Adjustable Rate Mortgage Loans that have Periodic Rate Caps. Approximately 0.48% of the Adjustable Rate Mortgage Loans in Pool 1 do not have Periodic Rate Caps.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Maximum Rate
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
N/A                                 556      $102,720,179.94            29.47%
9.001 - 9.500                         1           348,001.53             0.10
9.501 - 10.000                        2           535,162.60             0.15
10.001 - 10.500                       5         1,408,101.53             0.40
10.501 - 11.000                      19         4,510,331.62             1.29
11.001 - 11.500                      16         3,898,507.65             1.12
11.501 - 12.000                      57        12,753,201.33             3.66
12.001 - 12.500                     159        34,998,394.27            10.04
12.501 - 13.000                     344        75,673,287.80            21.71
13.001 - 13.500                     224        42,883,384.41            12.30
13.501 - 14.000                     180        33,847,907.65             9.71
14.001 - 14.500                      82        14,577,057.97             4.18
14.501 - 15.000                      84        15,570,445.95             4.47
15.001 - 15.500                      27         4,580,159.02             1.31
15.501 - 16.000                       2           291,731.87             0.08
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

Non-Zero Min:(1) 9.375%
Max:(1) 15.750%
Non-Zero Weighted Avg:(1) 13.111%
--------------------------------------------------------------------------------
(1)   For the Adjustable Rate Mortgage Loans


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Floor
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
N/A                                 556      $102,720,179.94            29.47%
1.501 - 2.000                         1           375,988.04             0.11
2.001 - 2.500                       172        34,387,336.27             9.86
2.501 - 3.000                       111        21,766,686.17             6.24
3.001 - 3.500                        18         3,656,981.12             1.05
3.501 - 4.000                         9         2,196,898.17             0.63
4.001 - 4.500                         1           210,000.00             0.06
4.501 - 5.000                         6         1,615,231.58             0.46
5.001 - 5.500                         1           175,963.22             0.05
5.501 - 6.000                         9         2,155,449.46             0.62
6.001 - 6.500                        98        22,337,321.64             6.41
6.501 - 7.000                       246        56,857,507.17            16.31
7.001 - 7.500                       173        33,991,792.76             9.75
7.501 - 8.000                       167        31,720,266.82             9.10
8.001 - 8.500                        80        14,325,194.44             4.11
8.501 - 9.000                        82        15,293,445.99             4.39
9.001 - 9.500                        26         4,517,880.48             1.30
9.501 - 10.000                        2           291,731.87             0.08
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------

Non-Zero Min:(1) 2.000%
Max:(1) 9.750%
Non-Zero Weighted Avg:(1) 6.136%
--------------------------------------------------------------------------------
(1)   For the Adjustable Rate Mortgage Loans


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 1 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------
                            Next Rate Adjustment Date
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
N/A                                 556      $102,720,179.94            29.47%
2006-06                               5         1,378,823.05             0.40
2006-07                               6         1,330,700.09             0.38
2006-08                               3           807,150.00             0.23
2006-09                              11         3,221,085.69             0.92
2006-10                               5           962,664.00             0.28
2006-11                               1           358,134.44             0.10
2006-12                               8         1,895,606.62             0.54
2007-01                               7         1,256,380.66             0.36
2007-02                               3           572,862.52             0.16
2007-03                              51        11,316,391.05             3.25
2007-04                              16         3,272,620.27             0.94
2007-05                               1           172,000.00             0.05
2007-08                               2           322,227.78             0.09
2007-09                               8           893,554.15             0.26
2007-10                              13         1,848,793.70             0.53
2007-11                               8         1,222,638.53             0.35
2007-12                               8         1,424,409.68             0.41
2008-01                               2           647,990.00             0.19
2008-02                               6         1,180,559.72             0.34
2008-03                               6         1,471,221.38             0.42
2008-04                              80        15,445,779.93             4.43
2008-05                              50        10,845,498.00             3.11
2008-06                               4           647,740.71             0.19
2008-07                               3           342,854.71             0.10
2008-08                               7         1,101,460.92             0.32
2008-09                               7         1,336,502.13             0.38
2008-10                               8         1,281,236.84             0.37
2008-11                               8           936,409.71             0.27
2008-12                              15         3,663,487.93             1.05
2009-01                              34         6,676,910.55             1.92
2009-02                              32         5,105,089.09             1.46
2009-03                              20         4,611,729.76             1.32
2009-04                             166        36,864,398.06            10.58
2009-05                             325        67,853,387.10            19.46
2010-01                               1           143,961.00             0.04
2010-04                               1           254,272.82             0.07
2010-07                               1            65,502.08             0.02
2010-08                               8         1,419,203.44             0.41
2010-09                               7         1,342,557.25             0.39
2010-10                              13         2,668,997.65             0.77
2010-11                              11         2,384,131.85             0.68
2010-12                              47         9,627,888.36             2.76
2011-01                              36         6,528,414.68             1.87
2011-02                              48        10,146,149.66             2.91
2011-03                              46         8,039,094.99             2.31
2011-04                              54        10,987,202.65             3.15
--------------------------------------------------------------------------------
Total:                            1,758      $348,595,855.14           100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

---------------------------------------------------------------------------------------------------------------------------------
                                                LXS 2006-7 Collateral Summary for Pool 2*
---------------------------------------------------------------------------------------------------------------------------------
Total Number of Loans                                      682         Occupancy Status

Total Outstanding Loan Balance                    $414,484,666         Primary Home                         82.26% +/- 10.00%

Average Loan Principal Balance                        $607,748         Investment                           10.74% +/- 10.00%

Percentage of Loans with Prepayment
Penalties                                    25.04 % +/- 5.00%         Second Home                           6.99% +/- 10.00%

Weighted Average Coupon                     7.002 % +/- 0.250%

Weighted Average Margin**                                2.984

Weighted Average Original Term (mo.)                 358 +/- 5         Geographic Distribution

Weighted Average Remaining Term (mo.)                356 +/- 5         (Other states account individually
                                                                       for less than 5% of the Cut-off
Weighted Average Loan Age (mo.)                        2 +/- 5         Date principal balance.)

Weighted Average Original LTV                 72.45% +/- 5.00%         CA                                   41.91% +/- 10.00%

Original LTV > 80 and no MI (whole pool)       0.12% +/- 0.50%         FL                                   10.70% +/- 10.00%

Non-Zero Weighted Average FICO                      709 +/- 15         AZ                                    7.48% +/- 10.00%

Prepayment Penalty (years)

None                                         74.96% +/- 10.00%

0.001 - 1.000                                  3.53% +/- 5.00%

1.001 - 2.000                                  0.67% +/- 5.00%         Lien Position

2.001 - 3.000                                20.46% +/- 10.00%         First                                          100.00%

4.001 - 5.000                                 0.38% +/- 10.00%
---------------------------------------------------------------------------------------------------------------------------------

      * The Mortgage Loan data shown herein have a cut-off date of May 1, 2006. Mortgage Loans may be removed from the mortgage pool and it is anticipated that Mortgage Loans will be added to the final mortgage pool which may increase its collateral principal balance by as much as 20% of the mortgage pool shown above.

      ** For the Adjustable Rate Mortgage Loans


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                      Collateral Characteristics for Pool 2
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Scheduled Principal Balances
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
50,000.01 - 100,000.00                1           $57,630.79             0.01%
150,000.01 - 200,000.00               2           367,496.00             0.09
200,000.01 - 250,000.00               1           225,920.00             0.05
250,000.01 - 300,000.00               1           283,200.00             0.07
300,000.01 - 350,000.00               2           672,191.75             0.16
350,000.01 - 400,000.00               2           795,693.38             0.19
400,000.01 - 450,000.00              95        41,102,441.95             9.92
450,000.01 - 500,000.00             162        77,250,288.30            18.64
500,000.01 - 550,000.00              87        45,444,343.12            10.96
550,000.01 - 600,000.00              87        50,137,324.12            12.10
600,000.01 - 650,000.00              86        54,558,369.69            13.16
650,000.01 - 700,000.00              20        13,611,200.15             3.28
700,000.01 - 750,000.00              26        19,011,915.33             4.59
750,000.01 - 800,000.00              15        11,643,288.68             2.81
800,000.01 - 850,000.00              23        18,955,717.11             4.57
850,000.01 - 900,000.00               6         5,264,350.10             1.27
900,000.01 - 950,000.00              13        12,035,891.60             2.90
950,000.01 - 1,000,000.00            30        29,674,476.74             7.16
1,000,000.01 - 1,250,000.00           7         7,892,593.14             1.90
1,250,000.01 - 1,500,000.00          11        15,646,653.59             3.77
1,500,000.01 - 1,750,000.00           1         1,697,500.00             0.41
1,750,000.01 - 2,000,000.00           3         5,567,500.00             1.34
2,500,000.01 - 2,750,000.00           1         2,588,680.63             0.62
--------------------------------------------------------------------------------
Total:                              682      $414,484,666.17           100.00%
--------------------------------------------------------------------------------

Minimum: $57,631
Maximum: $2,588,681
Average: $607,749


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Mortgage Rates
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
3.501 - 4.000                         3        $1,858,551.21             0.45%
4.001 - 4.500                         4         2,504,883.33             0.60
4.501 - 5.000                        25        16,343,021.60             3.94
5.001 - 5.500                        30        16,585,038.88             4.00
5.501 - 6.000                        19        12,415,103.95             3.00
6.001 - 6.500                        31        16,801,467.53             4.05
6.501 - 7.000                       284       175,001,927.38            42.22
7.001 - 7.500                       136        80,660,176.02            19.46
7.501 - 8.000                        75        46,685,184.70            11.26
8.001 - 8.500                        34        20,068,864.41             4.84
8.501 - 9.000                        35        20,664,047.16             4.99
9.001 - 9.500                         6         4,896,400.00             1.18
--------------------------------------------------------------------------------
Total:                              682      $414,484,666.17           100.00%
--------------------------------------------------------------------------------

Minimum:          3.875%
Maximum:          9.500%
Weighted Average: 7.002%


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Original Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
(Months)                           Loans         Balance ($)           Balance
--------------------------------------------------------------------------------

171 - 180                             5        $3,707,977.68             0.89%
181 - 240                             1           520,000.00             0.13
301 - 360                           676       410,256,688.49            98.98
--------------------------------------------------------------------------------
Total:                              682      $414,484,666.17           100.00%
--------------------------------------------------------------------------------

Minimum:          180
Maximum:          360
Weighted Average: 358

--------------------------------------------------------------------------------
                       Remaining Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                     % of Pool
                                 Mortgage        Principal            Principal
(Months)                           Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
176 - 180                             5        $3,707,977.68             0.89%
181 - 240                             1           520,000.00             0.13
241 - 360                           676       410,256,688.49            98.98
--------------------------------------------------------------------------------
Total:                              682      $414,484,666.17           100.00%
--------------------------------------------------------------------------------

Minimum:          176
Maximum:          360
Weighted Average: 356


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Original Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
20.001 - 30.000                       2        $1,093,551.45             0.26%
30.001 - 40.000                       4         2,890,000.00             0.70
40.001 - 50.000                      24        16,589,212.96             4.00
50.001 - 60.000                      40        30,435,362.01             7.34
60.001 - 70.000                     153       108,425,454.97            26.16
70.001 - 80.000                     453       252,220,034.69            60.85
80.001 - 90.000                       5         2,378,181.75             0.57
90.001 - 100.000                      1           452,868.34             0.11
--------------------------------------------------------------------------------
Total:                              682      $414,484,666.17           100.00%
--------------------------------------------------------------------------------

Minimum:          25.000%
Maximum:          94.830%
Weighted Average: 72.449%


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   FICO Score
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
        ($)                        Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
601 - 620                             6        $3,169,500.00             0.76%
621 - 640                            39        23,129,468.60             5.58
641 - 660                            65        39,114,611.87             9.44
661 - 680                           100        58,513,517.58            14.12
681 - 700                           120        73,844,568.96            17.82
701 - 720                            86        52,086,581.11            12.57
721 - 740                            65        40,515,767.22             9.77
741 - 760                            79        47,367,345.11            11.43
761 - 780                            71        45,483,446.62            10.97
781 - 800                            40        25,351,473.69             6.12
801 - 820                            11         5,908,385.41             1.43
--------------------------------------------------------------------------------
Total:                              682      $414,484,666.17           100.00%
--------------------------------------------------------------------------------

Minimum:          610
Maximum:          813
Weighted Average: 709


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Loan Purpose
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
                                   Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
Purchase                            425      $241,568,267.86            58.28%
Cash Out Refinance                  194       130,341,619.98            31.45
Rate/Term Refinance                  63        42,574,778.33            10.27
--------------------------------------------------------------------------------
Total:                              682      $414,484,666.17           100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Property Type
--------------------------------------------------------------------------------
                                                                      % of Pool
                                 Mortgage        Principal            Principal
                                   Loans         Balance ($)           Balance
--------------------------------------------------------------------------------
Single Family                       421      $256,735,970.74            61.94%
Planned Unit Development            205       119,190,284.23            28.76
Condominium                          41        26,751,560.90             6.45
Two-to-Four Family                   15        11,806,850.30             2.85
--------------------------------------------------------------------------------
Total:                              682      $414,484,666.17           100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                States - Top 10
--------------------------------------------------------------------------------
                            Mortgage                               % of Pool
                             Loans      Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
CA                            291          $173,724,796.38          41.91%
FL                             78            44,337,976.09          10.70
AZ                             55            30,988,313.81           7.48
VA                             35            19,856,221.95           4.79
CO                             24            14,610,857.21           3.53
NV                             23            14,433,239.35           3.48
NC                             14            10,979,264.71           2.65
MD                             15             9,830,582.28           2.37
NJ                             12             9,351,407.71           2.26
TX                             16             9,238,293.34           2.23
Other                         119            77,133,713.34          18.61
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Interest Only Loan Term
--------------------------------------------------------------------------------
                            Mortgage                              % of Pool
(Months)                     Loans      Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
None                          150          $ 96,143,615.28          23.20%
60                             77            44,922,995.62          10.84
120                           452           271,756,809.17          65.56
180                             3             1,661,246.10           0.40
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Balloon Loan Flag
--------------------------------------------------------------------------------
                            Mortgage                               % of Pool
                             Loans      Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
Fully Amortizing              682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Prepayment Penalty Term in Years
--------------------------------------------------------------------------------
(Years)                     Mortgage                              % of Pool
                             Loans      Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
None                          500          $310,696,166.12          74.96%
0.333                          11             5,838,981.95           1.41
0.417                           2               996,000.00           0.24
0.500                           7             3,887,518.58           0.94
1.000                           7             3,914,335.29           0.94
2.000                           5             2,790,245.00           0.67
3.000                         148            84,796,919.23          20.46
5.000                           2             1,564,500.00           0.38
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Documentation Type
--------------------------------------------------------------------------------
                            Mortgage                               % of Pool
                             Loans      Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
Stated                        391          $238,115,374.47          57.45%
Full                          106            67,375,252.61          16.26
No Documentation              103            58,568,411.07          14.13
No Ratio                       82            50,425,628.02          12.17
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Seasoning
--------------------------------------------------------------------------------
(Months)                    Mortgage                               % of Pool
                             Loans      Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
<= 0                          209          $125,868,209.00          30.37%
1 - 12                        463           283,409,502.25          68.38
13 - 24                         9             4,811,132.98           1.16
25 - 36                         1               395,821.94           0.10
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Product Type
--------------------------------------------------------------------------------
                            Mortgage                               % of Pool
                             Loans      Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
2/28 ARM (Libor)               15          $  8,888,255.96           2.14%
3/27 ARM (Libor)               72            42,358,002.32          10.22
5/25 ARM (Libor)              275           156,826,320.48          37.84
3 Month ARM (Libor)             2             1,698,837.95           0.41
6 Month ARM (Libor)            12             7,795,308.22           1.88
1 Year ARM (CMT)               70            43,515,102.10          10.50
Fixed Rate                    191           122,067,423.92          29.45
5/1 ARM (Libor)                 9             6,154,059.15           1.48
3/1 ARM (Libor)                 6             3,928,216.23           0.95
1 Year ARM (Libor)             30            21,253,139.84           5.13
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Index
--------------------------------------------------------------------------------
                            Mortgage                               % of Pool
                             Loans      Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
Fixed Rate                    191          $122,067,423.92          29.45%
1 Month Libor                   2             1,698,837.95           0.41
1 Year CMT (Weekly)            70            43,515,102.10          10.50
1 Year Libor (WSJ/1
  Mo Lead)                     45            31,335,415.22           7.56
6 Month Libor (1st
  Business Day)               374           215,867,886.98          52.08
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Originator
--------------------------------------------------------------------------------
                            Mortgage                               % of Pool
                             Loans      Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
AURORA LOAN SERVICES LLC      546          $327,894,195.28          79.11%
WELLS FARGO                    80            48,787,539.40          11.77
AMERICAN HOME                  35            26,031,043.63           6.28
BANK OF AMERICA                 6             3,103,017.30           0.75
OHIO SAVINGS BANK               5             2,888,216.23           0.70
GREENPOINT                      3             2,146,248.52           0.52
PINNACLE                        4             2,104,000.00           0.51
INDYMAC                         2             1,105,977.68           0.27
PINNACLE DIRECT                 1               424,428.13           0.10
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Gross Margin
--------------------------------------------------------------------------------
                           Mortgage                                % of Pool
(%)                         Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
N/A                           191          $122,067,423.92          29.45%
2.001 - 2.500                 137            83,317,566.78          20.10
2.501 - 3.000                 266           157,090,360.14          37.90
3.001 - 3.500                   7             4,107,130.50           0.99
4.001 - 4.500                   1               557,837.95           0.13
4.501 - 5.000                  80            47,344,346.88          11.42
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------
Non-Zero Min:(1) 2.250%
Max:(1) 5.000%
Non-Zero Weighted Avg:(1) 2.984%
--------------------------------------------------------------------------------
(1) For the Adjustable Rate Mortgage Loans.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Initial Periodic Rate Cap
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
 (%)                        Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
N/A                           193          $123,766,261.87          29.86%
1.000                          12             7,795,308.22           1.88
2.000                         186           116,040,805.05          28.00
3.000                           1               585,000.00           0.14
5.000                          14             9,037,334.15           2.18
6.000                         276           157,259,956.88          37.94
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------
Non-Zero Min:(1) 1.000%
Max:(1) 6.000%
Non-Zero Weighted Avg:(1) 4.232%
--------------------------------------------------------------------------------
(1) For the Adjustable Rate Mortgage Loans that have Initial Periodic Rate Caps. Approximately 0.58% of the Adjustable Rate Mortgage Loans in Pool 2 do not have Initial Periodic Rate Caps.

--------------------------------------------------------------------------------
                             Subsequent Periodic Cap
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
 (%)                        Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
N/A                           193          $123,766,261.87          29.86%
1.000                          18            11,263,583.22           2.72
2.000                         471           279,454,821.08          67.42
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------
Non-Zero Min:(1) 1.000%
Max:(1) 2.000%
Non-Zero Weighted Avg:(1) 1.961%
--------------------------------------------------------------------------------
(1) For the Adjustable Rate Mortgage Loans that have Periodic Rate Caps. Approximately 0.58% of the Adjustable Rate Mortgage Loans in Pool 2 do not have Periodic Rate Caps.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Maximum Rate
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
 (%)                        Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
N/A                           191          $122,067,423.92          29.45%
9.001 - 9.500                   1                57,630.79           0.01
9.501 - 10.000                  7             3,751,671.31           0.91
10.001 - 10.500                 8             4,443,257.12           1.07
10.501 - 11.000                24            15,829,533.56           3.82
11.001 - 11.500                24            14,603,974.80           3.52
11.501 - 12.000                31            21,482,780.20           5.18
12.001 - 12.500                15             8,191,069.41           1.98
12.501 - 13.000               125            71,865,417.29          17.34
13.001 - 13.500               121            69,432,107.54          16.75
13.501 - 14.000                64            39,137,757.00           9.44
14.001 - 14.500                32            19,095,996.07           4.61
14.501 - 15.000                34            20,108,047.16           4.85
15.001 - 15.500                 5             4,418,000.00           1.07
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------
Non-Zero Min:(1) 9.500%
Max:(1) 15.375%
Non-Zero Weighted Avg:(1) 13.005%
--------------------------------------------------------------------------------
(1)   For the Adjustable Rate Mortgage Loans


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Floor
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
 (%)                        Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
N/A                           191          $122,067,423.92          29.45%
2.001 - 2.500                 133            80,880,276.78          19.51
2.501 - 3.000                  53            32,125,289.54           7.75
3.001 - 3.500                  27            15,819,568.86           3.82
3.501 - 4.000                  10             7,720,570.96           1.86
4.001 - 4.500                   1               557,837.95           0.13
5.501 - 6.000                   1               429,600.00           0.10
6.001 - 6.500                   8             3,984,579.42           0.96
6.501 - 7.000                  59            32,544,251.19           7.85
7.001 - 7.500                  76            43,535,067.32          10.50
7.501 - 8.000                  52            31,198,157.00           7.53
8.001 - 8.500                  32            19,095,996.07           4.61
8.501 - 9.000                  34            20,108,047.16           4.85
9.001 - 9.500                   5             4,418,000.00           1.07
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------
Non-Zero Min:(1) 2.250%
Max:(1) 9.375%
Non-Zero Weighted Avg:(1) 5.296%
--------------------------------------------------------------------------------
(1)   For the Adjustable Rate Mortgage Loans


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 2 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Next Rate Adjustment Date
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
                            Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
N/A                           191          $122,067,423.92          29.45%
2006-06                         4             2,481,940.61           0.60
2006-07                         9             5,869,407.49           1.42
2006-08                         8             5,505,756.11           1.33
2006-09                         3             1,458,890.00           0.35
2006-10                         9             5,131,134.84           1.24
2006-11                         7             3,830,292.43           0.92
2006-12                         8             4,482,093.37           1.08
2007-01                        11             6,973,384.39           1.68
2007-02                         9             6,406,872.99           1.55
2007-03                        36            26,330,101.82           6.35
2007-04                         8             4,797,535.42           1.16
2007-05                         2               994,978.64           0.24
2008-03                         1               530,000.00           0.13
2008-04                         4             2,387,325.96           0.58
2008-05                        10             5,970,930.00           1.44
2008-07                         1               453,600.00           0.11
2008-10                         1               556,563.77           0.13
2008-11                         1               616,775.00           0.15
2008-12                         1               526,341.23           0.13
2009-01                         3             1,404,499.40           0.34
2009-02                         2             1,411,512.00           0.34
2009-03                         1               600,000.00           0.14
2009-04                        21            12,727,657.15           3.07
2009-05                        47            27,989,270.00           6.75
2010-09                         1               621,600.00           0.15
2010-10                         3             1,519,463.25           0.37
2010-11                         1               479,216.65           0.12
2011-01                         4             2,871,356.71           0.69
2011-02                        11             8,365,839.99           2.02
2011-03                        15             8,339,340.86           2.01
2011-04                       141            77,513,753.17          18.70
2011-05                       108            63,269,809.00          15.26
--------------------------------------------------------------------------------
Total:                        682          $414,484,666.17         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                    LXS 2006-7 Collateral Summary for Pool 3*
--------------------------------------------------------------------------------

Total Number of Loans                                     1,465      Occupancy Status

Total Outstanding Loan Balance                     $304,659,931      Primary Home                           68.12% +/- 10.00%

Average Loan Principal Balance                         $207,958      Investment                             28.61% +/- 10.00%

Percentage of Loans with Prepayment Penalties   29.70% +/- 5.00%     Second Home                            3.27% +/- 10.00%

Weighted Average Coupon                        7.434% +/- 0.250%

Weighted Average Original Term (mo.)                  356 +/- 5

Weighted Average Remaining Term (mo.)                 355 +/- 5      Geographic Distribution
                                                                     (Other states account individually
Weighted Average Loan Age (mo.)                         2 +/- 5      for less than 5% of the Cut-off Date
                                                                     principal balance.)
Weighted Average Original LTV                   76.86% +/- 5.00%

Original LTV > 80 and no MI (whole pool)         0.60% +/- 0.50%     CA                                     16.09% +/- 10.00%

Non-Zero Weighted Average FICO                       684 +/- 15      TX                                     9.38% +/- 10.00%

                                                                     FL                                     8.54% +/- 10.00%

                                                                     NY                                     5.40% +/- 10.00%

Prepayment Penalty (years)                                           AZ                                     5.28% +/- 10.00%

None                                           70.30% +/- 10.00%

0.001 - 1.000                                    3.04% +/- 5.00%

1.001 - 2.000                                    0.02% +/- 5.00%     Lien Position

2.001 - 3.000                                  26.65% +/- 10.00%     First                                      100.00%

--------------------------------------------------------------------------------
* The Mortgage Loan data shown herein have a cut-off date of May 1, 2006. Mortgage Loans may be removed from the mortgage pool and it is anticipated that Mortgage Loans will be added to the final mortgage pool which may increase its collateral principal balance by as much as 20% of the mortgage pool shown above.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 3 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Scheduled Principal Balances
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
 ($)                        Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
0.01 - 50,000.00              108          $  4,225,748.69           1.39%
50,000.01 - 100,000.00        317            22,888,955.17           7.51
100,000.01 - 150,000.00       286            35,393,242.14          11.62
150,000.01 - 200,000.00       219            38,072,390.87          12.50
200,000.01 - 250,000.00       147            32,880,776.07          10.79
250,000.01 - 300,000.00        95            26,134,249.98           8.58
300,000.01 - 350,000.00        63            20,438,492.96           6.71
350,000.01 - 400,000.00        29            10,775,677.57           3.54
400,000.01 - 450,000.00        48            20,448,898.46           6.71
450,000.01 - 500,000.00        50            24,082,696.57           7.90
500,000.01 - 550,000.00        32            16,826,127.00           5.52
550,000.01 - 600,000.00        20            11,600,288.05           3.81
600,000.01 - 650,000.00        19            11,908,078.37           3.91
650,000.01 - 700,000.00         4             2,710,000.34           0.89
700,000.01 - 750,000.00         4             2,922,599.83           0.96
750,000.01 - 800,000.00         8             6,197,819.65           2.03
800,000.01 - 850,000.00         2             1,650,000.00           0.54
850,000.01 - 900,000.00         2             1,736,523.87           0.57
900,000.01 - 950,000.00         2             1,850,317.23           0.61
950,000.01 - 1,000,000.00       6             5,899,279.02           1.94
1,000,000.01 - 1,250,000.00     2             2,428,771.11           0.80
1,500,000.01 - 1,750,000.00     1             1,589,000.00           0.52
1,750,000.01 - 2,000,000.00     1             1,999,999.00           0.66
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------

Minimum:       $17,803
Maximum:       $1,999,999
Average:       $207,959


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 3 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Mortgage Rates
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
 (%)                        Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
5.501 - 6.000                  13          $  6,536,868.86           2.15%
6.001 - 6.500                  39            12,164,174.27           3.99
6.501 - 7.000                 310            81,653,205.42          26.80
7.001 - 7.500                 428            90,658,266.81          29.76
7.501 - 8.000                 346            63,542,424.93          20.86
8.001 - 8.500                 180            30,635,001.56          10.06
8.501 - 9.000                  96            14,038,038.30           4.61
9.001 - 9.500                  50             5,123,272.93           1.68
9.501 - 10.000                  1               214,888.22           0.07
10.001 - 10.500                 2                93,790.65           0.03
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%

--------------------------------------------------------------------------------
Minimum:              6.000%
Maximum:              10.500%
Weighted Average:     7.434%


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 3 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Original Terms to Stated Maturity
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
(Months)                    Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
120 - 170                       1          $     35,314.68           0.01%
171 - 180                      66             5,452,763.47           1.79
181 - 240                      12             1,214,691.81           0.40
241 - 300                       1               128,208.13           0.04
301 - 360                   1,385           297,828,953.86          97.76
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------

Minimum:               120
Maximum:               360
Weighted Average:      356

--------------------------------------------------------------------------------
                       Remaining Terms to Stated Maturity
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
(Months)                    Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
104 - 180                      67          $  5,488,078.15           1.80%
181 - 240                      12             1,214,691.81           0.40
241 - 360                   1,386           297,957,161.99          97.80
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------
Mi
nimum:                 104
Maximum:               360
Weighted Average:      355


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 3 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Original Loan-to-Value Ratio
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
 (%)                        Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
10.001 - 20.000                 5          $    134,562.32           0.04%
20.001 - 30.000                 2               259,872.13           0.09
30.001 - 40.000                 9             2,588,224.24           0.85
40.001 - 50.000                 8             3,793,565.43           1.25
50.001 - 60.000                26            12,461,841.76           4.09
60.001 - 70.000                82            27,841,238.98           9.14
70.001 - 80.000             1,233           246,602,017.01          80.94
80.001 - 90.000                87             8,899,174.96           2.92
90.001 - 100.000               13             2,079,435.12           0.68
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------
Min
imum:               19.930%
Maximum:           100.000%
Weighted Average:   76.856%


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 3 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   FICO Score
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
                            Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
N/A                             2          $    326,267.02           0.11%
561 - 580                       3               261,588.69           0.09
581 - 600                       3               226,942.90           0.07
601 - 620                      19             3,544,865.05           1.16
621 - 640                     249            50,368,738.86          16.53
641 - 660                     258            52,227,076.23          17.14
661 - 680                     258            53,429,757.81          17.54
681 - 700                     248            48,501,385.15          15.92
701 - 720                     154            35,377,524.33          11.61
721 - 740                     106            21,389,268.23           7.02
741 - 760                      67            11,965,141.35           3.93
761 - 780                      52            14,362,168.93           4.71
781 - 800                      34             9,724,606.41           3.19
801 - 820                      12             2,954,600.99           0.97
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------
Non-Zero Minimum:             562
Maximum:                      813
Non-Zero Weighted Average:    684


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 3 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Loan Purpose
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
                            Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
Purchase                      869          $165,852,447.40          54.44%
Cash Out Refinance            419            98,886,376.22          32.46
Rate/Term Refinance           177            39,921,108.33          13.10
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Property Type
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
                            Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
Single Family                 833          $167,744,482.89          55.06%
Planned Unit Development      238            59,615,783.13          19.57
Two-to-Four Family            262            52,695,114.63          17.30
Condominium                   130            24,535,888.19           8.05
Townhouse                       2                68,663.11           0.02
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 3 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 States - Top 10
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
                            Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
CA                            113          $ 49,010,114.71          16.09%
TX                            216            28,575,743.57           9.38
FL                            125            26,023,920.15           8.54
NY                             43            16,454,660.31           5.40
AZ                             71            16,076,849.45           5.28
CO                             52            11,890,342.99           3.90
MD                             47            10,834,942.48           3.56
WA                             46            10,684,173.20           3.51
NJ                             36            10,031,513.94           3.29
IL                             47             9,826,844.67           3.23
Other                         669           115,250,826.48          37.83
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Interest Only Loan Term
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
(Months)                    Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
None                          947          $167,487,853.59          54.98%
 60                             2               863,985.00           0.28
120                           509           132,467,502.46          43.48
180                             7             3,840,590.90           1.26
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Balloon Loan Flag
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
                            Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
Fully Amortizing            1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 3 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Prepayment Penalty Term in Years
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
 (Years)                    Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
None                          987          $214,164,376.78          70.30%
0.333                           9             3,266,489.19           1.07
0.417                           9             1,780,347.44           0.58
0.500                           9             1,713,717.68           0.56
1.000                           8             2,499,957.61           0.82
2.000                           1                58,376.79           0.02
3.000                         442            81,176,666.46          26.65
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Documentation Type
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
                            Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
Stated                        658          $145,623,212.06          47.80%
Full                          494            87,033,558.33          28.57
No Documentation              211            46,163,474.59          15.15
No Ratio                      102            25,839,686.97           8.48
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 3 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Seasoning
--------------------------------------------------------------------------------
(Months)                   Mortgage                                % of Pool
                            Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
<= 0                          325          $ 77,158,823.00          25.33%
1 - 12                      1,123           226,441,897.07          74.33
13 - 24                        16               973,650.11           0.32
61 - 72                         1                85,561.77           0.03
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Product Type
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
                            Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
Fixed Rate                  1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                Collateral Characteristics for Pool 3 (continued)
--------------------------------------------------------------------------------
 Collateral characteristics are listed below as of the Statistical Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Originator
--------------------------------------------------------------------------------
                           Mortgage                               % of Pool
                            Loans       Principal Balance ($)  Principal Balance
--------------------------------------------------------------------------------
AURORA LOAN SERVICES LLC    1,293          $272,501,354.23          89.44%
WELLS FARGO                    82            21,720,561.30           7.13
GMAC                           40             3,461,468.30           1.14
PINNACLE                       11             1,893,387.35           0.62
INDYMAC                        24             1,431,029.66           0.47
NATION ONE                      6             1,332,147.71           0.44
AMERICAN HOME                   6             1,266,210.39           0.42
BAY CAPITAL                     1               503,985.00           0.17
OPTION ONE                      1               470,382.71           0.15
PINNACLE DIRECT                 1                79,405.30           0.03
--------------------------------------------------------------------------------
Total:                      1,465          $304,659,931.95         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

TERMS SHEET SUPPLEMENT
(Dated: April 20, 2006)

                          Lehman Brothers Holdings Inc.
                               Sponsor and Seller

                                 LEHMAN XS TRUST
                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

Aurora Loan Services LLC                 Structured Asset Securities Corporation
    Master Servicer                                     Depositor

--------------------------------------------------------------------------------
      Consider carefully the risk factors beginning on page S-4 of this terms sheet supplement and on page 2 of the accompanying prospectus.

      The certificates of each series will represent interests in the related issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other entity.

      This terms sheet supplement must be read in conjunction with the attached prospectus.
--------------------------------------------------------------------------------

The Trusts

Each Lehman XS Trust will be established to hold assets transferred to it by Lehman Brothers Holdings Inc. The assets in each trust will generally consist of first lien mortgage loans secured by one- to four-family residential properties. The mortgage loans will have been purchased either directly or through affiliates, from one or more mortgage loan sellers. The mortgage loans will be master serviced by Aurora Loan Services LLC.

The Certificates

Lehman Brothers Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the related trust fund. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

      The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates, a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement (which prospectus is attached as Exhibit A hereto) and the Offering Documentation the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

      Although a registration statement (including the prospectus) relating to the securities discussed in this terms sheet supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

                                  Underwriter:
                                 LEHMAN BROTHERS

                 For use with the prospectus dated April 3, 2006

                               Tables of Contents

                                                                            Page
                                                                            ----

Summary of Terms .....................................................       S-1
Risk Factors .........................................................       S-4
The Certificates .....................................................      S-11
Origination of the Mortgage Loans and Underwriting Guidelines ........      S-12
   LBB Underwriting Guidelines .......................................      S-12
   General Underwriting Guidelines ...................................      S-15
The Master Servicer ..................................................      S-17
Static Pool Information ..............................................      S-17
Affiliations and Relationships .......................................      S-18
Representations and Warranties .......................................      S-18
Administration of the Trust Fund .....................................      S-19
   Servicing and Administrative ResponsibilitiesS-19
Mortgage Loan Servicing ..............................................      S-21
   General ...........................................................      S-21
   Servicing Accounts ................................................      S-21
   Servicing Compensation and Payment of ExpensesS-22
   Waiver or Modification of Mortgage Loan Terms S-22
   Prepayment Interest Shortfalls ....................................      S-22
   Advances ..........................................................      S-23
   Primary Mortgage Insurance ........................................      S-23
   Collection of Taxes, Assessments and Similar Items ................      S-23
   Insurance Coverage ................................................      S-23
   Evidence as to Compliance .........................................      S-23
Yield, Prepayment and Weighted Average Life ..........................      S-24
   General ...........................................................      S-24
Material Federal Income Tax Considerations ...........................      S-26
   General ...........................................................      S-26
Legal Investment Considerations ......................................      S-26

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                                Summary of Terms

This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

Parties

Sponsor and Seller

      Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

Depositor

      Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor's address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

      A common law trust formed under the laws of the State of New York.

Master Servicer

      Aurora Loan Services LLC ("Aurora"), an affiliate of the seller and the depositor, will oversee the servicing of the mortgage loans by the servicers.

Primary Servicers

      Aurora will be the primary servicer for the majority of the mortgage loans. Other servicers of the mortgage loans include various banks and other lending institutions.

Originators

      Aurora Loan Services LLC will have originated the majority of the mortgage loans. The remainder of the mortgage loans will have been originated by various other banks, savings and loans and other mortgage lending institutions.

The Certificates

      The certificates of each series represent ownership interests in a separate trust fund, the assets of which will consist primarily of conventional, first lien, adjustable and/or fixed rate, fully amortizing and/or balloon residential mortgage loans.

      The mortgage loans to be included in a trust fund may be divided into two or more mortgage loan groups, sorted on the basis of specified characteristics. In such event, payments of principal and interest on a specified group of certificates will be based solely on collections from the related mortgage loans.

Payments on the Certificates

      Principal and/or interest on the certificates will be distributed on the 25th day of each month. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

      Amounts Available for Interest Payments

      Interest will accrue on each class of offered certificates at specified annual rates.

      The interest rate on one or more classes may be limited by a "net funds cap", which is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund.

      The key payment concept for distributions of interest is the "interest remittance amount," which is, generally, for any distribution date and any mortgage pool, the amount of interest

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collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, plus other amounts collected or recovered (such as insurance proceeds) allocated to interest, but minus the servicing fee and certain costs reimbursable to the trustee, the servicers, the master servicer or the custodians.

The Interest Rate Cap Agreement

      The trustee, on behalf of the trust fund, may enter into an interest rate cap agreement with a cap counterparty, for the benefit of one or more specified classes of certificates.

      Under any interest rate cap agreement, the cap counterparty will be obligated to make fixed payments to the trust fund if one-month LIBOR moves above a specified rate.

      The interest rate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR.

The Interest Rate Swap Agreement

      The trustee, on behalf of the supplemental interest trust, may also enter into an interest rate swap agreement with a specified swap counterparty. Under any interest rate swap agreement, on each distribution date, beginning and ending on specified distribution dates, the trust will be obligated to make fixed payments at the applicable rate of payment owed by the trust fund, and on the business day prior to each distribution date, the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that a fixed payment exceeds the floating payment relating to any distribution date, amounts otherwise available to the applicable certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment relating to any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

Principal Payments

      Amounts Available for Principal Payments

      The amount of principal payable to the certificates will be determined by
(1) formulas that allocate portions of principal payments received on the mortgage loans among the different related certificate classes, (2) funds received on related mortgage loans that are available to make principal payments on the related certificates and (3) the application of excess interest from each such mortgage pool to pay principal on the related certificates.

      The key payment concept for distributions of principal is the "principal remittance amount," which is, generally, for any distribution date and either mortgage pool, the amount of principal collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, including any prepayments in full or in part collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) which are be allocated to principal, but minus certain costs reimbursable to the trustee, the servicers, the master servicer or the custodians.

Limited Recourse

      The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise.

Enhancement of Likelihood of Payment on the Certificates

      The payment structure of this securitization includes excess interest and the application of excess cashflow, overcollateralization, subordination and loss allocation features to enhance the likelihood that holders of more

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senior classes of certificates will receive regular distributions of interest and principal.

Subordination of Payments

      The senior certificates will have a payment priority over the Class M Certificates. The Classes of Class M Certificates with higher numerical class designations will be subordinate to Class M Certificates with lower numerical class designations.

Allocation of Losses

      Amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization related to the applicable pool) will be applied to reduce the principal amount of the class of subordinate certificates for the related mortgage pool still outstanding that has the lowest payment priority, until the principal amount of that class has been reduced to zero. If the applicable subordination provided by the subordinate certificates is insufficient to absorb losses, then the losses realized by the applicable pool will vary by series and (a) either (i) will be allocated pro rata in reduction of the principal amount of the related group of senior certificates or (ii) one or more classes of senior certificates may be designated to absorb the pro rata portion of such losses that otherwise would have been allocated to other classes or (b) will not be allocated to the senior certificates.

Excess Interest

      The mortgage loans for each trust fund will bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related certificates and fees and expenses of the trust fund. This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to create and maintain the required level of overcollateralization with respect to the related pool.

Application of Excess Cashflow

      For each pool, the amount of any excess interest, together with (a) any excess amounts of overcollateralization not needed to maintain the required level of overcollateralization as specified by the rating agencies and (b) certain amounts of the principal remittance amount not paid to the related certificates on or after the stepdown date and on any distribution date on which a trigger event is not in effect, will be applied as "excess cashflow" in order to pay principal on the offered certificates related to such pool, to absorb realized losses on the related mortgage loans and to maintain the required level of overcollateralization.

Optional Purchase of the Mortgage Loans

      The master servicer may purchase the mortgage loans on or after the related initial optional termination date, which is the distribution date following the month in which the total principal balance of the applicable pool of mortgage loans declines to less than 10% of the initial total principal balance of such mortgage loans as of the cut-off date.

ERISA Considerations

      Generally, all of the certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

Tax Status

      The trustee will elect to treat all or a portion of each trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of "regular interests" in a REMIC, along with certain contractual rights and obligations.

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                                  Risk Factors

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Risks Related to Higher Expected
  Delinquencies of the Mortgage
  Loans............................  The mortgage loans, in general, were originated according to underwriting
                                     guidelines that are not as strict as Fannie
                                     Mae or Freddie Mac guidelines, so the
                                     mortgage loans are likely to experience
                                     rates of delinquency, foreclosure and
                                     bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

                                     See also "Risk Factors--Mortgage Loans
                                     Originated According to Non-Agency
                                     Underwriting Guidelines May Have Higher
                                     Expected Delinquencies" in the prospectus for a discussion of the risks relating to "Alt-A" mortgage loans.

Mortgage Loan Interest Rates May
  Limit Interest Rates on the
  Certificates.....................  The certificates may accrue interest at an interest rate that adjusts monthly based on the one-month LIBOR index plus a specified margin. However, the interest rates on these certificates may be subject to a limitation, generally based on the weighted average interest rate of the related mortgage loans. Because the related mortgage loans will have interest rates that adjust semi-annually or annually based on either a six-month LIBOR index, a one-year LIBOR index, a one-year CMT index or another specified index, the weighted average mortgage rate of the loans may be insufficient to pay the certificates at their full certificate interest rate for one or more periods.

                                     Furthermore, the mortgage loans may also have periodic maximum and minimum limitations on adjustments to their interest rates, and a portion of the adjustable rate mortgage loans will have the first adjustment to their interest rates one, two, three or five years, or another specified interval, after their first payment dates. As a result, the certificates may accrue less interest than they would accrue if their interest rates were solely based on the one-month LIBOR index plus the specified margin and not capped at the weighted average rate of the related mortgage loans.

                                     Certain of the mortgage loans may have
                                     fixed interest rates. In such case, the
                                     certificates will accrue interest at a
                                     fixed interest rate or at an interest rate that adjusts monthly based on the one-month LIBOR index plus a specified margin, in each case subject to the same weighted average rate limitation described above. It is possible that a faster rate of prepayment than anticipated on fixed mortgage loans bearing a higher rate of interest might result in the application of the net funds cap limitation on the related certificates, thus reducing the interest rate of the related certificates.

Risks Related to Potential
  Inadequacy of Credit Enhancement
  and Other Support................  The certificates may or may not be insured by any financial guaranty insurance policy.
                                     Other forms of credit enhancement may
                                     include excess interest,
                                     overcollateralization, subordination and loss allocation features, and are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                                     Excess Interest and Overcollateralization.
                                     In order to create and/or maintain
                                     overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related offered certificates. We expect that the related mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the related mortgage loans in each mortgage pool is expected to be higher than the weighted average of the interest rates on the related certificates. Any remaining interest generated by the mortgage loans will be used to absorb losses on the related mortgage loans and to create and maintain related overcollateralization.

                                     We cannot assure you, however, that the
                                     mortgage loans will generate enough excess interest to create or maintain the applicable overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                     Prepayments. Every time a mortgage loan is prepaid in

                                       o whole or in part, total excess interest
                                         generated by the related mortgage pool
                                         after the date of prepayment will be
                                         reduced because that mortgage loan will
                                         no longer be outstanding and generating
                                         interest or, in the case of a partial
                                         prepayment, will be generating less
                                         interest. The effect on the related
                                         certificates to that pool of this
                                         reduction will be influenced by the
                                         amount of prepaid loans and the
                                         characteristics of the prepaid loans.
                                         Prepayment of a disproportionately high
                                         number of high interest rate mortgage
                                         loans would have a greater negative
                                         effect on future excess interest.

                                       o Defaults, Delinquencies and
                                         Liquidations. If the rates of
                                         delinquencies, defaults or losses on
                                         the mortgage loans turn out to be
                                         higher than expected, excess interest
                                         generated by the related mortgage pool
                                         will be reduced by the amount necessary
                                         to compensate for any shortfalls in
                                         cash available to pay the related
                                         certificates. Every time a mortgage
                                         loan is liquidated or written off,
                                         excess interest is reduced because that
                                         mortgage loan will no longer be
                                         outstanding and generating interest.

                                       o Levels of LIBOR. LIBOR may increase
                                         faster than the interest rates on the
                                         related mortgage loans, requiring that
                                         more interest generated by the loans be
                                         applied to cover interest on the
                                         certificates

                                     Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

                                       o if you buy a senior certificate and
                                         losses on the related mortgage loans
                                         exceed excess interest generated by the
                                         mortgage loans and any
                                         overcollateralization that has been
                                         created, plus the total principal
                                         amount of the subordinate certificates,
                                         then the losses realized by the
                                         applicable pool will vary by series and
                                         (a) either

                                         (i) will be allocated pro rata in
                                         reduction of the principal amount of
                                         the related group of senior
                                         certificates or (ii) one or more
                                         classes of senior certificates may be
                                         designated to absorb the pro rata
                                         portion of such losses that otherwise
                                         would have been allocated to other
                                         classes or (b) will not be allocated to
                                         the senior certificates.

                                       o similarly, if you buy a Class M
                                         Certificate and losses on the mortgage
                                         loans exceed excess interest generated
                                         by the mortgage loans and any
                                         overcollateralization that has been
                                         created, plus the total principal
                                         amount of all Class M Certificates
                                         subordinate to your Certificate, the
                                         principal amount of your certificate
                                         will be reduced proportionately by the
                                         amount of that excess.

Lack of Primary Mortgage
  Insurance........................  Certain of the mortgage loans may have original loan-to-value ratios in excess of 80%. A portion of such mortgage loans with original loan-to-value ratios in excess of 80% may not be covered by a primary mortgage insurance policy. If borrowers without primary mortgage insurance default on their mortgage loans, there is a greater likelihood of losses than if the mortgage loans were insured. We cannot assure you that the available credit enhancement will be adequate to cover those losses. Risks Related to Unpredictability and Effect of

  Prepayments......................  The rate of prepayments on the mortgage loans will be sensitive to prevailing
                                     interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

                                     See "Risk Factors--Unpredictability and
                                     Effect of Prepayments" in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

No Cross-Collateralization
   Between Pools ..................  In the event that the mortgage pool is subdivided into separate pools, each with its own form of credit enhancement, the pools will not be "cross-collateralized" - i.e., interest and principal received on mortgage loans related to one group of certificates will not be available for distribution to the unrelated group or groups of certificates under any circumstances. As a result, a disproportionately high rate of delinquencies or defaults in one pool may result in shortfalls or losses affecting the related subordinate certificates at the same time amounts from the other pool or pools are being distributed in respect of certificates relating to that pool with lower seniority. For example, on any distribution date, the class principal amount of the Class M1 Certificates relating to one pool may be reduced because of excessive losses on the related mortgage loans, even though the Class M6 Certificates relating to the other pool are still outstanding and continue to receive distributions. Moreover, in the case of extremely high losses experienced by a pool, it is possible that the related senior certificates may not be receiving distributions and may be allocated losses even though the subordinate certificates relating to the other pool are still outstanding and receiving distributions.

Geographic Concentration Risks.....  The loans in any series (or pool) may be secured by properties located
                                     disproportionately in one or more states.
                                     The rate of delinquencies, defaults and
                                     losses on each pool of mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states and will have a disproportionate impact on the mortgage loans in general. Recently severe weather conditions, including hurricanes and tropical storms, have caused extensive damages to parts of the country. Extensive damage to, or total destruction of, mortgaged properties in affected areas may result in (1) an increase in delinquencies, defaults and losses on the related mortgage loans or (2) the receipt of insurance payments in respect of the mortgaged properties, which payments will have the same effect on certificateholders as prepayment in full of the related mortgage loans. In addition, weakened economic conditions in and around the affected areas may adversely affect the ability of borrowers to repay their mortgage loans. No assurance can be given as to the rate of delinquencies, defaults or losses on, or prepayments of, any mortgage loans secured by mortgaged properties located in areas affected by such severe weather conditions.

Risks Related to Mortgage Loans
  with Interest-Only Payments......  A substantial portion of the mortgage loans may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of several years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

                                     The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the initial period of a mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

                                     See "Risk Factors--Risks Related to
                                     Mortgage Loans with Interest-Only Payments" and "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types" in the prospectus.

Violation of Various Federal,
  State and Local Laws May Result
  in Losses on the Mortgage
  Loans............................  Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement. See "Risk Factors--Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans" in the prospectus.

Violation of Predatory Lending
  Laws/High Cost Loans.............  Various federal, state and local laws have been enacted that are designed to
                                     discourage predatory lending practices.
                                     Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

                                     For a discussion of anti-predatory lending laws and the effect of any "high cost" loans on the trust fund, see "Risk Factors--Predatory Lending Laws/High Cost Loans" in the prospectus.

                                The Certificates

Payments of Interest

      The amount of interest distributable on each distribution date in respect of each class of certificates will equal the sum of (1) current interest for such class and for such date and (2) any carryforward interest for such class and for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

      The interest rates on the certificates may be limited by application of "weighted average interest rate caps" as described in "Risk Factors" in this terms sheet supplement. Although a series of certificates might apply excess cash or other sources of cash to pay such amounts, there can be no assurances that excess interest or other amounts will be sufficient to fully offset any resulting basis risk shortfalls.

      The "Interest Remittance Amount" (i.e., the total available interest collected on the related mortgage loans) for each mortgage pool will be distributed on each distribution date, generally as follows:

      (i) concurrently, to the senior certificates, current interest and any carryforward interest for such classes for such distribution date (any shortfall in current interest and carryforward interest to be allocated among such classes in proportion to the amount of current interest and carryforward interest that would otherwise be distributable thereon);

      (ii) to the subordinate certificates, in accordance with their seniority, current interest and any carryforward interest for such classes for such distribution date;

      (iii) to the trustee, previously unreimbursed extraordinary costs, liabilities and expenses; and

      (iv) for the application as part of monthly excess cashflow for such distribution date.

For any series that includes a swap, net swap payments will generally be applied before the priorities described above.

      Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a mortgage loan may result in reduced collections of interest. Generally, servicers are required to make payments of "compensating interest" to offset any such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset prepayment interest shortfalls.

Payments of Principal

      Prior to the occurrence of the Step Down Date for a series of certificates, or upon the occurrence of a Trigger Event, principal payments received on the mortgage loans will generally be applied to the payment of the senior certificates (and if the senior certificates are no longer outstanding, to the next most senior class of subordinate certificates outstanding). The "Step Down Date" will vary based on each series of certificates but generally refers to the later of (1) the date on which a level of credit enhancement has been obtained (as a result of the disproportionate payment of senior classes relative to the subordinate classes), and (2) a specified date. A "Trigger Event" will also vary by series but generally will occur if the performance of the mortgage loans (i.e., their loss and delinquency experience) is below specified levels.

      Following the occurrence of the Step Down Date (and as long as a Trigger Event has not occurred) principal received on the related mortgage loans will be applied on the senior and subordinate certificates to maintain specified levels of credit enhancement. These levels are generally referred to as "target amounts" and will vary by series.

Excess Cashflow

      On any distribution date, to the extent interest received on the mortgage loans exceeds interest payments required to be made on the certificates, the trustee will apply such excess, depending on the date, to build overcollateralization (by paying down the principal balances of specified classes), for the repayment of basis risk shortfalls or for other purposes specified in the related trust agreement. Excess interest remaining on any distribution date will generally be released by the trustee and will not be available to certificateholders on future dates.

          Origination of the Mortgage Loans and Underwriting Guidelines

      The mortgage loans will have been originated or acquired by various originators or their correspondents in accordance with such originator's applicable underwriting guidelines. The underwriting guidelines applied by Aurora (the "LBB Underwriting Guidelines) and the underwriting guidelines applied by any originator that originated or acquired more than 20% of the mortgage loans in a pool of mortgage loans will be disclosed in the related prospectus supplement. The remainder of the mortgage loans included in a trust fund will have been originated by various originators in accordance with such originators' underwriting guidelines generally comparable to the general underwriting guidelines described under "General Underwriting Guidelines" below. Such General Underwriting Guidelines differ among the originators in various areas. The following are general summaries of the LBB Underwriting Guidelines and the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by Aurora or each other originator, as applicable. The following does not purport to be a complete description of the underwriting standards of Aurora or the other originators.

LBB Underwriting Guidelines

      Lehman Brothers Bank, FSB ("LBB") is a federal savings bank chartered under the Home Owners' Loan Act and under the supervision of the Office of Thrift Supervision. LBB's home office is located in Wilmington, Delaware, and LBB also has a branch in Jersey City, New Jersey. LBB originates and purchases residential and commercial mortgage loans and engages in other permitted bank activities. LBB began originating and purchasing residential mortgage loans in 1999.

      LBB originates residential mortgage loans through its wholly-owned operating subsidiary and agent, Aurora Loan Services, LLC, a Delaware limited liability company ("Aurora"). Aurora originates loans through its Conduit, Wholesale and Retail channels, and is headquartered in Denver, Colorado.

      The Conduit Division ("Conduit"), which purchases loans from correspondents, operates in two locations, Englewood, Colorado and Dallas, Texas. Correspondent loans represented approximately 75% by loan origination volume of Aurora's total loan production in 2005. Correspondents are approved to do business with Aurora upon completion of an application, a satisfactory background check, and execution of a Correspondent Loan Sale Agreement. Correspondents generally underwrite loans to Aurora/LBB Underwriting Guidelines (as described below). Approximately 24% of Conduit's loans in 2005 were pre-underwritten by either Aurora or an independent third party underwriter (using Aurora's guidelines) prior to purchase by LBB. Certain correspondents are given delegated underwriting authority, which is granted only to larger correspondents with adequate controls and net worth. Approximately 71% of Conduit's loans in 2005 were underwritten by correspondents with delegated underwriting authority. A third group of correspondents sell to LBB through Aurora in "mini-bulk" transactions, in which they generally represent and warrant compliance with LBB's Underwriting Guidelines or other guidelines approved by Aurora. Approximately 5% of Conduit's loans in 2005 were purchased in mini-bulk transactions. Of the mortgage loans included in the Trust which were originated by LBB, approximately 70.74% were purchased from correspondents other than through mini-bulk transaction, and approximately 4.7% were purchased from approved correspondents through mini-bulk transactions.

      In the Conduit Division, a small number of correspondents apply for and are granted authority to underwrite mortgage loans for sale to Aurora using underwriting guidelines of a company other than Aurora/LBB. These are referred to "Other People's Guidelines", or OPG. The OPG are reviewed by the credit staff at Aurora to determine that they are acceptable to LBB. OPG will vary from LBB's guidelines but the products are deemed by Aurora to be substantially similar to the products produced in accordance with LBB's underwriting guidelines. OPG products made up approximately 4% of Aurora's Conduit production in 2005.

      The Wholesale Division operates out of four Regional Operations Centers. Wholesale production represented 24% of Aurora's total loan production in 2005. All loans in the Wholesale Division are underwritten to LBB Underwriting Guidelines as described below. Brokers are approved to do business with Aurora upon completion of an application, a satisfactory background check, and execution of a Broker Loan Sale Agreement. Of the mortgage loans included in the Trust which were originated by LBB, approximately 23.61% were originated through Aurora's Wholesale Division.

      The Retail Division, known as National Consumer Direct Lending, operates out of a central location in Englewood, Colorado. Retail production represented 1% of Aurora's total loan production in 2005.

      The LBB Underwriting Guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. The LBB Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. On a case-by-case basis, the underwriter may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the mortgage loans may represent underwriting exceptions.

      The LBB Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property by qualified independent appraisers, that conforms to Fannie Mae and Freddie Mac standards and (2) a review of such appraisal by the underwriter and, depending upon certain factors, including original principal balance and loan-to-value ratio of the mortgaged property, may include a review of the original appraisal by Aurora's review appraisal department.

      Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of constructing a similar home. The LBB Underwriting Guidelines generally permit mortgage loans with loan-to-value ratios at origination of up to 103% (or, with respect to certain mortgage loans, up to 95%) for the highest credit-grading category, depending on the creditworthiness of the borrower, the type and use of the property, the debt-to-income ratio and the purpose of the loan application.

      Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, assets, income and employment history (except with respect to certain "no documentation" mortgage loans described below), as well as certain other personal information. Each originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

      Aurora offers a number of loan products including Alt A and Mortgage Maker. Alt A loans generally provide for minimum credit score of 620 for full doc loans, 660 for reduced doc loans, maximum loan amount of $6,000,000, maximum DTI of 45%, maximum LTV of 97%, and may be of any documentation type. Alt A loans made up approximately 73% of Aurora's Conduit loans, 69% of Aurora's Retail loans, and 76% of Aurora's wholesale loans in 2005.

      Mortgage Maker products are generally directed to a slightly lower credit quality mortgagor than the Alt A products. Mortgage Maker loans made up approximately 24% of Aurora's Conduit loans in 2005. Mortgage Maker loans generally provide for minimum credit score of 620, maximum loan amount of $4,000,000, maximum DTI of 50%, maximum LTV of 95%, and may be of any documentation type.

      In each program, Aurora offers an interest only option, with a minimum interest-only period generally of 5 years and a maximum interest-only period of 10 years. DTI's for interest-only loans are computed using the initial interest-only payment (or, for ARM's which will experience rate adjustments in less than twenty-four months, using the fully-indexed interest-only payment). A majority of the loans included in the Trust Fund originated by Aurora have an interest only period of 5 or 10 years.

      A substantial majority of the mortgage loans originated or acquired by Aurora were originated consistent with and generally conform to "full documentation", "limited documentation", "stated income", "no documentation" or "no ratio" residential loan programs. Verification of employment, income and assets in a mortgage loan file is dependent on the documentation program. For "full documentation" program loans, documentation consistent with Fannie Mae/Freddie Mac guidelines is required, which generally includes verification of current income and employment, a two-year history of previous income and employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. "Limited documentation" loans generally provide 6-12 months of income documentation or 6 months of personal or business bank statements. For "stated income" program loans, current employment is verified, a two-year history of previous employment is required, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets. "No ratio" program loans require verification of current employment, a minimum of two years' history of previous employment and verification of sufficient liquid assets. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines).

      Certain of the mortgage loans originated by Aurora were originated or acquired under "no documentation" program guidelines, pursuant to which no information was obtained regarding the borrowers' income or employment and there was no verification of the borrowers' assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy.

      Substantially all of the mortgage loans originated by LBB through Aurora and included in a trust fund will be initially serviced by Aurora.

General Underwriting Guidelines

      The "General Underwriting Guidelines" used by originators other than Aurora are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratio of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the mortgaged property as collateral. On a case by case basis, the originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low ratio, relatively low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the mortgage loans may represent such underwriting exceptions.

      Under the General Underwriting Guidelines, the originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application or similar documentation, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the mortgaged property for compliance with the General Underwriting Guidelines. The General Underwriting Guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the mortgaged property that conforms to Fannie Mae and Freddie Mac standards and (ii) a review of such appraisal, which review may be conducted by the originator's staff appraiser or representative and, depending upon the amount of property data available, the original principal balance and loan-to-value ratio of the mortgaged property, may include a review of the original appraisal or a drive-by review appraisal of the mortgaged property. The General Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain mortgage loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the General Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

      The mortgage loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or at the related originator's retail branches or were purchased from originators approved by the originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

      Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "No Documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

      Mortgaged properties that secure mortgage loans are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, independent appraisals are generally reviewed by the related originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state or when property data is unavailable. With respect to purchase money mortgage loans, an independent appraisal may or may not be reviewed by the originator.

      The General Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Mortgagors who qualify under the General Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The General Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because such General Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See "Risk Factors--Risks Related to Higher Expected Delinquencies of the Mortgage Loans" herein.

      In general, a substantial majority of the mortgage loans were originated consistent with and generally conform to "Full Documentation," "Limited Documentation," or "Stated Income Documentation" residential loan programs. Under each of such programs, the related originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the property being financed. The General Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires the originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The General Underwriting Guidelines permit two to four family loans to have loan-to-value ratios at origination of generally up to 90% (or, in certain cases, 100%), depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the mortgagor's credit history, and repayment ability, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

      Certain of the mortgage loans were originated under "No Documentation" programs pursuant to which no information was obtained regarding the borrower's income or employment and there was no verification of the borrower's assets.

      Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 12 to 24 months, depending on the particular originator and its guidelines. Under the Limited Documentation programs, generally one such form of verification is required for six or 12 months, depending upon the practices of the applicable originator. Under the Stated

Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except, with respect to certain originators, in the case of mortgage loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

      Under the General Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

      A substantial portion of the mortgage loans were classified by the related Originators in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such mortgage loans is expected to be greater than if such mortgage loans had been classified in relatively higher categories.

                               The Master Servicer

      Aurora Loan Services LLC will be the master servicer of the mortgage loans in each trust fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora's executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

      As Master Servicer, Aurora will monitor the performance of the Servicers in accordance with the provisions of the underlying servicing agreement and the related trust agreement. Aurora will not be ultimately responsible for the servicing of the Mortgage Loans in each trust fund except in cases where Aurora is also a Servicer or where, through the exercise of its master servicing obligations, it becomes a successor Servicer.

                             Static Pool Information

      Certain static pool information may be found at a website designated in the related prospectus supplement. Access to this internet address will be unrestricted and free of charge. Information provided through this internet address will not be deemed to be a part of this terms sheet supplement or the related final prospectus supplement, the prospectus or the registration statement.

      Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans in the related trust fund over time. The various mortgage loan pools for which performance information is shown at the stated internet address may have initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the stated internet address is in any way indicative of the performance of the Mortgage Loans in the related trust fund.

                         Affiliations and Relationships

      The Depositor, the Sponsor, the Underwriter, Lehman Pass-Through Securities Inc., the Bank and Aurora are all affiliates of each other and have the following ownership structure:

      o The Depositor, Structured Asset Securities Corporation, is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of the Sponsor, Lehman Brothers Holdings Inc.

      o The Underwriter, Lehman Brothers Inc., is a wholly owned, direct subsidiary of the Sponsor.

      o Lehman Pass-Through Securities Inc., which will purchase the Class P and Class X Certificates from the Depositor, is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of the Sponsor.

      o Aurora, which acts as the Master Servicer and is also one of the Servicers, is a wholly-owned, direct subsidiary of Lehman Brothers Bank, FSB, which is a wholly-owned, direct subsidiary of Lehman Brothers Bancorp Inc., which is a wholly owned, direct subsidiary of the Sponsor.

      Certain of the Mortgage Loans in each trust fund will have been originated by the Bank and subsequently purchased by the Seller in one or more arm's length transactions on or before each closing date. In addition, on or before each closing date, the Seller will engage Aurora to provide the servicing functions for certain of the Mortgage Loans in the related trust fund.

                         Representations and Warranties

      The Mortgage Loans in each trust fund will be mortgage loans that either
(a) were purchased pursuant to various sale agreements by the Seller or the Bank directly from various transferors (the "Transferred Mortgage Loans") or (b) were originated by Lehman (the "Lehman Originated Mortgage Loans"). Any Mortgage Loans purchased by the Bank from a transferor will be assigned to the Seller.

      Pursuant to the terms of each sale agreement, each transferor of Mortgage Loans in a trust fund will have made to the Seller, as direct purchaser or assignee, as of the related sale date certain representations and warranties that generally include those described in the attached prospectus.

      The Seller's rights under each sale agreement will be assigned by the Seller to the Depositor pursuant to the related sale and assignment agreement and, in turn, assigned by the Depositor to the trustee for the benefit of holders of the certificates pursuant to the related trust agreement.

      For any Lehman Originated Mortgage Loans, the Seller will make certain representations and warranties to the Depositor in the related sale and assignment agreement concerning such Lehman Originated Mortgage Loans that generally include the representations and warranties similar to those described above, which will be, in turn, assigned by the Depositor to the trustee for the benefit of related certificateholders pursuant to the related trust agreement. In addition, each transferor will have represented to the Seller (and/or the Seller will have represented to the Depositor), that (1) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to all applicable anti-predatory and anti-abusive lending laws and
(2) none of the Mortgage Loans constitute "high-cost" or "high-risk" loans under applicable anti-predatory and anti-abusive lending laws. Within the period of time specified in each trust agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable transferor or the Seller will be obligated either to (a) cure such breach, (b) repurchase the affected Mortgage Loan from the applicable trust fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (c) in the circumstances described in the prospectus under "The Agreements--Repurchase and Substitution of Non-Conforming Loans," substitute a Qualifying Substitute Mortgage Loan.

      In addition, pursuant to each sale and assignment agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the trustee for the benefit of holders of the related certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to such Mortgage Loans in the related trust fund between the applicable sale date and the applicable closing date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable transferor as described above, the Seller will be obligated in the same manner as the transferor to cure such breach or repurchase or replace the affected Transferred Mortgage Loan from the related trust fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related transferor under the related sale agreement and such transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in each sale and assignment agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses (1) and (2) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Transferred Mortgage Loan.

                        Administration of the Trust Fund

Servicing and Administrative Responsibilities

      The Servicers, the Master Servicer, the trustee and the custodians will have the following responsibilities with respect to the trust fund:

Party:                   Responsibilities:
------                   -----------------

Servicers                Performing the servicing functions with respect to the
                         mortgage loans and the related mortgaged properties in accordance with the provisions of the related servicing agreements, including, but not limited to:

                           o collecting monthly remittances of principal and
                             interest on the mortgage loans from the related borrowers, depositing such amounts in the related servicing account, and delivering all amounts on deposit in the servicing accounts to the Master Servicer for deposit in the collection account on the related servicer remittance date;

                           o collecting amounts in respect of taxes and
                             insurance from the related

Party:                   Responsibilities:
------                   -----------------

                             borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                           o making advances with respect to delinquent payments
                             of principal and interest on the mortgage loans, to the extent such Servicer believes such advances will be recoverable;

                           o paying, as servicing advances, customary costs and
                             expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage, to the extent not paid by the borrower;

                           o providing monthly loan-level reports to the Master
                             Servicer;

                           o maintaining certain insurance policies relating to
                             the mortgage loans; and

                           o enforcement of foreclosure proceedings.

Master Servicer          Performing the master servicing functions in accordance
                         with the provisions of the applicable trust agreement and the servicing agreements, including but not limited to:

                           o monitoring each Servicer's performance and
                             enforcing each Servicer's obligations under the related servicing agreement;

                           o collecting monthly remittances from each Servicer
                             for deposit in the collection account on the related Servicer's remittance date and delivering all amounts on deposit in the collection account to the trustee for deposit in the certificate account on the master servicer remittance date;

                           o gathering the monthly loan-level reports delivered
                             by each Servicer and providing a comprehensive loan-level report to the trustee with respect to the mortgage loans;

                           o upon the termination of a Servicer, appointing a
                             successor servicer, and until a successor servicer is appointed, acting as successor servicer; an

                           o upon the failure of a Servicer to make advances
                             with respect to a mortgage loan, making those Advances to the extent provided in the related trust agreement.

Trustee Performing the trustee functions in accordance with the provisions of the related trust agreement, including but not limited to:

                           o receiving monthly remittances from the Master
                             Servicer for deposit in the certificate account and distributing all amounts on deposit in the certificate account to the certificateholders in accordance with the

Party:                   Responsibilities:
------                   -----------------

                             priorities described in such trust agreement;

                           o preparing and distributing annual investor reports
                             necessary to enable certificateholders to prepare their tax returns;

                           o preparing and distributing the monthly distribution
                             date statement to certificateholders based on information received from the Master Servicer and any swap counterparty;

                           o exercising remedies upon an Event of Default where
                             a responsible officer of the trustee has actual knowledge of the default and is instructed by certificateholder to enforce such remedies; and

                           o until a successor master servicer is appointed,
                             acting as successor master servicer in the event the Master Servicer resigns or is removed by the trustee.

Custodians               Performing the custodial functions in accordance with
                         the provisions of the custodial agreements, including but not limited to:

                           o holding and maintaining the mortgage loan documents
                             related to the mortgage loans in a fireproof facility intended for the safekeeping of mortgage loan files on behalf of the trustee.

                             Mortgage Loan Servicing

General

      The Servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreements.

      Under each servicing agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the servicing agreement. If the Master Servicer terminates a Servicer, the Master Servicer will be required to appoint a successor servicer as provided in the related trust agreement. Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer.

      Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts

      Each Servicer will establish and maintain a segregated Servicing Account in the name of the trustee into which each Servicer will deposit payments on account of interest and principal for the related mortgage loans, less its servicing fee, as described under "Servicing of Loans--Deposits to and Withdrawal from the Collection Account" and "--Servicing Accounts" in the prospectus. On each servicer remittance date, each Servicer will remit the amounts on deposit in its Servicing Account to the

Master Servicer for deposit into the collection account, which is maintained by the Master Servicer. The Servicers and the Master Servicer are entitled to reimburse themselves from the related Servicing Account or collection account, as applicable, for any Advances made and expenses incurred. The Servicing accounts and the collection account will consist solely of amounts relating to the mortgage loans, and amounts on deposit therein will not be commingled with any other funds not related to the trust fund.

Servicing Compensation and Payment of Expenses

      Each Servicer will be paid the applicable servicing fee for each mortgage loan serviced by it and any successor to a Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable servicing fee. As additional servicing compensation, each Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than prepayment premiums) to the extent collected from the borrower, (ii) any interest or other income earned on funds held in the servicing accounts and escrow accounts and other similar items described under each related servicing agreement and (iii) any prepayment interest excess to the extent not offset by prepayment interest shortfalls (in the case of Aurora, if applicable).

      The servicing fees are subject to reduction as described below under "Prepayment Interest Shortfalls". See "Servicing of Loans--Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

Waiver or Modification of Mortgage Loan Terms

      The Servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust fund; provided, however, that unless the Servicer has received the prior written consent of the Master Servicer, the Servicer may not permit any modification for any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding scheduled principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related Servicer must make an advance. However, the Servicer may not make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the related trust agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

      When a borrower prepays a mortgage loan in full or in part between scheduled payment dates, the borrower pays interest on the amount prepaid only from the last scheduled payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any prepayment interest shortfall is generally required to be paid by the applicable Servicer, up to the total amount of servicing fees received on the mortgage loans serviced by it for the applicable distribution date, and in the case of Aurora such amount shall not be offset by prepayment interest excess. The Master Servicer is not required to fund any prepayment interest shortfall required to be funded but not funded by the Servicers or a successor servicer as discussed herein.

Advances

      Each Servicer will generally be obligated to make advances to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related mortgage loan. The Master Servicer will be obligated to make any required advance if the Servicer fails in its obligation to do so, to the extent provided in the trust agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in realized losses.

      The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled payment owed by a borrower or a reduction of the applicable mortgage rate by application of the Servicemembers Civil Relief Act, as amended. No party which makes an advance is entitled to interest on those advances.

Primary Mortgage Insurance

      The Master Servicer and each Servicer will be required to take such action in servicing the mortgage loans as is necessary to keep the primary mortgage insurance policies in effect, and the Servicers will be responsible for filing claims under such primary mortgage insurance policies on behalf of the trust fund.

Collection of Taxes, Assessments and Similar Items

      The Servicers will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

      The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

      Each servicing agreement will provide that the related Servicer will certify to the Depositor, the trustee and the Master Servicer that all information prepared by it and provided to the Master Servicer relating to the mortgage loans serviced by that Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the related servicing agreements. Each trust agreement will provide that each year the Master Servicer will certify to the trustee that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under such trust agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and that the Master Servicer has received from each Servicer an annual certificate of compliance and a copy of that Servicer's annual audit report, in each case to the extent required under the applicable servicing agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

      Each servicing agreement and custodial agreement will provide that before or during March of each year, beginning with the year following the year in which the related closing date occurs, each servicer and custodian, respectively, will provide to the Depositor, the Seller, the Master Servicer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria. Each trust agreement will provide that during or before March of each year, beginning with the year following the year in which the related closing date occurs, the Master Servicer will provide to the Depositor, the Seller and the Trustee a report on an assessment of compliance with the AB Servicing Criteria. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans, within the meaning of Regulation AB, will also provide to the Depositor, the Seller, the Master Servicer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria.

      Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

      Each servicing agreement will also provide for delivery to the Depositor, the Seller, the Master Servicer and the Trustee during or before March of each year, beginning with the year following with year in which the related closing date occurs, a separate annual statement of compliance from each Servicer to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

      Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Trustee at the address of the Trustee. These items will also be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

                   Yield, Prepayment and Weighted Average Life

General

      The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related mortgage loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses, the purchase price for the certificates and other factors.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the mortgage loans. In general, if prevailing interest rates fall below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the mortgage loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The mortgage loans generally have due-on-sale clauses.

      In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the Servicers and their affiliates). In particular, the Seller and its affiliates (including Aurora) may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom the Seller or its affiliates believe may be considering refinancing their mortgage loans.

      The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of realized losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent decrease (or increase) in the rate of principal payments.

      Prepayments, liquidations and purchases of mortgage loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

      As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the certificates to create and/or maintain limited overcollateralization and to offset certain losses and shortfalls on the certificates. The level of excess interest available on any Distribution Date will be influenced by, among other things:

      o the overcollateralization level of the mortgage loans. This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the certificate principal amounts of the related certificates;

      o the loss experience of the mortgage loans. For example, excess interest will be reduced as a result of realized losses on the mortgage loans;

      o     the value of LIBOR;

      o the extent to which the weighted average of the net mortgage rates of the mortgage loans exceeds the weighted average of the interest rates of the certificates.

      No assurances can be given as to the amount or timing of excess interest distributable on the certificates.

      The yields to investors in the certificates will be affected by the exercise by the Master Servicer of its right to purchase the mortgage loans.

      If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of mortgage loans by the Seller due to breaches of representations and warranties.

                   Material Federal Income Tax Considerations

General

      Upon the issuance of the certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the trust agreement, each of the REMICs formed pursuant to the related trust agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

      The certificates may be issued with original issue discount ("OID"). A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Considerations - Taxation of Securities Treated as Debt Instruments - Interest Income and OID" in the prospectus.

                         Legal Investment Considerations

      Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA; provided that the related mortgage loans are secured by first liens on the related mortgaged properties. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

      Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

      Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

PROSPECTUS

                     Structured Asset Securities Corporation
                                    Depositor

                            Asset-Backed Certificates
                               Asset-Backed Notes
                              (Issuable in Series)

                                   ----------

Each Trust Fund:

o may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

      o will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

      o mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

      o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

      o private mortgage backed certificates, as described in this prospectus; and

      o payments due on those mortgage loans and mortgage backed certificates.

      The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.


The Securities:

o     will be offered for sale pursuant to a prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

o     may have one or more forms of credit enhancement.

      The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

      The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 LEHMAN BROTHERS
                  The date of this prospectus is April 3, 2006

                                  Introduction

      Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

      Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor. Each trust fund will consist primarily of one or more pools of the following types of assets:

      o mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

      o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

      o     private mortgage backed certificates; and

      o payments due on those mortgage loans and mortgage backed certificates.

      These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Sponsor," "The Depositor" and "The Trust Funds." The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

      Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

      The depositor's only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement. The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance. See "Servicing of Loans."

      If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features. In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus. See "Credit Support."

      The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield, Prepayment and Maturity Considerations."

      With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Considerations" in this prospectus.

      The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" in this prospectus and under "Underwriting" in the related prospectus supplement.

      There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See "Risk Factors" in this prospectus and in the related prospectus supplement.

                                Table of Contents

                                                                            Page
                                                                            ----
Introduction ...............................................................   2
Risk Factors ...............................................................   6
Description of the Securities ..............................................  32
   General .................................................................  32
   Distributions on the Securities .........................................  33
   Optional Termination ....................................................  35
   Optional Purchase of Securities .........................................  36
   Other Purchases .........................................................  36
   Book-Entry Registration .................................................  36
The Trust Funds ............................................................  37
   General .................................................................  37
   The Mortgage Loans ......................................................  38
   Multifamily and Mixed Use Mortgage Loans ................................  45
   Private Mortgage-Backed Securities ......................................  47
   Ginnie Mae Certificates .................................................  50
   Fannie Mae Certificates .................................................  51
   Freddie Mac Certificates ................................................  53
   Pre-Funding Arrangements ................................................  55
   Revolving Period Arrangements ...........................................  55
   Collection Account, Securities Administration Account and
      Distribution Account .................................................  56
   Other Funds or Accounts .................................................  56
Loan Underwriting Procedures and Standards .................................  57
   Underwriting Standards ..................................................  57
   Loss Experience .........................................................  57
   Representations and Warranties ..........................................  58
   Substitution of Primary Assets ..........................................  60
The Sponsor ................................................................  60
   General .................................................................  60
   Securitization Activities of the Sponsor ................................  62
The Depositor ..............................................................  62
Aurora Loan Services LLC ...................................................  63
   General .................................................................  63
   Servicing ...............................................................  63
   Master Servicing ........................................................  66
Servicing of Loans .........................................................  66
   General .................................................................  66
   The Master Servicer .....................................................  67
   The Servicers ...........................................................  67
   Collection Procedures; Escrow Accounts ..................................  68
   Deposits to and Withdrawals from the Collection Account .................  68
   Servicing Accounts ......................................................  70
   Buy-Down Loans, GPM Loans and Other Subsidized Loans ....................  71
   Advances and Other Payments, and Limitations Thereon ....................  72
   Maintenance of Insurance Policies and Other Servicing Procedures ........  73
   Presentation of Claims; Realization Upon Defaulted Loans ................  75
   Enforcement of Due-On-Sale Clauses ......................................  76
   Certain Rights Related to Foreclosure ...................................  77
   Servicing Compensation and Payment of Expenses ..........................  77
   Evidence as to Compliance ...............................................  78
   Certain Matters Regarding the Master Servicer ...........................  78
Credit Support .............................................................  80
   General .................................................................  80
   Subordinate Securities; Subordination Reserve Fund ......................  81
   Allocation of Losses ....................................................  81
   Cross-Support Features ..................................................  82
   Overcollateralization ...................................................  82
   Excess Interest .........................................................  82
   Insurance ...............................................................  82
   Letter of Credit ........................................................  83
   Financial Guaranty Insurance Policy .....................................  83
   Reserve Funds ...........................................................  83
   Derivative Instruments ..................................................  84
   Description of Mortgage and Other Insurance .............................  84
   Mortgage Insurance on the Loans .........................................  84
   Hazard Insurance on the Loans ...........................................  90
   Bankruptcy Bond .........................................................  91
   Repurchase Bond .........................................................  92
Derivatives ................................................................  92
The Agreements .............................................................  93
   Issuance of Securities ..................................................  93
   Assignment of Primary Assets ............................................  94
   Repurchase and Substitution of Non-Conforming Loans .....................  96
   Reports to Securityholders ..............................................  97
   Investment of Funds .....................................................  98
   Event of Default; Rights Upon Event of Default ..........................  99
   The Trustee ............................................................. 101
   Duties of the Trustee ................................................... 101
   Resignation of Trustee .................................................. 102
   Distribution Account .................................................... 102
   The Securities Administrator ............................................ 102
   Duties of the Securities Administrator .................................. 102
   Resignation of Securities Administrator ................................. 103
   Securities Administration Account ....................................... 103
   Expense Reserve Fund .................................................... 104
   Amendment of Agreement .................................................. 104

                                                                            Page
                                                                            ----
   Voting Rights ........................................................... 104
   REMIC Administrator ..................................................... 104
   Administration Agreement ................................................ 104
   Periodic Reports ........................................................ 105
   Termination ............................................................. 105
Legal Aspects of Loans ..................................................... 106
   Mortgages ............................................................... 106
   Junior Mortgages; Rights of Senior Mortgages ............................ 106
   Cooperative Loans ....................................................... 108
   Foreclosure on Mortgages ................................................ 110
   Realizing Upon Cooperative Loan Security ................................ 110
   Rights of Redemption .................................................... 111
   Anti-Deficiency Legislation and Other Limitations on Lenders ............ 112
   Servicemembers Civil Relief Act ......................................... 114
   Environmental Considerations ............................................ 115
   Due-on-Sale Clauses in Mortgage Loans ................................... 116
   Enforceability of Prepayment Charges, Late Payment Fees and
     Debt-Acceleration Clauses ............................................. 116
   Equitable Limitations on Remedies ....................................... 117
   Applicability of Usury Laws ............................................. 117
   Multifamily and Mixed Use Loans ......................................... 118
   Leases and Rents ........................................................ 118
   Default Interest and Limitations on Prepayment .......................... 119
   Secondary Financing; Due-on-Encumbrance Provisions ...................... 119
   Certain Laws and Regulations ............................................ 119
   Americans with Disabilities Act ......................................... 120
   Personal Property ....................................................... 120
   Adjustable Interest Rate Loans .......................................... 120
   Manufactured Home Loans ................................................. 121
Yield, Prepayment and Maturity
   Considerations .......................................................... 123
   Payment Delays .......................................................... 123
   Principal Prepayments ................................................... 123
   Timing of Reduction of Principal Amount ................................. 124
   Interest or Principal Weighted Securities ............................... 124
   Certain Derivative Instruments .......................................... 124
   Final Scheduled Distribution Date ....................................... 124
   Prepayments and Weighted Average Life ................................... 125
   Other Factors Affecting Weighted Average Life ........................... 126
Material Federal Income Tax Considerations ................................. 127
   Types of Securities ..................................................... 128
   Taxation of Securities Treated as Debt Instruments ...................... 130
   REMIC Residual Certificates ............................................. 136
   Grantor Trust Certificates .............................................. 142
   Partner Certificates .................................................... 144
   Special Tax Attributes .................................................. 147
   Backup Withholding ...................................................... 148
   Reportable Transactions ................................................. 148
State and Local Tax Considerations ......................................... 149
ERISA Considerations ....................................................... 149
   General ................................................................. 149
   The Underwriter Exemption ............................................... 150
   Additional Considerations for Securities which are Notes ................ 154
   Additional Fiduciary Considerations ..................................... 154
Legal Investment Considerations ............................................ 154
Legal Matters .............................................................. 155
Use of Proceeds ............................................................ 155
Plan of Distribution ....................................................... 156
Static Pool Information .................................................... 157
Additional Information ..................................................... 157
Incorporation of Certain Documents by Reference ............................ 158
Reports to Securityholders ................................................. 158
Index of Principal Terms ................................................... 159
Annex A Book-Entry Procedures .............................................. A-1
Annex B Global Clearance, Settlement and Tax Documentation Procedures ...... B-1

                                  Risk Factors

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under "Risk Factors" in the prospectus supplement.

Mortgage Loans Originated According
   to Non-Agency Underwriting
   Guidelines May Have Higher
   Expected Delinquencies................   If specified in the related
                                            prospectus supplement, the mortgage
                                            loans may have been originated
                                            according to underwriting guidelines
                                            that do not comply with Fannie Mae
                                            or Freddie Mac guidelines. These
                                            types of mortgage loans are
                                            sometimes referred to as "subprime,"
                                            "non-prime" or "non-conforming"
                                            mortgage loans. Whereas "prime"
                                            loans are typically made to
                                            borrowers who have a strong credit
                                            history and can demonstrate a
                                            capacity to repay their loans,
                                            subprime loans are typically made to
                                            borrowers who are perceived as
                                            deficient in either or both of these
                                            respects. The borrowers may have
                                            imperfect credit histories, ranging
                                            from minor delinquencies to
                                            bankruptcy, or relatively high
                                            ratios of monthly mortgage payments
                                            to income or relatively high ratios
                                            of total monthly credit payments to
                                            income. While lenders consider a
                                            borrower's credit history when
                                            determining whether a loan is other
                                            than prime, they also consider the
                                            mortgage loan characteristics, such
                                            as loan-to-value ratio, or
                                            attributes of the property that may
                                            cause the loan to carry elevated
                                            credit risk.

                                            Compared with prime loans, subprime
                                            loans typically have higher
                                            loan-to-value ratios, reflecting the
                                            greater difficulty that subprime
                                            borrowers have in making down
                                            payments and the propensity of these
                                            borrowers to extract equity during
                                            refinancing. Historically, subprime
                                            borrowers pay higher rates of
                                            interest, go into delinquency more
                                            often, and have their properties
                                            foreclosed at a higher rate than
                                            either prime borrowers or borrowers
                                            of mortgage loans originated in
                                            accordance with Fannie Mae or
                                            Freddie Mac guidelines. A
                                            significant portion of the mortgage
                                            loans in the trust fund may have
                                            been classified in these relatively
                                            low (i.e., relatively higher risk)
                                            credit categories.

                                            Rising unemployment, higher interest
                                            rates, or a decline in housing
                                            prices generally or in certain
                                            regions of the United States may
                                            have a greater effect on the
                                            delinquency, foreclosure, bankruptcy
                                            and loss experience of subprime
                                            mortgage loans and other mortgage
                                            loans of relatively low credit
                                            quality than on mortgage loans
                                            originated under stricter
                                            guidelines. We cannot assure you
                                            that the values of the mortgaged
                                            properties have remained or will
                                            remain at levels in effect on the
                                            dates of origination of the related
                                            mortgage loans. These risks are
                                            magnified with respect to adjustable
                                            payment mortgage loans,
                                            interest-only mortgage loans, loans
                                            with balloon payments and loans
                                            which provide for negative
                                            amortization. See "--Changes in U.S.
                                            Economic Conditions May Adversely
                                            Affect the Performance of Mortgage
                                            Loans, Particularly Adjustable
                                            Payment Loans of Various Types" for
                                            a discussion of risks related to
                                            economic conditions generally and
                                            adjustable payment mortgage loans.

                                            Consequently, mortgage loans
                                            originated according to underwriting
                                            guidelines that are not as strict as
                                            Fannie Mae or Freddie Mac guidelines
                                            may be likely to experience rates of
                                            delinquency, foreclosure and
                                            bankruptcy that are higher, and that
                                            may be substantially higher, than
                                            those experienced by mortgage loans
                                            underwritten in accordance with
                                            higher standards.

                                            "Alt-A" Mortgage Loans: If specified
                                            in the related prospectus
                                            supplement, the trust fund may
                                            include mortgage loans originated
                                            according to "Alternative-A" or
                                            "Alt-A" underwriting guidelines.
                                            Although Alt-A loans are typically
                                            made to borrowers who have a strong
                                            credit history and can demonstrate a
                                            capacity to repay their loans, Alt-A
                                            mortgage loans may have some of the
                                            characteristics and risks of
                                            subprime mortgage loans described
                                            above. In particular, Alt-A mortgage
                                            loans (1) are often originated under
                                            underwriting guidelines with more
                                            limited and reduced documentation
                                            requirements, (2) have higher
                                            loan-to-value ratios than prime
                                            loans, (3) are more likely to be
                                            secured by properties not primarily
                                            occupied by the related borrower
                                            than prime loans and (4) often have
                                            prepayment penalties. You should
                                            consider the risks discussed above
                                            if the trust fund contains Alt-A
                                            mortgage loans.

                                            See "Loan Underwriting Procedures
                                            and Standards" in this prospectus
                                            and see the prospectus supplement
                                            for a description of the
                                            characteristics of the related
                                            mortgage loans and for a general
                                            description of the underwriting
                                            guidelines applied in originating
                                            the related mortgage loans.

Aspects of the Mortgage Loan
   Origination Process May Result in
   Higher Expected Delinquencies.........   Various factors in the process of
                                            originating the mortgage loans in
                                            the trust fund may have the effect
                                            of increasing delinquencies and
                                            defaults on the mortgage loans.
                                            These factors may include any or all
                                            of the following:

                                            Appraisal quality: During the
                                            mortgage loan underwriting process,
                                            appraisals are generally obtained on
                                            each prospective mortgaged property.
                                            The quality of these appraisals may
                                            vary widely in accuracy and
                                            consistency. Because in most cases
                                            the appraiser is selected by the
                                            mortgage loan broker or lender, the
                                            appraiser may feel pressure from
                                            that broker or lender to provide an
                                            appraisal in the amount necessary to
                                            enable the originator to make the
                                            loan, whether or not the value of
                                            the property justifies such an
                                            appraised value. Inaccurate or
                                            inflated appraisals may result in an
                                            increase in the number and severity
                                            of losses on the mortgage loans.

                                            Stated income underwriting
                                            guidelines: Most underwriting
                                            guidelines applied in the
                                            origination of mortgage loans have
                                            several different levels of
                                            documentation requirements
                                            applicable to prospective borrowers.
                                            There has recently been an
                                            increasing number of mortgage loans
                                            originated under "stated income"
                                            programs, which permit an applicant
                                            to qualify for a mortgage loan based
                                            upon monthly income as stated on the
                                            mortgage loan application, if the
                                            applicant meets certain criteria.
                                            Typically no verification of monthly
                                            income is required under stated
                                            income programs, which increases the
                                            risk that these borrowers have
                                            overstated their income and may not
                                            have sufficient income to make their
                                            monthly mortgage loan payments. You
                                            should consider the risk that a
                                            higher number of mortgage loans
                                            originated under stated income
                                            programs may result in increased
                                            delinquencies and defaults on the
                                            mortgage loans in the trust fund.

                                            Underwriting guideline exceptions:
                                            Although mortgage originators
                                            generally underwrite mortgage loans
                                            in accordance with their
                                            pre-determined loan underwriting
                                            guidelines, from time to time and in
                                            the ordinary course of business,
                                            originators will make exceptions to
                                            these guidelines. Loans originated
                                            with exceptions may result in a
                                            higher number of delinquencies and
                                            loss severities than loans
                                            originated in strict compliance with
                                            the designated underwriting
                                            guidelines.

                                            Non-owner occupied properties:
                                            Mortgage Loans secured by properties
                                            acquired by investors for the
                                            purposes of rental income or capital
                                            appreciation, or properties acquired
                                            as second homes, tend to have higher
                                            severities of default than
                                            properties that are regularly
                                            occupied by the related borrowers.
                                            In a default, real property
                                            investors who do not reside in the
                                            mortgaged property may be more
                                            likely to abandon the related
                                            mortgaged property, increasing the
                                            severity of the default.

                                            Broker and correspondent origination
                                            versus retail origination: Mortgage
                                            loans that have been originated on
                                            behalf of the originators by
                                            unaffiliated brokers or
                                            correspondents rather than directly
                                            by the originators themselves may
                                            experience a higher rate of
                                            delinquencies and defaults. In
                                            particular, a substantial number of
                                            subprime mortgage loans are
                                            originated by brokers rather than
                                            directly by the related originators.

                                            Fraud: Fraud committed in the
                                            origination process may increase
                                            delinquencies and defaults on the
                                            mortgage loans. For example, a
                                            borrower may present fraudulent
                                            documentation to a lender during the
                                            mortgage loan underwriting process,
                                            which may enable the borrower to
                                            qualify for a higher balance or
                                            lower interest rate mortgage loan
                                            than the borrower would otherwise
                                            qualify for. In addition,
                                            increasingly frequent incidences of
                                            identity theft involving borrowers,
                                            particularly in the case of mortgage
                                            loans originated by brokers and
                                            under streamlined origination
                                            programs, may result in an increased
                                            number of fraudulent mortgage loans
                                            that are not secured by a mortgaged
                                            property. To the extent that the
                                            trust fund includes any mortgage
                                            loans originated electronically over
                                            the Internet, these originations are
                                            more likely to be fraudulent. You
                                            should consider the potential effect
                                            of fraud by borrowers, brokers and
                                            other third parties on the yield on
                                            your securities.

                                            Self-employed borrowers:
                                            Self-employed borrowers may be more
                                            likely to default on their mortgage
                                            loans than salaried or commissioned
                                            borrowers and generally have less
                                            predictable income. In addition,
                                            many self-employed borrowers are
                                            small business owners who may be
                                            personally liable for their business
                                            debt. Consequently, you should
                                            consider that a higher number of
                                            self-employed borrowers may result
                                            in increased defaults on the
                                            mortgage loans in the trust fund.

                                            First time borrowers: First time
                                            home buyers are often younger, have
                                            shorter credit histories, are more
                                            highly leveraged and have less
                                            experience with undertaking mortgage
                                            debt and maintaining a residential
                                            property than other borrowers. The
                                            presence of loans with first time
                                            buyers in the mortgage pool may
                                            increase the number of defaults on
                                            the mortgage loans.

                                            Although the aspects of the mortgage
                                            loan origination process described
                                            above may be indicative of the
                                            performance of the mortgage loans,
                                            information regarding these factors
                                            may not be available for the
                                            mortgage loans in the trust fund,
                                            unless specified in the prospectus
                                            supplement.

                                            See "Loan Underwriting Procedures
                                            and Standards" in this prospectus
                                            and see the prospectus supplement
                                            for a description of the
                                            characteristics of the related
                                            mortgage loans and for a general
                                            description of the underwriting
                                            guidelines applied in originating
                                            the related mortgage loans.

Changes in U.S. Economic Conditions
   May Adversely Affect the
   Performance of Mortgage Loans,
   Particularly Adjustable Payment
   Loans of Various Types................   Recently, an increasingly large
                                            proportion of residential mortgage
                                            loans originated in the United
                                            States have been adjustable payment
                                            mortgage loans, including loans that
                                            have interest-only or negative
                                            amortization features. Mortgage
                                            loans that are referred to generally
                                            as adjustable payment or adjustable
                                            rate mortgage loans may include any
                                            of the following types of loans:

                                            o  mortgage loans whose interest
                                               rate adjusts on the basis of a
                                               variable index plus a margin,
                                               with the initial adjustment
                                               typically occurring six months
                                               after origination of the related
                                               mortgage loan and adjustments
                                               occurring every six months
                                               thereafter; these loans may or
                                               may not have a low introductory
                                               interest rate;

                                            o  "hybrid" mortgage loans, whose
                                               interest rate is fixed for the
                                               initial period specified in the
                                               related mortgage note, and
                                               thereafter adjusts periodically
                                               based on the related index;

                                            o  "interest-only" mortgage loans,
                                               which provide for payment of
                                               interest at the related mortgage
                                               interest rate, but no payment of
                                               principal, for the period
                                               specified in the related mortgage
                                               note; thereafter, the monthly
                                               payment is increased to an amount
                                               sufficient to amortize the
                                               principal balance of the mortgage
                                               loan over the remaining term and
                                               to pay interest at the applicable
                                               mortgage interest rate;

                                            o  "negative amortization" mortgage
                                               loans, which may have a low
                                               introductory interest rate, and
                                               thereafter have a mortgage
                                               interest rate which adjusts
                                               periodically based on the related
                                               index; however, the borrower is
                                               only required to make a minimum
                                               monthly payment which may not be
                                               sufficient to pay the monthly
                                               interest accrued, resulting in an
                                               increase to the principal balance
                                               of the mortgage loan by the
                                               amount of unpaid interest; and

                                            o  "option ARMs," which combine
                                               several of the features described
                                               above and permit the borrower to
                                               elect whether to make a monthly
                                               payment sufficient to pay accrued
                                               interest and amortize the
                                               principal balance, make an
                                               interest-only payment or make a
                                               minimum payment that may be
                                               insufficient to pay accrued
                                               interest (with the unpaid
                                               interest added to the principal
                                               balance of the loan).

                                            If specified in the related
                                            prospectus supplement, the trust
                                            fund may include significant
                                            concentrations of these types of
                                            adjustable payment mortgage loans,
                                            which present special default and
                                            prepayment risks.

                                            The primary attraction to borrowers
                                            of these adjustable payment mortgage
                                            loan products is that initial
                                            monthly mortgage loan payments can
                                            be significantly lower than fixed
                                            rate or level pay mortgage loans
                                            under which the borrower pays both
                                            principal and interest at an
                                            interest rate fixed for the life of
                                            the mortgage loan. As a result, many
                                            borrowers are able to incur
                                            substantially greater mortgage debt
                                            using one of these adjustable
                                            payment mortgage loan products than
                                            if they used a standard amortizing
                                            fixed rate mortgage loan.

                                            In addition, a substantial number of
                                            these adjustable payment mortgage
                                            loans have been originated in
                                            regions of the United States that
                                            have seen substantial residential
                                            housing price appreciation over the
                                            past few years, such as California
                                            and major metropolitan areas in
                                            other states. Many borrowers in
                                            these markets have used adjustable
                                            payment mortgage loan products to
                                            purchase homes that are
                                            comparatively larger or more
                                            expensive than they would otherwise
                                            have purchased with a fixed rate
                                            mortgage loan with relatively higher
                                            monthly payments. These borrowers
                                            may have taken out these mortgage
                                            loan products in the expectation
                                            that either (1) their income will
                                            rise by the time their fixed rate
                                            period or interest-only period
                                            expires, thus enabling them to make
                                            the higher monthly payments, or (2)
                                            in an appreciating real estate
                                            market, they will be able to sell
                                            their property for a higher price or
                                            will be able to refinance the
                                            mortgage loan before the expiration
                                            of the fixed rate or interest-only
                                            period.

                                            Borrowers with adjustable payment
                                            mortgage loans will likely be
                                            exposed to increased monthly
                                            payments (1) when the mortgage
                                            interest rate adjusts upward from a
                                            low introductory rate to the rate
                                            computed in accordance with the
                                            applicable index and margin, (2) if
                                            interest rates rise significantly,
                                            (3) in the case of interest-only
                                            mortgage loans, from the large
                                            increases in monthly payments when
                                            the interest-only terms expire and
                                            the monthly payments on these loans
                                            are recalculated to amortize the
                                            outstanding principal balance over
                                            the remaining term or (4) in the
                                            case of loans with negative
                                            amortization features, from the
                                            large increases in monthly payments
                                            when the payments are recalculated
                                            to amortize the outstanding
                                            principal balance.

                                            When evaluating a mortgage loan
                                            application from a prospective
                                            borrower for an adjustable payment
                                            or interest-only mortgage loan, many
                                            mortgage originators determine the
                                            amount of loan that borrower can
                                            afford based on the borrower's
                                            initial scheduled monthly payments,
                                            or the scheduled monthly payments on
                                            the first mortgage interest rate
                                            reset date, rather than based on the
                                            adjusted monthly payments as of
                                            future mortgage interest reset dates
                                            (in the case of adjustable rate
                                            mortgage loans) or the principal
                                            amortization date (in the case of
                                            interest-only mortgage loans).
                                            Unless otherwise specified in the
                                            related prospectus supplement,
                                            mortgage loan characteristics and
                                            debt-to-income ratios set forth in
                                            the prospectus supplement will
                                            reflect the scheduled mortgage loan
                                            payments due or being made as of the
                                            "cut-off date," and will not reflect
                                            the mortgage loan payment resets
                                            that will occur during the life of
                                            the mortgage loan. These origination
                                            practices may increase the
                                            sensitivity of mortgage loan
                                            performance and defaults to changes
                                            in U.S. economic conditions.

                                            In recent years, mortgage interest
                                            rates have been at historically low
                                            levels. Although short-term interest
                                            rates have increased from their
                                            lowest levels, long-term interest
                                            rates have remained low. If mortgage
                                            interest rates rise, borrowers will
                                            experience increased monthly
                                            payments on their adjustable rate
                                            mortgage loans. As the fixed
                                            interest
                                            rates on hybrid mortgage loans
                                            expire and convert to adjustable
                                            rates, borrowers may find that the
                                            new minimum monthly payments are
                                            considerably higher and they may not
                                            be able to make those payments.

                                            In addition, without regard to
                                            changes in interest rates, the
                                            monthly payments on mortgage loans
                                            with interest-only or negative
                                            amortization features will increase
                                            substantially when the principal
                                            must be repaid.

                                            Any of these factors, or a
                                            combination of these factors, could
                                            cause mortgage loan defaults to
                                            increase substantially.

                                            Borrowers who intend to avoid
                                            increased monthly payments by
                                            refinancing their mortgage loans may
                                            find that lenders may not in the
                                            future be willing or able to offer
                                            these adjustable payment mortgage
                                            loan products, or to offer these
                                            products at relatively low interest
                                            rates. A decline in housing prices
                                            generally or in certain regions of
                                            the United States could also leave
                                            borrowers with insufficient equity
                                            in their homes to permit them to
                                            refinance. In addition, if the
                                            recent rapid increase in house
                                            prices ceases or housing prices
                                            decline, borrowers who intend to
                                            sell their properties on or before
                                            the expiration of the fixed rate
                                            periods or interest-only periods on
                                            their mortgage loans may find that
                                            they cannot sell their properties
                                            for an amount equal to or greater
                                            than the unpaid principal balance of
                                            their loans, especially in the case
                                            of negative amortization mortgage
                                            loans. These events could cause
                                            borrowers to default on their
                                            mortgage loans.

                                            Rising unemployment and slow wage
                                            growth in certain regions of the
                                            United States or generally could
                                            also impact the ability of many
                                            borrowers with adjustable payment
                                            mortgage loans to make the higher
                                            monthly payments resulting from the
                                            expiration of fixed rate periods or
                                            interest-only periods, or from
                                            increases in interest rates. If
                                            borrowers become unemployed in a
                                            slowing economy, or if they find
                                            that expected increases in personal
                                            income have not occurred, they may
                                            be unable to make the higher monthly
                                            mortgage payments.

                                            It is likely that borrowers with
                                            adjustable payment mortgage loans
                                            will over the next several years be
                                            required to spend a larger
                                            proportion of their income to
                                            service their mortgage debt. This
                                            increase could, in the absence of
                                            strong wage growth, come at the
                                            expense of other expenditures by
                                            these borrowers, particularly
                                            consumer spending. It is possible
                                            that a decline in consumer spending
                                            could cause the U.S. economy to slow
                                            or decline, which could give rise to
                                            increased unemployment and falling
                                            property values. These factors would
                                            negatively impact the ability of
                                            many borrowers to meet their
                                            increased monthly mortgage payments
                                            as described above. As a
                                            consequence, defaults on adjustable
                                            payment mortgage loans may increase
                                            significantly.

                                            Any of the factors described above,
                                            alone or in combination, could
                                            adversely affect the yield on your
                                            securities. Depending upon the type
                                            of security purchased and the price
                                            paid, the adverse yield effect could
                                            be substantial.

                                            These risks are magnified with
                                            respect to mortgage loans made on
                                            the basis of relatively low credit
                                            standards. See "--Mortgage Loans
                                            Originated According to Non-Agency
                                            Underwriting Guidelines May Have
                                            Higher Expected Delinquencies" for a
                                            discussion of risks related
                                            to mortgage loans that are sometimes
                                            referred to as "subprime,"
                                            "non-conforming" or "alt-A," or are
                                            otherwise originated in accordance
                                            with credit standards that do not
                                            conform to those of Fannie Mae or
                                            Freddie Mac.

                                            Several types of adjustable payment
                                            mortgage loans discussed above, in
                                            particular "option ARMs" and
                                            interest-only mortgage loans, have
                                            only been originated in any
                                            significant numbers in relatively
                                            recent years. Consequently, there is
                                            no material statistical information
                                            showing payment and default trends
                                            under a variety of macroeconomic
                                            conditions. In particular, it is
                                            unclear how these mortgage loan
                                            products will perform in a declining
                                            housing market or under other
                                            negative macroeconomic conditions.

                                            See "--Risks Related to Mortgage
                                            Loans with Interest-Only Payments"
                                            and "--Risks Related to Mortgage
                                            Loans that Provide for Negative
                                            Amortization" for further discussion
                                            of mortgage loans with interest-only
                                            or negative amortization features,
                                            respectively.

Risks Related to Mortgage Loans with
   Interest-Only Payments................   If specified in the related
                                            prospectus supplement, some of the
                                            mortgage loans to be included in the
                                            trust fund may provide for payment
                                            of interest at the related mortgage
                                            interest rate, but no payment of
                                            principal, for the period following
                                            origination specified in the related
                                            prospectus supplement. Following the
                                            applicable interest-only period, the
                                            monthly payment with respect to each
                                            of these mortgage loans will be
                                            increased to an amount sufficient to
                                            amortize the principal balance of
                                            the mortgage loan over the remaining
                                            term and to pay interest at the
                                            applicable mortgage interest rate.

                                            If applicable, the presence of these
                                            mortgage loans in the trust fund
                                            will, absent other considerations,
                                            result in longer weighted average
                                            lives of the related securities than
                                            would have been the case had these
                                            loans not been included in the trust
                                            fund. In addition, borrowers may
                                            view the absence of any obligation
                                            to make a payment of principal
                                            during the interest-only period
                                            following origination specified in
                                            the related prospectus supplement as
                                            a disincentive to prepayment.
                                            Conversely, however, borrowers may
                                            be more likely to refinance their
                                            mortgage loans when the related
                                            interest-only period expires,
                                            resulting in increased prepayments.

                                            After a borrower's monthly payment
                                            has been increased to include
                                            principal amortization, and assuming
                                            the borrower does not refinance the
                                            related mortgage loan, delinquency
                                            or default may be more likely.

                                            See also "--Changes in U.S. Economic
                                            Conditions May Adversely Affect the
                                            Performance of Mortgage Loans,
                                            Particularly Adjustable Payment
                                            Loans of Various Types" for a
                                            discussion of risks related to
                                            interest-only mortgage loans and
                                            economic conditions.

Risks Related to Mortgage Loans
   that Provide for Negative
   Amortization..........................   If specified in the related
                                            prospectus supplement, the trust
                                            fund may include mortgage loans that
                                            provide for so-called "negative
                                            amortization." Negative amortization
                                            mortgage loans generally provide the
                                            borrower with a low initial
                                            introductory interest rate.
                                            Thereafter, the mortgage interest
                                            rate is calculated at the index
                                            specified in the related
                                            mortgage note plus the applicable
                                            margin. However, the borrower is
                                            only required to make (or may elect
                                            to make) for the period specified in
                                            the related mortgage note a minimum
                                            monthly payment on the mortgage loan
                                            that may be sufficient to amortize
                                            the principal balance of the
                                            mortgage loan over the remaining
                                            term but not to pay all accrued
                                            interest, or may be insufficient to
                                            pay accrued interest and not
                                            amortize the principal balance at
                                            all.

                                            At the end of this initial period,
                                            and periodically thereafter, the
                                            borrower's minimum monthly payment
                                            is adjusted to reflect the
                                            prevailing interest rate, consisting
                                            of the current applicable index plus
                                            the applicable margin, plus a
                                            principal amount sufficient to
                                            amortize the mortgage loan over the
                                            remaining applicable term.
                                            Typically, the borrower's monthly
                                            payment will not be increased or
                                            decreased by more than a periodic
                                            cap and is subject to a maximum
                                            interest rate, as specified in the
                                            related mortgage note. Nevertheless,
                                            although each year's recalculated
                                            monthly payment will be based on the
                                            prevailing rate of the applicable
                                            index at the time of the annual
                                            payment adjustment date, this index
                                            may continue to adjust up or down
                                            throughout the course of the year.

                                            During a period of rising interest
                                            rates, as well as before the annual
                                            adjustment to the minimum monthly
                                            payment made by the borrower, the
                                            amount of interest accruing on the
                                            principal balance of the related
                                            mortgage loan may exceed the amount
                                            of the scheduled monthly payment. As
                                            a result, a portion of the accrued
                                            interest on the related mortgage
                                            loan may become deferred interest
                                            that will be added to its principal
                                            balance and will also bear interest
                                            at the applicable interest rate.

                                            In addition, the amount by which a
                                            monthly payment may be adjusted on
                                            an annual payment adjustment date is
                                            generally limited and may not be
                                            sufficient to amortize fully the
                                            unpaid principal balance of a
                                            negative amortization mortgage loan
                                            over its remaining term to maturity.

                                            Generally, under the circumstances
                                            and at the intervals provided in the
                                            related mortgage note, the monthly
                                            payment due on a negative
                                            amortization mortgage loan will be
                                            "recast" without regard to the
                                            related payment cap in order to
                                            provide for payment of the
                                            outstanding balance of the mortgage
                                            loan over its remaining term.

                                            In summary, then, as interest rates
                                            increase (or, in some cases, even if
                                            market interest rates remain
                                            stable), the principal balance of a
                                            negative amortization mortgage loan
                                            will increase over time, thereby
                                            increasing the monthly payments to
                                            be paid by the borrower when
                                            principal must be repaid, making
                                            refinancing more difficult and
                                            increasing the potential adverse
                                            effect of macroeconomic trends. See
                                            "--Changes in U.S. Economic
                                            Conditions May Adversely Affect the
                                            Performance of Mortgage Loans,
                                            Particularly Adjustable Payment
                                            Loans of Various Types" above.

                                            In addition, any deferral of
                                            interest on negative amortization
                                            mortgage loans will result in a
                                            reduction of the amount of interest
                                            available to be distributed as
                                            interest to the securities. If
                                            specified in the related prospectus
                                            supplement, the reduction in
                                            interest collections may be offset,
                                            in part, by applying certain
                                            prepayments received on the mortgage
                                            loans to interest payments on the
                                            securities. In that case, the
                                            excess of any deferred interest on
                                            the mortgage loans over the
                                            prepayments received on the mortgage
                                            loans, or net deferred interest,
                                            will be allocated among the classes
                                            of securities in an amount equal to
                                            the excess of the interest accrued
                                            on each such class at its applicable
                                            interest rate over the amount of
                                            interest that would have accrued if
                                            the applicable interest rate for
                                            each class had been equal to a rate
                                            adjusted for net deferred interest
                                            on the related mortgage loans, as
                                            described in the related prospectus
                                            supplement. Any such allocation of
                                            net deferred interest could, as a
                                            result, affect the weighted average
                                            maturity of the affected class of
                                            securities.

Early or Multiple Payment Defaults
   May Be Indicative of Higher Rates
   of Delinquencies and Losses in the
   Future ...............................   As specified in the related
                                            prospectus supplement, a certain
                                            number of mortgage loans included in
                                            the trust fund may be delinquent as
                                            of the applicable cut-off date or
                                            may have been delinquent in payment
                                            in the last twelve months on one or
                                            more due dates.

                                            Prior delinquencies and, in
                                            particular, first or early payment
                                            defaults, may be an indication of
                                            underwriting errors in assessing the
                                            financial means and/or credit
                                            history of the borrower or of an
                                            adverse change in the financial
                                            status of the borrower. These
                                            mortgage loans are likely to
                                            experience rates of delinquency,
                                            foreclosure and bankruptcy that are
                                            higher, and that may be
                                            substantially higher, than those
                                            experienced by mortgage loans whose
                                            borrowers have more favorable
                                            payment histories.

Mortgage Loans with High Original
   Loan-to-Value Ratios May Present
   a Greater Risk of Loss................   As specified in the related
                                            prospectus supplement, some of the
                                            mortgage loans included in the trust
                                            fund may have original loan-to-value
                                            ratios of greater than 80%. Mortgage
                                            loans with high loan-to-value
                                            ratios, particularly those in excess
                                            of 100%, may be more likely to
                                            experience default and foreclosure
                                            than mortgage loans with low
                                            original loan-to-value ratios.

                                            Moreover, mortgage loans with high
                                            original loan-to-value ratios are
                                            more likely to be subject to a
                                            judicial reduction of the loan
                                            amount in bankruptcy or other
                                            proceedings than mortgage loans with
                                            lower original loan-to-value ratios.
                                            If a court relieves a borrower's
                                            obligation to repay amounts
                                            otherwise due on a mortgage loan,
                                            none of the servicers or the master
                                            servicer will be required to advance
                                            funds in respect of relieved
                                            amounts, and any related loss may
                                            reduce the amount available to be
                                            paid to securityholders. In such
                                            event, holders of subordinate
                                            classes of securities may suffer
                                            losses.

Special Default Risk of Second
   Lien Mortgage Loans...................   If the related prospectus supplement
                                            specifies that the trust fund
                                            includes mortgage loans that are
                                            secured by second liens on the
                                            related mortgaged properties, these
                                            second lien mortgage loans will be
                                            subordinate to the rights of the
                                            mortgagee under the related first
                                            mortgages. Generally, the holder of
                                            a second lien mortgage loan will be
                                            subject to a loss of its mortgage if
                                            the holder of the first mortgage is
                                            successful in foreclosure of its
                                            mortgage, because no second liens or
                                            encumbrances survive such a
                                            foreclosure. In addition, due to the
                                            priority of the first mortgage, the
                                            holder of the second lien mortgage
                                            may not be
                                            able to control the timing, method
                                            or procedure of any foreclosure
                                            action relating to the mortgaged
                                            property. Furthermore, any
                                            liquidation, insurance or
                                            condemnation proceeds received on
                                            the second lien mortgage will be
                                            available to satisfy the outstanding
                                            balance of the mortgage loan only to
                                            the extent that the claim of the
                                            related first mortgage has been
                                            satisfied in full, including any
                                            foreclosure costs. Accordingly, if
                                            liquidation proceeds are
                                            insufficient to satisfy the mortgage
                                            loan secured by the second lien and
                                            all prior liens in the aggregate,
                                            and if the credit enhancement
                                            provided by any excess interest and
                                            overcollateralization (if
                                            applicable) has been exhausted or is
                                            otherwise unavailable to cover the
                                            loss, securityholders will bear the
                                            risk of delay in payments while any
                                            deficiency judgment against the
                                            borrower is sought and the risk of
                                            loss if the deficiency judgment is
                                            not pursued, cannot be obtained or
                                            is not realized for any other
                                            reason.

Risks Related to Simultaneous Second
   Liens and Other Borrower Debt.........   At the time of origination of any
                                            first lien mortgage loans in the
                                            trust fund, the originators or other
                                            lenders may also have made second
                                            lien loans to the same borrowers
                                            that will not be included in the
                                            trust fund. In addition, other
                                            borrowers whose first lien loans are
                                            included in the trust fund may have
                                            obtained secondary mortgage
                                            financing following origination of
                                            the first lien loans. In addition,
                                            borrowers may increase their
                                            aggregate indebtedness substantially
                                            by assuming consumer debt of various
                                            types. Consequently, investors
                                            should consider that borrowers who
                                            have less equity in their homes, or
                                            who have substantial mortgage and
                                            consumer indebtedness, may be more
                                            likely to default and may be more
                                            likely to submit to foreclosure
                                            proceedings.

                                            In addition, the nature of any
                                            second lien may influence the
                                            prepayment characteristics of the
                                            first lien included in the trust
                                            fund. Borrowers may be more likely
                                            to refinance and prepay the first
                                            lien when any secondary mortgage
                                            financing becomes due in full, and
                                            consequently investors should be
                                            aware that the rate of prepayment of
                                            the first lien mortgage loans in the
                                            trust fund may be affected by any
                                            associated second lien loans.

Geographic Concentration of
   Mortgage Loans........................   The mortgage loans to be included in
                                            the trust fund may be concentrated
                                            in one or more states, as specified
                                            in the related prospectus
                                            supplement. The rate of
                                            delinquencies, defaults and losses
                                            on the mortgage loans may be higher
                                            than if fewer of the mortgage loans
                                            were concentrated in those states
                                            because the following conditions
                                            will have a disproportionate impact
                                            on the mortgage loans in general:

                                            o  Weak economic conditions in those
                                               states, which may or may not
                                               affect real property values, may
                                               affect the ability of borrowers
                                               to repay their loans on time.

                                            o  Declines in the residential real
                                               estate market in those states may
                                               reduce the values of properties
                                               located in those states, which
                                               would result in an increase in
                                               the loan-to-value ratios of the
                                               related mortgage loans.

                                            o  Properties in California, Florida
                                               and the Gulf of Mexico coast, in
                                               particular, may be more
                                               susceptible than homes located in
                                               other parts
                                               of the country to certain types
                                               of uninsurable hazards, such as
                                               hurricanes, as well as
                                               earthquakes, floods, wildfires,
                                               mudslides and other natural
                                               disasters.

                                            o  Predatory lending laws or other
                                               laws which tend to restrict the
                                               availability of credit in certain
                                               cities, counties or states may
                                               limit a borrower's refinancing
                                               options and increase the chances
                                               of default and foreclosure.

                                            Natural disasters affect regions of
                                            the United States from time to time,
                                            and may result in increased losses
                                            on mortgage loans in those regions,
                                            or in insurance payments that will
                                            constitute prepayments of principal
                                            of those mortgage loans.

                                            For additional information regarding
                                            the geographic concentration of the
                                            mortgage loans to be included in the
                                            trust fund, see the geographic
                                            distribution table or tables in the
                                            prospectus supplement.

Balloon Loans............................   If specified in the related
                                            prospectus supplement, the mortgage
                                            loans to be included in the trust
                                            fund may include balloon loans.
                                            Balloon loans pose a special payment
                                            risk because the borrower must pay a
                                            large lump sum payment of principal
                                            at the end of the loan term. If the
                                            borrower is unable to pay the lump
                                            sum or refinance such amount, you
                                            may suffer a loss if the collateral
                                            for the loan is insufficient and the
                                            other forms of credit enhancement
                                            are insufficient or unavailable to
                                            cover the loss.

Default Risk on High Balance
   Mortgage Loans........................   If specified in the related
                                            prospectus supplement, a certain
                                            percentage of the mortgage loans
                                            included in the trust fund may have
                                            a principal balance as of the
                                            cut-off date in excess of
                                            $1,000,000. You should consider the
                                            risk that the loss and delinquency
                                            experience on these high balance
                                            loans may have a disproportionate
                                            effect on the trust fund as a whole.

Special Risks Associated with
   Multifamily and Mixed Use
   Mortgage Loans........................   If specified in the related
                                            prospectus supplement, mortgage
                                            loans in the trust fund may be
                                            secured by liens on multifamily
                                            properties and mixed
                                            residential/commercial properties.
                                            Mixed use loans and multifamily
                                            loans may have a greater likelihood
                                            of delinquency and foreclosure, and
                                            therefore a greater likelihood of
                                            loss, than mortgage loans secured by
                                            single-family residential
                                            properties. The ability of a
                                            borrower to repay a single-family
                                            loan typically depends primarily on
                                            the borrower's household income
                                            rather than on the capacity of the
                                            property to produce income, and
                                            (other than in geographic areas
                                            where employment is dependent upon a
                                            particular employer or industry) the
                                            borrower's income tends not to
                                            reflect directly the value of their
                                            property. A decline in the income of
                                            a borrower on a loan secured by a
                                            single family property may therefore
                                            adversely affect the performance of
                                            the loan, but may not affect the
                                            liquidation value of that property.
                                            In contrast, the ability of a
                                            borrower to repay a loan secured by
                                            an income-producing property
                                            typically depends primarily on the
                                            successful operation and management
                                            of that property rather than on any
                                            independent income or assets of the
                                            borrower and thus, in general, the
                                            value of the income-producing
                                            property also is directly related to
                                            the net operating income derived
                                            from that property. In some cases,
                                            the borrower may have no material
                                            assets other than the mortgaged
                                            property.

                                            Consequently, if the net operating
                                            income of the property is reduced
                                            (for example, if rental or occupancy
                                            rates decline, competition increases
                                            or real estate tax rates or other
                                            operating expenses increase), the
                                            borrower's ability to repay the loan
                                            may be impaired, and the liquidation
                                            value of the related property also
                                            may be adversely affected. In
                                            addition, in some cases the loans
                                            will have been made on a nonrecourse
                                            basis, so that in the event of
                                            default by the borrower, the only
                                            source of repayment will be the
                                            proceeds of liquidation of the
                                            related property.

                                            There are various risks associated
                                            with multifamily and mixed use
                                            loans. In general, factors such as
                                            location, changing demographics or
                                            traffic patterns, increases in
                                            operating expenses, competitive
                                            factors and economic conditions
                                            generally, may affect the value of a
                                            commercial or mixed use property.
                                            Factors such as the management
                                            skill, experience and financial
                                            resources of the operator (which may
                                            be other than the borrower),
                                            national and regional economic
                                            conditions and other factors may
                                            affect the ability of borrowers to
                                            make payments when due. Hospitals,
                                            nursing homes and other health care
                                            properties may receive a substantial
                                            portion of their revenues from
                                            government programs, which are
                                            subject to statutory and regulatory
                                            changes and funding limitations. In
                                            addition, you should consider the
                                            following risks:

                                            Multifamily Loans. The performance
                                            of a multifamily loan and the value
                                            of the related mortgaged property
                                            may be affected by factors such as
                                            local and regional economic
                                            conditions, the physical condition
                                            of the property, the types of
                                            services and amenities provided, the
                                            tenant population (for example,
                                            predominantly students or elderly
                                            persons, or workers in a particular
                                            industry), availability of
                                            alternative rental properties,
                                            changes in the surrounding
                                            neighborhood, management, the level
                                            of mortgage interest rates,
                                            dependence upon government rent
                                            subsidies, any applicable rent
                                            control laws and state and local
                                            regulations.

                                            The risk that a mortgaged property
                                            may be, or become, contaminated with
                                            hazardous materials is greater with
                                            respect to mixed use loans than with
                                            respect to residential mortgage
                                            loans. See "--Environmental Risks"
                                            below.

Environmental Risks......................   Real property pledged as security
                                            for a mortgage loan may be subject
                                            to certain environmental risks.
                                            Under the laws of certain states,
                                            contamination of a property may give
                                            rise to a lien on the property to
                                            assure the costs of cleanup. In
                                            several states, such a lien has
                                            priority over the lien of an
                                            existing mortgage against the
                                            related property. In addition, under
                                            the laws of some states and under
                                            the federal Comprehensive
                                            Environmental Response, Compensation
                                            and Liability Act of 1980
                                            ("CERCLA"), a lender may be liable,
                                            as an "owner" or "operator," for the
                                            costs of addressing releases or
                                            threatened releases of hazardous
                                            substances that require remedy at a
                                            property, if agents or employees of
                                            the lender have become sufficiently
                                            involved in the operations of the
                                            borrower, regardless of whether or
                                            not the environmental damage or
                                            threat was caused by a prior owner.
                                            A lender also risks such liability
                                            on foreclosure of the mortgage. Any
                                            such lien arising with respect to a
                                            mortgaged property would adversely
                                            affect the value of that mortgaged
                                            property and could make
                                            impracticable the foreclosure on
                                            that mortgaged property in the event
                                            of a default by the related
                                            borrower. In addition, some
                                            environmental laws impose liability
                                            for releases of
                                            asbestos into the air. Third parties
                                            may seek recovery from owners or
                                            operators of real property for
                                            personal injury associated with
                                            exposure to asbestos.

Mortgage Loan Interest Rates
   May Limit Interest Rates on
   the Variable Rate Securities..........   The securities generally will have
                                            either fixed or variable interest
                                            rates. However, as specified in the
                                            related prospectus supplement, the
                                            interest rates on your securities
                                            may be subject to certain
                                            limitations, generally based on the
                                            weighted average interest rates of
                                            the mortgage loans in the trust fund
                                            or as otherwise described in the
                                            related prospectus supplement, net
                                            of certain allocable fees and
                                            expenses of the trust fund and any
                                            payments owed on derivative
                                            instruments. The mortgage loans to
                                            be included in the trust fund will
                                            have interest rates that either are
                                            fixed or adjust based on a variable
                                            index, as described in the related
                                            prospectus supplement.

                                            Any adjustable rate mortgage loans
                                            in the trust fund may also have
                                            periodic maximum and minimum
                                            limitations on adjustments to their
                                            interest rates, and may have the
                                            first adjustment to their interest
                                            rates a number of years after their
                                            first payment dates. In addition,
                                            adjustable rate mortgage loans
                                            generally have lifetime maximum
                                            interest rates. As a result, your
                                            variable rate securities may accrue
                                            less interest than they would accrue
                                            if their interest rates were solely
                                            based on the specified index plus
                                            the specified margin.

                                            A variety of factors could limit the
                                            interest rates and adversely affect
                                            the yields to maturity on the
                                            variable rate securities. Some of
                                            these factors are described below.

                                            o  The interest rates for your
                                               securities may adjust monthly
                                               based on the one-month LIBOR
                                               index or another index, while the
                                               interest rates on the mortgage
                                               loans to be included in the trust
                                               fund may either adjust less
                                               frequently, adjust based on a
                                               different index or not adjust at
                                               all. Consequently, the limits on
                                               the interest rates on these
                                               securities may prevent increases
                                               in the interest rates for
                                               extended periods in a rising
                                               interest rate environment.

                                            o  The interest rates on adjustable
                                               rate mortgage loans may respond
                                               to economic and market factors
                                               that differ from those that
                                               affect the one-month LIBOR index
                                               or the index applicable to your
                                               variable rate securities. It is
                                               possible that the interest rates
                                               on any adjustable rate mortgage
                                               loans may decline while the
                                               interest rates on the related
                                               securities are stable or rising.
                                               It is also possible that the
                                               interest rates on any adjustable
                                               rate mortgage loans and the
                                               interest rates on the related
                                               securities may both decline or
                                               increase during the same period,
                                               but that the interest rates on
                                               your securities may decline or
                                               may increase more slowly or
                                               rapidly.

                                            o  To the extent that fixed rate or
                                               adjustable rate mortgage loans
                                               are subject to default or
                                               prepayment, the interest rates on
                                               the related securities may be
                                               reduced as a result of the net
                                               funds cap limitations described
                                               in the related prospectus
                                               supplement.

                                            See "Yield, Prepayment and Maturity
                                            Considerations" in this prospectus
                                            and see the prospectus supplement
                                            for a description of the interest
                                            rates applicable to your securities
                                            and for a general description of the
                                            interest rates of the related
                                            mortgage loans.

Potential Inadequacy of Credit
   Enhancement...........................   If specified in the related
                                            prospectus supplement, the features
                                            of subordination and loss
                                            allocation, excess interest,
                                            overcollateralization and limited
                                            cross-collateralization, together
                                            with any primary mortgage insurance
                                            and financial guaranty insurance
                                            policies, are intended to enhance
                                            the likelihood that holders of more
                                            senior classes of securities will
                                            receive regular payments of interest
                                            and principal, but are limited in
                                            nature and may be insufficient to
                                            cover all losses on the related
                                            mortgage loans.

                                            Subordination and Allocation of
                                            Losses. If the applicable
                                            subordination is insufficient to
                                            absorb losses, then securityholders
                                            will likely incur losses and may
                                            never receive all of their principal
                                            payments. You should consider that

                                            o  if you buy a subordinate security
                                               and losses on the related
                                               mortgage loans exceed the total
                                               principal amount of any
                                               securities subordinate to your
                                               securities (if any), plus, if
                                               applicable to the trust fund and
                                               as specified in the related
                                               prospectus supplement, any excess
                                               interest and any
                                               overcollateralization that has
                                               been created, the principal
                                               amount of your securities will be
                                               reduced proportionately with the
                                               principal amounts of the other
                                               securities of your class by the
                                               amount of that excess; and

                                            o  if specified in the related
                                               prospectus supplement, after the
                                               total principal amount of the
                                               subordinate securities has been
                                               reduced zero, losses on the
                                               mortgage loans may reduce the
                                               principal amounts (or notional
                                               amounts) of the senior
                                               securities.

                                            Losses on the related mortgage loans
                                            will reduce the loss protection
                                            provided by the subordinate
                                            securities to the senior securities
                                            and will increase the likelihood
                                            that the senior securities will not
                                            receive all of their expected
                                            principal payments.

                                            If the securities have the benefit
                                            of overcollateralization and excess
                                            interest, and if
                                            overcollateralization is maintained
                                            at the required amount and the
                                            related mortgage loans generate
                                            interest in excess of the amount
                                            needed to pay interest and principal
                                            on your securities, the fees and
                                            expenses of the trust fund and any
                                            payments owed to a derivatives
                                            counterparty, then excess interest
                                            may be used to pay you and the other
                                            securityholders of the related
                                            securities the amount of any
                                            reduction in the aggregate principal
                                            balance of the mortgage loans caused
                                            by application of losses. These
                                            payments will generally be made in
                                            order of seniority. We cannot assure
                                            you, however, that any excess
                                            interest will be generated and, in
                                            any event, unless otherwise
                                            specified in the related prospectus
                                            supplement, no interest will be paid
                                            to you on the amount by which the
                                            principal amount of your securities
                                            was reduced because of the
                                            application of losses.

                                            See "Credit Support" in this
                                            prospectus and see the descriptions
                                            of credit enhancement, subordination
                                            and application of realized losses
                                            in the prospectus supplement.

                                            Excess Interest and
                                            Overcollateralization. If the
                                            securities have the benefit of
                                            excess interest and
                                            overcollateralization, as specified
                                            in the related prospectus
                                            supplement, then in order to create
                                            and maintain overcollateralization,
                                            it will be necessary that the
                                            mortgage loans
                                            generate more interest than is
                                            needed to pay interest on the
                                            related securities, as well as any
                                            fees and expenses of the trust fund
                                            and any payments owed to a
                                            derivative counterparty. If the
                                            securities have the benefit of
                                            excess interest and/or
                                            overcollateralization, we expect
                                            that the mortgage loans will
                                            generate more interest than is
                                            needed to pay those amounts, at
                                            least during certain periods,
                                            because the weighted average of the
                                            interest rates on the mortgage loans
                                            is expected to be higher than the
                                            weighted average of the interest
                                            rates on the related securities plus
                                            the weighted average aggregate
                                            expense rate. Any remaining interest
                                            generated by the mortgage loans will
                                            be used to absorb losses on the
                                            mortgage loans and to maintain
                                            overcollateralization. In addition,
                                            on the closing date, the total
                                            scheduled principal balance of the
                                            mortgage loans may exceed the total
                                            principal amount of the securities.
                                            This excess is referred to as
                                            "overcollateralization" and will be
                                            available to absorb losses. We
                                            cannot assure you, however, that the
                                            mortgage loans will generate enough
                                            excess interest to maintain this
                                            overcollateralization level as set
                                            by the applicable rating agencies.
                                            In addition, there may be no amounts
                                            available from any interest rate
                                            derivative agreement described in
                                            the related prospectus supplement to
                                            cover shortfalls. The following
                                            factors will affect the amount of
                                            excess interest that the related
                                            mortgage loans will generate:

                                            o  Prepayments. Every time a
                                               mortgage loan is prepaid in whole
                                               or in part, total excess interest
                                               after the date of prepayment will
                                               be reduced because that mortgage
                                               loan will no longer be
                                               outstanding and generating
                                               interest or, in the case of a
                                               partial prepayment, will be
                                               generating less interest. The
                                               effect of this reduction on your
                                               securities will be influenced by
                                               the amount of prepaid loans and
                                               the characteristics of the
                                               prepaid loans. Prepayment of a
                                               disproportionately high number of
                                               high interest rate mortgage loans
                                               would have a greater negative
                                               effect on future excess interest.

                                            o  Defaults, Delinquencies and
                                               Liquidations. If the rates of
                                               delinquencies, defaults or losses
                                               on the mortgage loans turn out to
                                               be higher than expected, excess
                                               interest available for
                                               overcollateralization or to
                                               absorb losses will be reduced.
                                               Every time a mortgage loan is
                                               liquidated or charged off, excess
                                               interest will be reduced because
                                               that mortgage loan will no longer
                                               be outstanding and generating
                                               interest.

                                            See "Credit Support" in this
                                            prospectus and see the descriptions
                                            of excess interest and
                                            overcollateralization in the
                                            prospectus supplement.

                                            Limited Cross-Collateralization. The
                                            trust fund may contain two or more
                                            separate mortgage pools, as
                                            specified in the related prospectus
                                            supplement. Principal payments on
                                            the senior securities will depend,
                                            for the most part, on collections on
                                            the mortgage loans in the related
                                            pool. However, as specified in the
                                            related prospectus supplement, the
                                            senior securities may have the
                                            benefit of credit enhancement in the
                                            form of subordination from one or
                                            more of the other pools. That means
                                            that even if the rate of losses on
                                            mortgage loans in the pool related
                                            to your class of senior securities
                                            is low, losses in an unrelated pool
                                            may reduce the loss protection for
                                            your securities.

                                            Interest Rate Derivative Agreements.
                                            If specified in the related
                                            prospectus supplement, any amounts
                                            received under any interest rate cap
                                            or swap agreement will generally be
                                            applied as described in the
                                            related prospectus supplement to pay
                                            interest shortfalls and, if
                                            applicable, to maintain
                                            overcollateralization and cover
                                            losses. However, we cannot assure
                                            you that any amounts will be
                                            received under that interest rate
                                            derivative agreement, or that any
                                            such amounts that are received will
                                            be sufficient to maintain any
                                            required overcollateralization or to
                                            cover interest shortfalls and losses
                                            on the mortgage loans.

                                            See "Credit Support" in this
                                            prospectus and see the description
                                            of any interest rate cap agreement
                                            or swap agreement, as applicable, in
                                            the prospectus supplement.

                                            Primary Mortgage Insurance. If
                                            specified in the related prospectus
                                            supplement, some of the first lien
                                            mortgage loans which have original
                                            loan-to-value ratios greater than
                                            80% may be covered by existing
                                            borrower-paid primary mortgage
                                            insurance policies. The existing
                                            borrower-paid primary mortgage
                                            insurance policies will generally
                                            have the effect of reducing the
                                            original loan-to-value ratios of
                                            those covered mortgage loans to 60%.

                                            In addition, if specified in the
                                            related prospectus supplement, one
                                            or more loan-level primary mortgage
                                            insurance policies may be acquired
                                            on behalf of the trust fund from
                                            primary mortgage insurance
                                            providers, providing the initial
                                            insurance coverage specified in the
                                            related prospectus supplement for
                                            those first lien mortgage loans with
                                            original loan-to-value ratios
                                            greater than 80%.

                                            These loan-level primary mortgage
                                            insurance policies will generally
                                            have the effect of reducing the
                                            original loan-to-value ratios of
                                            those covered mortgage loans to
                                            approximately 60%.

                                            However, these policies will only
                                            cover first lien mortgage loans and
                                            will be subject to various other
                                            limitations and exclusions. In
                                            addition, borrower-paid primary
                                            mortgage insurance may be subject to
                                            cancellation by the related
                                            borrower. As a result, coverage may
                                            be rescinded or denied on some
                                            mortgage loans. Primary mortgage
                                            insurance providers will generally
                                            curtail the insured payments on a
                                            foreclosed mortgage loan if the
                                            related servicer does not foreclose
                                            that mortgage loan within a limited
                                            time period determined by the
                                            insurance provider. In addition,
                                            because the amount of coverage under
                                            these policies depends on the
                                            loan-to-value ratio of the related
                                            mortgaged property at the inception
                                            of these policies, a decline in the
                                            value of the related mortgaged
                                            property will not result in
                                            increased coverage, and the trust
                                            fund may still suffer a loss on a
                                            covered mortgage loan. Accordingly,
                                            these primary mortgage insurance
                                            policies will provide only limited
                                            protection against losses on the
                                            mortgage loans.

                                            See "Credit Support--Insurance" and
                                            "Description of Mortgage and Other
                                            Insurance--Mortgage Insurance on the
                                            Loans" in this prospectus and see
                                            the descriptions of any primary
                                            mortgage insurance policies in the
                                            prospectus supplement.

Effect of Creditworthiness of
   Primary Mortgage Insurers on
   Ratings of Securities.................   If the related prospectus supplement
                                            specifies that one or more
                                            loan-level primary mortgage
                                            insurance policies have been
                                            acquired on behalf of the trust fund
                                            from one or more primary mortgage
                                            insurance providers, then the
                                            ratings assigned to your securities
                                            by the applicable
                                            rating agencies will be based in
                                            part on the financial strength
                                            ratings assigned to the insurer or
                                            insurers providing the primary
                                            mortgage insurance coverage
                                            described above. However, these
                                            financial strength ratings assigned
                                            to the insurer or insurers could be
                                            qualified, reduced or withdrawn at
                                            any time. In addition, you should
                                            consider that a credit rating does
                                            not assure you that the insurer or
                                            insurers will not default on their
                                            obligations.

                                            Any qualification, reduction or
                                            withdrawal of the financial strength
                                            ratings assigned to the insurer or
                                            insurers could result in reduction
                                            of the ratings assigned to your
                                            securities, which could in turn
                                            affect the liquidity and market
                                            value of your securities.

                                            See "Credit Support--Insurance" and
                                            "Description of Mortgage and Other
                                            Insurance--Mortgage Insurance on the
                                            Loans" in this prospectus and see
                                            the descriptions of any primary
                                            mortgage insurance providers in the
                                            prospectus supplement.

Risks Related to any Interest
   Rate Swap Agreement...................   If the related prospectus supplement
                                            specifies that the trust fund or
                                            related supplemental interest trust
                                            includes one or more interest rate
                                            swap agreements, then any net swap
                                            payment payable to the swap
                                            counterparty under the terms of
                                            those interest rate swap agreements
                                            will reduce amounts available for
                                            payment to securityholders, and may
                                            reduce payments of interest on the
                                            securities. If the rate of
                                            prepayments on the mortgage loans is
                                            faster than anticipated, the
                                            scheduled notional amounts on which
                                            payments due under the interest rate
                                            swap agreements are calculated may
                                            exceed the total principal balance
                                            of the mortgage loans, thereby
                                            increasing the relative proportion
                                            of interest collections on the
                                            mortgage loans that must be applied
                                            to make swap payments to the swap
                                            counterparty and, under certain
                                            circumstances, requiring application
                                            of principal received on the
                                            mortgage loans to make net swap
                                            payments to the swap counterparty.
                                            Therefore, a rapid rate of
                                            prepayments during periods in which
                                            the trust fund makes net payments to
                                            a swap counterparty could adversely
                                            affect the yields on the securities.

Effect of Creditworthiness of
   Swap Counterparty on
   Ratings of Securities.................   If the related prospectus supplement
                                            specifies that the trust fund
                                            includes one or more interest rate
                                            swap agreements, in the event that
                                            the trust fund, after application of
                                            all interest and principal received
                                            on the related mortgage loans,
                                            cannot make the required swap
                                            payments to the swap counterparty, a
                                            swap termination payment as
                                            described in the related prospectus
                                            supplement may be owed to the swap
                                            counterparty. Any termination
                                            payment payable to the swap
                                            counterparty in the event of early
                                            termination of any interest rate
                                            swap agreement will likely reduce
                                            amounts available for payment to
                                            securityholders.

                                            If the related prospectus supplement
                                            specifies that the trust fund
                                            includes one or more interest rate
                                            swap agreements, the ratings on your
                                            securities will be dependent in part
                                            upon the credit ratings of the swap
                                            counterparty or its credit support
                                            provider. If a credit rating of the
                                            swap counterparty or its credit
                                            support provider is qualified,
                                            reduced or withdrawn, or if the swap
                                            counterparty or its credit support
                                            provider defaults on its
                                            obligations, and a substitute
                                            counterparty or credit
                                            support provider is not obtained in
                                            accordance with the terms of the
                                            interest rate swap agreement, the
                                            ratings of your securities may be
                                            qualified, reduced or withdrawn. In
                                            such event, the value and
                                            marketability of those securities
                                            will be adversely affected.

                                            See the descriptions of any interest
                                            rate swap agreement and the swap
                                            counterparty in the prospectus
                                            supplement.

Special Risks for Certain Classes
   of Securities.........................   The related prospectus supplement
                                            may specify that certain classes of
                                            securities are interest-only or
                                            principal-only securities. These
                                            securities will have yields to
                                            maturity (or early termination)--the
                                            yield you will receive if you hold a
                                            security until it has been paid in
                                            full--that are highly sensitive to
                                            prepayments on the related mortgage
                                            loans.

                                            If you purchase any of these classes
                                            of securities, you should consider
                                            the risk that you may receive a
                                            lower than expected yield under the
                                            following circumstances:

                                            o  in the case of any interest-only
                                               securities, a faster than
                                               expected rate of prepayments on
                                               the mortgage loans in the trust
                                               fund; and

                                            o  in the case of any principal-only
                                               securities, a slower than
                                               expected rate of prepayments on
                                               the mortgage loans in the trust
                                               fund.

                                            Prepayments on the mortgage loans,
                                            including liquidations, purchases
                                            and insurance payments, could result
                                            in the failure of investors in any
                                            interest-only securities to fully
                                            recover their initial investments.
                                            Prepayments on the mortgage loans
                                            may occur as a result of
                                            solicitations of the borrowers by
                                            mortgage loan providers, including
                                            the seller and its affiliates and
                                            any master servicer or servicer.

                                            Exercise by a party that has a right
                                            to purchase the mortgage loans, as
                                            described in the related prospectus
                                            supplement, will adversely affect
                                            the yields on any interest-only
                                            securities.

Special Risks Associated with
   Underlying Securities.................   If specified in the related
                                            prospectus supplement, the trust
                                            fund may include other publicly- or
                                            privately-offered securities,
                                            representing beneficial ownership
                                            interests in separate trust funds.
                                            As described in the prospectus
                                            supplement, these underlying
                                            securities may be senior securities
                                            or subordinate securities, and may
                                            not have the benefit of credit
                                            enhancement.

                                            Losses on the underlying securities
                                            will not be transferred to,
                                            allocated to or shared by any other
                                            underlying trust fund. Each
                                            allocation of a realized loss to a
                                            class of underlying securities will
                                            reduce both the amount of interest
                                            that will accrue on that class and
                                            the amount of principal that will be
                                            distributable on that class.
                                            Therefore, the aggregate amount of
                                            payments on your securities, the
                                            yield to maturity of your securities
                                            and the rate of payments of
                                            principal on your securities may be
                                            affected by the rate and the timing
                                            of realized losses on the assets of
                                            the trust funds represented by the
                                            underlying securities. To the extent
                                            that the amount of realized losses
                                            experienced on the assets of the
                                            trust funds represented by the
                                            underlying securities reduces
                                            distributions in respect of the
                                            underlying securities, the yield on
                                            your securities may be lower than
                                            anticipated.

                                            Certain parties may have the option
                                            to purchase the mortgage loans and
                                            other property in the related
                                            underlying trust funds once the
                                            underlying mortgage loans decline to
                                            a fixed percentage of the initial
                                            principal balance. As specified in
                                            the prospectus supplement, some or
                                            all of the underlying securities (by
                                            principal balance) may be issued
                                            from underlying trust funds that
                                            have paid down or are approaching
                                            the level necessary to exercise of
                                            these optional termination rights.
                                            In the event that any such party
                                            exercises its right to purchase the
                                            related mortgage loans, the related
                                            underlying securities will be
                                            retired. This retirement of
                                            underlying securities will have the
                                            same effect as a prepayment of all
                                            of the related mortgage loans in the
                                            related underlying trust fund.

Military Action and Terrorist
   Attacks...............................   The effects that military action by
                                            U.S. forces in Iraq, Afghanistan or
                                            other regions, terrorist attacks in
                                            the United States or other incidents
                                            and related military action may have
                                            on the performance of the mortgage
                                            loans in the trust fund or on the
                                            values of mortgaged properties
                                            cannot be determined at this time.
                                            Investors should consider the
                                            possible effects on delinquency,
                                            default and prepayment experience of
                                            the related mortgage loans. Federal
                                            agencies and non-government lenders
                                            may defer, reduce or forgive
                                            payments and delay foreclosure
                                            proceedings in respect of loans to
                                            borrowers affected in some way by
                                            possible future events. In addition,
                                            the activation of additional U.S.
                                            military reservists or members of
                                            the National Guard may significantly
                                            increase the proportion of mortgage
                                            loans whose mortgage rates are
                                            reduced by application of the
                                            Servicemembers Civil Relief Act or
                                            similar state or local laws. The
                                            amount of interest available for
                                            payment to securityholders will be
                                            reduced by any reductions in the
                                            amount of interest collectible as a
                                            result of application of the
                                            Servicemembers Civil Relief Act or
                                            similar state or local laws and no
                                            servicer, master servicer nor any
                                            other party will be required to fund
                                            any interest shortfall caused by any
                                            such reduction.

Unpredictability and Effect of
   Prepayments...........................   The rate of prepayments on the
                                            mortgage loans will be sensitive to
                                            prevailing interest rates.
                                            Generally, if prevailing interest
                                            rates decline, mortgage loan
                                            prepayments may increase due to the
                                            availability of refinancing at lower
                                            interest rates. If prevailing
                                            interest rates rise, prepayments on
                                            the mortgage loans may decrease.

                                            Borrowers may prepay their mortgage
                                            loans in whole or in part at any
                                            time; however, some or all of the
                                            mortgage loans to be included in the
                                            trust fund may require the payment
                                            of a prepayment premium in
                                            connection with any voluntary
                                            prepayments in full, and certain
                                            voluntary prepayments in part, made
                                            during periods ranging from the
                                            periods specified in the related
                                            prospectus supplement. These
                                            prepayment premiums may discourage
                                            borrowers from prepaying their
                                            mortgage loans during the applicable
                                            period.

                                            Prepayments on the mortgage loans
                                            may occur as a result of
                                            solicitations of the borrowers by
                                            mortgage loan originators, including
                                            the seller and its affiliates, the
                                            servicer or servicers, as
                                            applicable, and any master servicer.
                                            In addition, the availability of
                                            newer mortgage products with more
                                            flexible payment terms or that
                                            require lower monthly payments,
                                            such as "option ARMs," may result in
                                            an increase in the number of
                                            borrowers who prepay their mortgage
                                            loans to take advantage of new
                                            products.

                                            The timing of prepayments of
                                            principal may also be affected by
                                            liquidations of or insurance
                                            payments on the mortgage loans. In
                                            addition, Lehman Brothers Holdings
                                            Inc., as a seller of the mortgage
                                            loans to the depositor, or the party
                                            from which Lehman Brothers Holdings
                                            Inc. acquired a particular mortgage
                                            loan, or such other seller as
                                            specified in the related prospectus
                                            supplement, may be required to
                                            purchase mortgage loans from the
                                            trust fund in the event that certain
                                            breaches of representations and
                                            warranties made with respect to the
                                            mortgage loans are not cured. These
                                            purchases will have the same effect
                                            on securityholders as prepayments of
                                            mortgage loans.

                                            A prepayment of a mortgage loan will
                                            usually result in a payment of
                                            principal on the securities:

                                            o  If you purchase securities at a
                                               discount, especially any
                                               principal-only securities, and
                                               principal prepayments on the
                                               related mortgage loans are
                                               received at a rate slower than
                                               you anticipate, then your yield
                                               may be lower than you anticipate.

                                            o  If you purchase securities at a
                                               premium, especially any
                                               interest-only securities, and
                                               principal prepayments on the
                                               related mortgage loans are
                                               received at a rate faster than
                                               you anticipate, then your yield
                                               may be lower than you anticipate.

                                            The prepayment experience of the
                                            mortgage loans to be included in the
                                            trust fund may differ significantly
                                            from that of other first and second
                                            lien residential mortgage loans.

                                            See "Yield, Prepayment and Maturity
                                            Considerations" in this prospectus
                                            and prospectus supplement for a
                                            description of factors that may
                                            influence the rate and timing of
                                            prepayments on the mortgage loans.

Delay in Receipt of Liquidation
   Proceeds; Liquidation
   Proceeds May be Less Than
   Mortgage Balance......................   Substantial delays could be
                                            encountered in connection with the
                                            liquidation of delinquent mortgage
                                            loans. Further, reimbursement of
                                            advances made by a servicer and
                                            liquidation expenses such as legal
                                            fees, real estate taxes and
                                            maintenance and preservation
                                            expenses may reduce the portion of
                                            liquidation proceeds payable to
                                            securityholders. If a mortgaged
                                            property fails to provide adequate
                                            security for the related mortgage
                                            loan, you could incur a loss on your
                                            investment if the applicable credit
                                            enhancement is insufficient to cover
                                            the loss.

Originators and Servicers May Be
   Subject to Litigation or
   Governmental Proceedings..............   The mortgage lending and servicing
                                            business involves the collection of
                                            numerous accounts and compliance
                                            with various federal, state and
                                            local laws that regulate consumer
                                            lending. Lenders and servicers may
                                            be subject from time to time to
                                            various types of claims, legal
                                            actions (including class action
                                            lawsuits), investigations, subpoenas
                                            and inquiries in the course of their
                                            business. It is impossible to
                                            predict the outcome of any
                                            particular actions, investigations
                                            or inquiries or the resulting legal
                                            and financial liability. If any such
                                            proceeding were determined adversely
                                            to an originator or servicer of
                                            mortgage loans included in the trust
                                            fund and were to have a material
                                            adverse effect on its financial
                                            condition, the ability of the
                                            affected servicer to service the
                                            mortgage loans in accordance with
                                            the applicable servicing agreement,
                                            or the ability of the affected
                                            originator to fulfill its obligation
                                            to repurchase or substitute for
                                            defective mortgage loans, could be
                                            impaired.

The Servicers' Collections
   Procedures May Affect the
   Timing of Collections on the
   Mortgage Loans........................   In order to reduce borrower
                                            defaults, the servicer or servicers
                                            may from time to time use servicing
                                            and collections practices that have
                                            the effect of accelerating or
                                            deferring prepayments or borrower
                                            defaults of mortgage loans. The
                                            servicers may generally waive,
                                            modify or vary any term of any
                                            mortgage loan, or postpone strict
                                            compliance by the borrower with any
                                            term of any mortgage loan, so long
                                            as that waiver, modification or
                                            postponement is not materially
                                            adverse to the trust fund. For
                                            example, qualifying borrowers might
                                            be permitted to skip a payment or be
                                            offered other benefits that have the
                                            effect of deferring or otherwise
                                            altering the timing of the trust
                                            fund's receipt of interest or
                                            principal payments.

                                            See "Servicing of Loans" in this
                                            prospectus.

Risks Relating to Defaults or
   Resignation of the Master Servicer
   or Servicer...........................   If the master servicer or servicer
                                            were to default in their obligations
                                            under the related master servicing
                                            or servicing agreement, the trustee
                                            or the seller may attempt to
                                            terminate the defaulting party.
                                            However, certain aspects of the
                                            servicing of mortgage loans are
                                            subject to various interpretations
                                            of what actions are "accepted" or
                                            "market standard" practices, and the
                                            parties' determination of what
                                            servicing actions are in the best
                                            interest for the securityholders
                                            may, at such times, be in
                                            disagreement between the trustee,
                                            the sponsor and the seller on the
                                            one hand, and the master servicer or
                                            servicer, as applicable, on the
                                            other. As a consequence, if the
                                            trustee or the seller attempts to
                                            terminate a defaulting master
                                            servicer or servicer, the master
                                            servicer or servicer may challenge
                                            that termination. While such a
                                            dispute is being resolved, the
                                            performance of the servicing
                                            function of the master servicer or
                                            servicer may continue to suffer and
                                            may adversely affect the mortgage
                                            loans.

                                            If the master servicer or servicer
                                            were to become a debtor in a
                                            bankruptcy proceeding, it could seek
                                            to reject its obligations under the
                                            relevant agreements under the
                                            bankruptcy laws, thus forcing the
                                            trustee to appoint a successor
                                            servicer or master servicer.

                                            If the master servicer or servicer
                                            resigns or is in default and the
                                            cost of servicing the mortgage loans
                                            has increased, the trustee may not
                                            be able to find a successor master
                                            servicer or servicer willing to
                                            service the loans for the master
                                            servicing fee or servicing fee
                                            specified in the relevant governing
                                            agreement. These circumstances might
                                            cause the trustee to seek authority
                                            from securityholders to increase the
                                            applicable fee to an amount
                                            necessary to provide acceptable
                                            compensation to the then current
                                            master servicer or servicer or any
                                            replacement master servicer or
                                            servicer. If that approval was not
                                            granted by securityholders, under
                                            the
                                            law generally applicable to trusts
                                            the trustee could seek approval for
                                            such an increase from a court if
                                            such increase were necessary for the
                                            preservation or continued
                                            administration of the trust. Any
                                            increase in the master servicing fee
                                            or servicing fee would reduce
                                            amounts available for distribution
                                            to securityholders, particularly
                                            holders of subordinate securities.

Delinquencies Due to Servicing
   Transfers.............................   Servicing of mortgage loans may be
                                            transferred in the future to other
                                            servicers in accordance with the
                                            provisions of the trust agreement or
                                            transfer and servicing agreement, as
                                            applicable, and the related
                                            servicing agreement as a result of,
                                            among other things, (1) the
                                            occurrence of unremedied events of
                                            default in servicer performance
                                            under a servicing agreement or (2)
                                            the exercise by the seller of its
                                            right to terminate a servicer
                                            without cause. All transfers of
                                            servicing involve some risk of
                                            disruption in collections due to
                                            data input errors, misapplied or
                                            misdirected payments, inadequate
                                            borrower notification, system
                                            incompatibilities and other reasons.
                                            As a result, the affected mortgage
                                            loans may experience increased
                                            delinquencies and defaults, at least
                                            for a period of time, until all of
                                            the borrowers are informed of the
                                            transfer and the related servicing
                                            mortgage files and records and all
                                            the other relevant data has been
                                            obtained by the new servicer. There
                                            can be no assurance as to the extent
                                            or duration of any disruptions
                                            associated with the transfer of
                                            servicing or as to the resulting
                                            effects on the yields on the
                                            securities. See "Servicing of Loans"
                                            in this prospectus.

Risks Relating to Optional or Mandatory
   Purchases of Securities...............   If specified in the related
                                            prospectus supplement, one or more
                                            classes of the related series of
                                            securities may be purchased, in
                                            whole or in part, at the option of
                                            the depositor, the servicer or
                                            master servicer, or another
                                            designated person or entity, at
                                            specified times and purchase prices,
                                            and under particular circumstances,
                                            or may be subject to mandatory
                                            purchase or redemption.

                                            In the event that any of those
                                            parties exercises its right to
                                            purchase the related securities, the
                                            purchase of the related securities
                                            will have the same effect as a
                                            prepayment of the related mortgage
                                            loans in the trust fund. If you
                                            purchase securities at a premium,
                                            especially any interest-only
                                            securities, and the related
                                            securities are purchased as
                                            described above sooner than you
                                            anticipate, then your yield may be
                                            lower than you anticipate.
                                            Similarly, if you purchase
                                            securities at a discount, especially
                                            any principal-only securities, and
                                            the related securities are purchased
                                            as described above later than you
                                            anticipate (or not purchased at
                                            all), then your yield may be lower
                                            than you anticipate.

                                            See "Description of the
                                            Securities--Optional Purchase of
                                            Securities" and "--Other Purchases"
                                            in this prospectus.

Rights of a NIMS Insurer May
   Affect Securities.....................   If specified in the related
                                            prospectus supplement, it may be
                                            anticipated that one or more
                                            insurance companies, referred to as
                                            the "NIMS Insurer," may issue a
                                            financial guaranty insurance policy
                                            covering certain payments to be made
                                            on any net interest margin
                                            securities to be issued by a
                                            separate trust or other special
                                            purpose entity and to be secured by
                                            all or a portion of the securities
                                            specified in the related prospectus
                                            supplement. If such an insurance
                                            policy is issued, the trust
                                            agreement and the servicing
                                            agreements for this transaction will
                                            provide that, unless there exists a
                                            continuance of any failure by the
                                            NIMS Insurer to make a required
                                            payment under the policy insuring
                                            the net interest margin securities
                                            or there exists an insolvency
                                            proceeding by or against the NIMS
                                            Insurer, the NIMS Insurer, if any,
                                            will be entitled to exercise, among
                                            others, the following rights,
                                            without the consent of the holders
                                            of the securities, and the holders
                                            of the securities may exercise these
                                            rights only with the prior written
                                            consent of the NIMS Insurer: (1) the
                                            right to provide notices of servicer
                                            or master servicer defaults and the
                                            right to direct the trustee and the
                                            master servicer to terminate the
                                            rights and obligations of the master
                                            servicer and the servicers,
                                            respectively, under the trust
                                            agreement and the servicing
                                            agreements in the event of a default
                                            by any master servicer or servicer,
                                            (2) the right to remove the trustee
                                            or any co-trustee pursuant to the
                                            trust agreement and (3) the right to
                                            direct the trustee to make
                                            investigations and take actions
                                            pursuant to the trust agreement. In
                                            addition, unless the NIMS Insurer
                                            defaults or there exists an
                                            insolvency proceeding as described
                                            above, the NIMS Insurer's consent
                                            will be required prior to, among
                                            other things, (1) the waiver of any
                                            default by any master servicer, any
                                            servicer or the trustee, (2) the
                                            appointment of any successor trustee
                                            or any co-trustee or (3) any
                                            amendment to the trust agreement or
                                            any servicing agreement. The NIMS
                                            Insurer will also have additional
                                            rights under the trust agreement and
                                            in each the servicing agreement.

                                            Investors in the related securities
                                            should note that any insurance
                                            policy issued by the NIMS Insurer
                                            will not cover, and will not benefit
                                            in any manner whatsoever, those
                                            securities. Furthermore, the rights
                                            granted to the NIMS Insurer, if any,
                                            may be extensive and the interests
                                            of the NIMS Insurer may be
                                            inconsistent with, and adverse to,
                                            the interests of the holders of
                                            those securities. The NIMS Insurer
                                            has no obligation or duty to
                                            consider the interests of the
                                            holders of the securities in
                                            connection with the exercise or
                                            non-exercise of the NIMS Insurer's
                                            rights.

                                            The NIMS Insurer's exercise of the
                                            rights and consents set forth above
                                            may negatively affect the securities
                                            and the existence of the NIMS
                                            Insurer's rights, whether or not
                                            exercised, may adversely affect the
                                            liquidity of the securities,
                                            relative to other asset-backed
                                            securities backed by comparable
                                            mortgage loans and with comparable
                                            payment priorities and ratings.

Violation of Various Federal, State
   and Local Laws May Result in
   Losses on the Mortgage Loans..........   Applicable state laws generally
                                            regulate interest rates and other
                                            charges, require certain disclosure,
                                            and require licensing of brokers and
                                            lenders. In addition, other state
                                            laws, public policy and general
                                            principles of equity relating to the
                                            protection of consumers, unfair and
                                            deceptive practices and debt
                                            collection practices may apply to
                                            the origination, servicing and
                                            collection of mortgage loans.

                                            Mortgage loans are also subject to
                                            various federal laws, including:

                                            o  the federal Truth-in-Lending Act
                                               and Regulation Z promulgated
                                               thereunder, which require certain
                                               disclosures to borrowers
                                               regarding the terms of their
                                               mortgage loans;

                                            o  the Equal Credit Opportunity Act
                                               and Regulation B promulgated
                                               thereunder, which prohibit
                                               discrimination on the basis of
                                               age, race, color, sex, religion,
                                               marital status, national origin,
                                               receipt of public assistance or
                                               the exercise of any right under
                                               the Consumer Credit Protection
                                               Act, in the extension of credit;
                                               and

                                            o  the Fair Credit Reporting Act,
                                               which regulates the use and
                                               reporting of information related
                                               to the borrower's credit
                                               experience.

                                            Violations of certain provisions of
                                            these federal laws may limit the
                                            ability of the servicers to collect
                                            all or part of the principal of or
                                            interest on the related mortgage
                                            loans and in addition could subject
                                            the trust fund to damages and
                                            administrative enforcement.

                                            The related seller of the mortgage
                                            loans will represent in the mortgage
                                            loan sale agreement described in the
                                            related prospectus supplement that
                                            each mortgage loan was originated in
                                            compliance with applicable federal,
                                            state and local laws and
                                            regulations. In the event of a
                                            breach of this representation, that
                                            seller will be obligated to cure the
                                            breach or repurchase or replace the
                                            affected mortgage loan in the manner
                                            described in the related prospectus
                                            supplement and under "The
                                            Agreements--Repurchase and
                                            Substitution of Non-Conforming
                                            Loans" in this prospectus.

Predatory Lending Laws/High
   Cost Loans............................   Various federal, state and local
                                            laws have been enacted that are
                                            designed to discourage predatory
                                            lending practices. The federal Home
                                            Ownership and Equity Protection Act
                                            of 1994, commonly known as HOEPA,
                                            prohibits inclusion of certain
                                            provisions in mortgage loans that
                                            have mortgage rates or origination
                                            costs in excess of prescribed
                                            levels, and requires that borrowers
                                            be given certain disclosures prior
                                            to the origination of mortgage
                                            loans. Some states have enacted, or
                                            may enact, similar laws or
                                            regulations, which in some cases
                                            impose restrictions and requirements
                                            greater than those in HOEPA.

                                            In addition, under the
                                            anti-predatory lending laws of some
                                            states, the origination of certain
                                            mortgage loans (including loans that
                                            are not classified as "high cost"
                                            loans under applicable law) must
                                            satisfy a net tangible benefits test
                                            with respect to the related
                                            borrower. This test may be highly
                                            subjective and open to
                                            interpretation. As a result, a court
                                            may determine that a mortgage loan
                                            does not meet the test even if the
                                            related originator reasonably
                                            believed that the test was
                                            satisfied.

                                            Failure to comply with these laws,
                                            to the extent applicable to any of
                                            the mortgage loans, could subject
                                            the trust fund, as an assignee of
                                            the related mortgage loans, to
                                            monetary penalties and could result
                                            in the borrowers rescinding the
                                            affected mortgage loans. Lawsuits
                                            have been brought in various states
                                            making claims against assignees of
                                            high cost loans for violations of
                                            state law. Named defendants in these
                                            cases have included numerous
                                            participants within the secondary
                                            mortgage market, including some
                                            securitization trusts.

                                            The seller will represent that the
                                            trust fund does not include any
                                            mortgage loans that are subject to
                                            HOEPA or that would be classified as
                                            "high cost" loans under any similar
                                            state or local predatory or abusive
                                            lending law. There may be mortgage
                                            loans in the trust fund that are
                                            subject to the state or local
                                            requirement that the loan provide a
                                            net
                                            tangible benefit (however
                                            denominated) to the borrower; the
                                            seller will represent that these
                                            mortgage loans are in compliance
                                            with applicable requirements. If it
                                            is determined that the trust fund
                                            includes loans subject to HOEPA or
                                            otherwise classified as high cost
                                            loans, or which do not comply with
                                            applicable net tangible benefit
                                            requirements, the seller will be
                                            required to repurchase the affected
                                            loans and to pay any liabilities
                                            incurred by the trust fund due to
                                            any violations of these laws. If the
                                            loans are found to have been
                                            originated in violation of predatory
                                            or abusive lending laws and the
                                            seller does not repurchase the
                                            affected loans and pay any related
                                            liabilities, securityholders could
                                            incur losses.

Bankruptcy or Insolvency Proceedings
   Could Delay or Reduce Payments
   on the Securities.....................   Each transfer of a mortgage loan to
                                            Lehman Brothers Holdings Inc. (or to
                                            such other seller specified in the
                                            related prospectus supplement), from
                                            the seller to the depositor and, in
                                            connection with the issuance of any
                                            asset-backed notes, from the
                                            depositor to the issuing entity,
                                            will be intended to be an absolute
                                            and unconditional sale of that
                                            mortgage loan and will be reflected
                                            as such in the applicable documents.
                                            However, in the event of the
                                            bankruptcy or insolvency of a prior
                                            owner of a mortgage loan, a trustee
                                            in bankruptcy or a receiver or
                                            creditor of the insolvent party
                                            could attempt to recharacterize the
                                            sale of that mortgage loan by the
                                            insolvent party as a borrowing
                                            secured by a pledge of the mortgage
                                            loan. Such an attempt, even if
                                            unsuccessful, could result in delays
                                            in payments on the securities. If
                                            such an attempt were successful, it
                                            is possible that the affected
                                            mortgage loans could be sold in
                                            order to liquidate the assets of the
                                            insolvent entity. In the case of the
                                            bankruptcy or insolvency of the
                                            applicable seller, there can be no
                                            assurance that the proceeds of such
                                            a liquidation would be sufficient to
                                            repay the securities in full.

Limited Ability to Resell
   Securities............................   The underwriter will not be required
                                            to assist in resales of the
                                            securities, although it may do so. A
                                            secondary market for any class of
                                            securities may not develop. If a
                                            secondary market does develop, it
                                            might not continue or it might not
                                            be sufficiently liquid to allow you
                                            to resell any of your securities.

Limited Obligations......................   The assets of the trust fund are the
                                            sole source of payments on the
                                            related securities. The securities
                                            are not the obligations of any other
                                            entity. None of the sponsor, the
                                            seller, the depositor, any
                                            underwriter, the trustee, any
                                            administrator, any master servicer,
                                            any servicer or any of their
                                            affiliates will have any obligation
                                            to replace or supplement the credit
                                            enhancement, or take any other
                                            action to maintain the applicable
                                            ratings of the securities. If credit
                                            enhancement is not available,
                                            holders of securities may suffer
                                            losses on their investments.

Ratings on the Securities are
   Dependent on Assessments by
   the Rating Agencies...................   The ratings on the securities depend
                                            primarily on an assessment by the
                                            rating agencies of the mortgage
                                            loans and other assets of the trust
                                            fund, any credit enhancement and the
                                            ability of the servicers and the
                                            master servicer to service the
                                            loans. The ratings of the securities
                                            by the rating agencies:

                                            o  only address the likelihood of
                                               receipt by holders of securities
                                               of distributions in the amount of
                                               scheduled payments on the
                                               mortgage loans;

                                            o  do not take into consideration
                                               any of the tax aspects associated
                                               with the securities;

                                            o  do not address the possibility
                                               that, as a result of principal
                                               prepayments, the yield on your
                                               securities may be lower than
                                               anticipated;

                                            o  do not address the payment of any
                                               basis risk shortfalls with
                                               respect to the securities; and

                                            o  do not comment as to the market
                                               price or suitability of the
                                               securities for a particular
                                               investor.

                                            Ratings are not recommendations to
                                            buy, sell or hold the securities. A
                                            rating may be changed or withdrawn
                                            at any time by the assigning rating
                                            agency.

The Securities May Not Be Suitable
   Investments...........................   The securities may not be a suitable
                                            investment if you require a regular
                                            or predictable schedule of payment,
                                            or payment on any specific date.
                                            Because the mortgage loans in the
                                            trust fund may include a substantial
                                            proportion of loans as to which the
                                            borrowers have blemished credit
                                            histories (including prior
                                            bankruptcy proceedings) or loans
                                            whose future performance is
                                            difficult to predict, such as
                                            adjustable payment mortgage loans,
                                            interest-only loans, and for the
                                            other factors relating to the
                                            mortgage loans discussed above, the
                                            yields and the aggregate amount and
                                            timing of distributions on your
                                            securities may be subject to
                                            substantial variability from period
                                            to period and over the lives of the
                                            securities. An investment in these
                                            types of securities involves
                                            significant risks and uncertainties
                                            and should only be considered by
                                            sophisticated investors who, either
                                            alone or with their financial, tax
                                            and legal advisors, have carefully
                                            analyzed the mortgage loans and the
                                            securities and understand the risks.
                                            In addition, investors should not
                                            purchase classes of securities that
                                            are susceptible to special risks,
                                            such as subordinate securities,
                                            interest-only securities and
                                            principal-only securities, unless
                                            the investors have the financial
                                            ability to absorb a substantial loss
                                            on their investment.

                          Description of the Securities

General

      The asset-backed certificates (the "Certificates") of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the "Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

      Each series of Securities will consist of one or more classes of Securities, one or more of which may:

      o     accrue interest based on a fixed rate ("Fixed Rate Securities");

      o accrue interest based on a variable or adjustable rate ("Floating Rate Securities");

      o be entitled to principal payments from the accreted interest from specified classes of Accrual Securities ("Accretion Directed Securities"). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

      o provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security ("Accrual Securities");

      o be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

      o     be entitled to principal, but no interest ("Principal Only
            Securities");

      o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

      o     be entitled to interest, but no principal ("Interest Only
            Securities");

      o have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class "Component Securities"). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

      o be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a "Planned Balance") specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities ("Planned Amortization Certificates" or "PACs");

      o be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a "Targeted Balance") specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities ("Targeted Amortization Certificates" or "TACs");

      o be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a "Scheduled Balance") specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC ("Scheduled Securities");

      o be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ("Subordinate Securities"); and/or

      o have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

      If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an "Asset Group").

      Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "--Book-Entry Registration."

Distributions on the Securities

      General

      Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

      Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as "basis risk shortfalls" or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement. Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

      If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

      A series of Securities may include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

      If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

      o     CMT;

      o     CODI;

      o     COFI;

      o     COSI;

      o     Fed Funds Rate;

      o     FHLB Index;

      o     GBP LIBOR;

      o     LIBOR;

      o     LIBORSWAP;

      o     MTA;

      o     National Average Contract Mortgage Rate;

      o     National Monthly Median COFI;

      o     Prime Rate;

      o     SIBOR;

      o     SWAPLIBOR; and

      o     T-Bill.

      Each of these indices is described in more detail under "The Trust Funds--The Mortgage Loans--General" below.

      Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

      The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

      For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements--Reports to Securityholders."

      Single Class Securities Generally

      With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See "--Subordinate Securities" below.

      If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

      Multi-Class Series

      A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a "Multi-Class Series"). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See "--Subordinate Securities" below and "Credit Support--Subordinate Securities; Subordination Reserve Fund."

      Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

      Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

      Subordinate Securities

      A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support--Subordinate Securities; Subordination Reserve Fund."

Optional Termination

      If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

      o "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

      o "Aggregate Asset Principal Balance" means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

      The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements--Event of Default; Rights Upon Event of Default" and "--Termination."

Optional Purchase of Securities

      The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

      If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

      The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

      o     call protection for any class of Securities of a series;

      o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

      o     certain other guarantees described in the prospectus supplement.


Book-Entry Registration

      If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg ("Clearstream") or The Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

      No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth under "Book-Entry Procedures--Definitive Securities" in Annex A of this prospectus. Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

      For a description of the book-entry registration procedures applicable to Book-Entry Securities, see "Book-Entry Procedures" in Annex A of this prospectus.

                                 The Trust Funds

General

      The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

      The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

      o amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off Date");

      o amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

      o Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

      o any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

      o any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

      o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

      o any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

      o any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

      o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

      o any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

      The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the "Retained Interest"). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

      The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

      o     Mortgage Loans;

      o     Manufactured Home Loans;

      o mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

      o Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

      o     Fannie Mae certificates; and

      o     Freddie Mac certificates.

      To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans ("Assistance Loans") made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

      Mortgage Loans, Manufactured Home Loans and Assistance Loans are referred to in this prospectus as "Loans." Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See "The Agreements--Assignment of Primary Assets."

      Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as "Agency Certificates."

The Mortgage Loans

      General

      The Primary Assets in a trust fund for a series of Securities will include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus ("Mortgage Loans"). No non-performing assets will be included as Primary Assets in a trust fund. Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

      The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

      o     fixed interest rate Mortgage Loans;

      o adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

            o Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

            o "hybrid" Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

            o "interest-only" Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan ("Mortgage Rates");

            o "negative amortization" Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

            o "option ARMs," which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

      o "balloon" Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a "Scheduled Payment") that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

      o "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or
            (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

      o "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

      o     Buy-Down Loans;

      o "Bi-Weekly Loans," which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

      o "Reverse Mortgage Loans," which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower's discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

      o     any combination of the foregoing; or

      o Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

      The Mortgage Loans may also include:

      o "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings");

      o "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements;

      o     Mixed Use or Multifamily Mortgage Loans; or

      o "Home Equity Loans," which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

      Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the "Mortgaged Property"). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

      The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

      Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

      The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

      The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary
Assets:

      o each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

      o no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

      o no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

      The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

      Multifamily Properties are generally subject to the following requirements:

      o no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

      o no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

      o Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

      o the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

      As specified in the prospectus supplement, "ARMs" or "Adjustable Rate Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

      Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

      These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, "Deferred Interest") which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

      The adjustable or variable index (the "Index") applicable to any ARM comprising the Primary Assets may be one of the following indices:

      o U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      o EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      o GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      o London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      o SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      o Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      o Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      o Federal Funds Rate ("Fed Funds Rate"), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      o Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      o Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      o Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      o National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      o Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      o Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      o National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      o Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

      Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

      o     the death of the borrower, or the last living of two co-borrowers;

      o the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

      o     the sale of the related Mortgaged Property.

      The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

      As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

      The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

      (1) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

      (2) the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

      (3) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

      (4) if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

      (5) the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

      (6) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

      (7) the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

      (8) the amortization period;

      (9) the purpose of the Mortgage Loan;

      (10) the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

      (11) the intended use of the Mortgage Loan;

      (12) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

      (13) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

      (14) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

      (15) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

      (16) the number and range of any prepayment premiums or any other similar fees;

      (17) the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

      (18) the level and type of origination documentation provided for the Mortgage Loans; and

      (19) the range of credit scores applicable to the borrowers of the related Mortgage Loans.

      If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

      Balloon Loans

      A borrower's ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower's financial situation, the level of available mortgage loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

      Simple Interest Loans

      If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

      Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Multifamily and Mixed Use Mortgage Loans

      The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property ("Multifamily Mortgage Loans"), and/or mixed residential and commercial property ("Mixed Use Mortgage Loans" ), and related property and interests.

      Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

      Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Legal Aspects of Loans--Leases and Rents."

      Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

      Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

      Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

      Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

      A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis--in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

      There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

      o     local and regional economic conditions;

      o     the physical condition of the property;

      o     the types of services and amenities provided;

      o the tenant population--i.e., predominantly students or elderly persons, or workers in a particular industry;

      o     availability of alternative rental properties;

      o     changes in the surrounding neighborhood;

      o     management;

      o     the level of mortgage interest rates;

      o     dependence upon government rent subsidies;

      o     any applicable rent control laws; and

      o     state and local regulations.

      Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

      The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Legal Aspects of Loans--Environmental Considerations." A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

      No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Private Mortgage-Backed Securities

      General

      The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

      o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

      o collateralized mortgage obligations secured by Loans or Agency Certificates.

      The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act. The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

      (1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

      (2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

      (3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

      If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

      o the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

      o the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

      o the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

      o neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

      o if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer's Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

      Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

      The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

      Underlying Loans

      The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative. Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:

      o each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

      o each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

      o no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

      o each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

      o each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

      Credit Support Relating to Private Mortgage-Backed Securities

      Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

      Additional Information

      The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

      o the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

      o certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

      o the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

      o the weighted average interest rate of the Private Mortgage-Backed Securities;

      o the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

      o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

      o the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

      o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

      If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

Ginnie Mae Certificates

      General

      The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

      The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

      Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

      Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

      With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

      The Underlying Mortgage Loans

      Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans, housing loans partially guaranteed by the VA ("VA Loans") and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

      All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

      Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

      The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

      Ginnie Mae

      The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

      General

      Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

      Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

      Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

      The Underlying Mortgage Loans

      Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

      o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

      o     fixed-rate level payment FHA Loans or VA Loans;

      o     adjustable rate mortgage loans;

      o     GEM Loans, Buy-Down Loans or GPM Loans; and

      o mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family Property") or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties").

      Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

      Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

      The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee.

      The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

      Fannie Mae

      Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

      General

      The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

      The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

      Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

      o     30 days following foreclosure sale;

      o     30 days following payment of the claim by any mortgage insurer; or

      o     30 days following the expiration of any right of redemption.

      In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

      Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

      Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

      The Underlying Mortgage Loans

      Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

      The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

      Freddie Mac

      The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Pre-Funding Arrangements

      The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

      If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

      Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Revolving Period Arrangements

      If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the "Revolving Account"), instead of distributing such amounts to securityholders. On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a "Revolving Period Arrangement"). The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Revolving Primary Assets"). The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

      If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

Collection Account, Securities Administration Account and Distribution Account

      The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities--Distributions on the Securities."

      Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

      If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account. Reinvestment income, may, however, be payable to the securities administrator, the trustee or the master servicer as additional compensation. See also "The Agreements--Securities Administration Account."

      A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements--Distribution Account."

Other Funds or Accounts

      A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See "Servicing of Loans--Collection Procedures; Escrow Accounts" and "--Deposits to and Withdrawals from the Collection Account." If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans--Deposits to and Withdrawals from the Collection Account." Other similar accounts may be established as specified in the prospectus supplement.

                   Loan Underwriting Procedures and Standards

Underwriting Standards

      The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

      Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor. Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

      The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as "limited documentation" or "no documentation" programs. In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

      In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator's underwriting guidelines. In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower). In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator. In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

      Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

Loss Experience

      The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

      No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

      To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

Representations and Warranties

      Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund. Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

      (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

      (2) No Outstanding Charges. All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

      (3) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

      (4) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

      (5) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

      (6) Validity of Documents. The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

      (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

      (8) Valid Lien. The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

      (9) Ownership. The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

      (10) Title Insurance. Each Mortgage Loan (other than a Cooperative Loan) is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of insurance;

      (11) Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

      (12) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

      (13) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

      (14) Insurance. The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

      (15) Due-on-Sale Clauses. The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

      (16) Primary Mortgage Insurance. All provisions of any primary mortgage insurance policies have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policies have been paid;

      (17) Prepayment Premiums. For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectability thereof may be limited due to acceleration in connection with foreclosure); and

      (18) No Foreclosure. No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

      If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the "Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures."

      With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

      Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under "The Agreements--Assignment of Primary Assets."

      The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

      Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                                  The Sponsor

      If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund. Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.


General

      Lehman Brothers Holdings Inc., a Delaware corporation ("Lehman Holdings" or the "Sponsor"), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as "Lehman Brothers." Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

      Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

      Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

      Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

      Investment Banking

      The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers' corporate and government clients. The segment is organized into global industry groups--Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology--that include bankers who deliver industry knowledge and expertise to meet clients' objectives. Specialized product groups within Advisory Services include mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

      Capital Markets

      The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers' equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers' inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

      Mortgage- and Asset-Backed Securities. Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the "Bank"), and other subsidiaries in the U.S., Europe and Asia. The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. The Bank is a major part of Lehman Brothers' institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

      Investment Management

      The Investment Management business segment consists of Lehman Brothers' global Private Investment Management and Asset Management businesses.

      Private Investment Management. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

      Asset Management. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers' Private Equity business.

Securitization Activities of the Sponsor

      Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987. In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

      During fiscal years 2004 and 2003, Lehman Holdings and its affiliates securitized approximately $139.4 billion and $146.1 billion of financial assets, including $120.5 billion and $125.7 billion of residential mortgages, $8.3 billion and $9.7 billion of commercial mortgages and $10.6 billion and $10.7 billion of municipal and other-asset-backed financial instruments, respectively.

      Lehman Holdings and its affiliates, including Aurora and the Bank, originate residential and commercial loans as an extension of Lehman Holdings' securitization activities. In this regard Lehman Holdings and its affiliates originated approximately $65.1 billion of residential mortgage loans in 2004. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings. In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels. These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

      Through its affiliates, Lehman Holdings services and master services Loans. If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

      In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates. Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor. In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See "Loan Underwriting Procedures and Standards--Representations and Warranties" and The Agreements--Repurchase and Substitution of Non-Conforming Loans."

      At November 30, 2004 and 2003, Lehman Holdings and its affiliates had approximately $0.9 and $1.0 billion, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

                                  The Depositor

      The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

      The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

      The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987. The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets. The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

      The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

      After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

      o upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under "The Agreements--Assignment of Primary Assets;"

      o to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee's security interest in or lien on the Primary Assets;

      o to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

      o to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

      o     to prepare and file any reports required under the Exchange Act;

      o to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

      o to provide the trustee, the securities administrator, and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor's agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

                            Aurora Loan Services LLC

General

      If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora's executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

Servicing

      Aurora's centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

      The following tables set forth certain information regarding Aurora's total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

                                                                   At December 31, 2002               At December 31, 2003
                                                               ----------------------------       ----------------------------
                                                                                Principal                          Principal
                                                               Number of         Balance          Number of         Balance
                       Type of Loan                              Loans        (in millions)         Loans        (in millions)
-----------------------------------------------------------    ---------      -------------       ---------      -------------
Conventional...............................................      29,345          $ 5,111            34,210          $ 5,892
Conventional Alt-A.........................................      32,347          $11,770            95,422          $29,960
Subprime...................................................       8,358          $   667             8,814          $   725
Government Insured or Guaranteed(1)........................     136,432          $ 7,241           107,562          $ 5,815
Home Express(2)............................................      23,436          $ 3,028            48,284          $ 5,940
SBA Disaster Loans(3)......................................      33,381          $   620            53,822          $   938
Home Equity Lines of Credit................................          --          $     0                --          $     0
                                                                -------          -------           -------          -------
Total Portfolio............................................     263,299          $28,437           348,114          $49,270

                                                                   At December 31, 2004               At December 31, 2005
                                                               ----------------------------       ----------------------------
                                                                                Principal                          Principal
                                                               Number of         Balance          Number of         Balance
                       Type of Loan                              Loans        (in millions)         Loans        (in millions)
-----------------------------------------------------------    ---------      -------------       ---------      -------------
Conventional...............................................      41,391         $ 6,723             61,309         $ 8,881
Conventional Alt-A.........................................     157,333         $40,795            261,125         $62,067
Subprime...................................................       6,981         $   933              7,443         $ 1,267
Government Insured or Guaranteed(1)........................      85,274         $ 4,580              9,131         $   654
Home Express(2)............................................      31,254         $ 3,490             16,582         $ 1,714
SBA Disaster Loans(3)......................................      44,230         $   774             36,737         $   629
Home Equity Lines of Credit................................          --         $     0                157         $     8
                                                                -------         -------           -------          -------
Total Portfolio............................................     366,463         $57,295            392,484         $75,220

(1) "Government insured or guaranteed" means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2) "Home Express" means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3) "SBA Disaster Loans" means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

      Aurora's servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner's insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora's website and in person at certain of Aurora's loan servicing facilities.

      Aurora's servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as subprime mortgage loans. Included among these changes are a heightened emphasis on Aurora's special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

      Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. As of December 31, 2002, December 31, 2003, December 31, 2004, and December 31, 2005, Aurora had outstanding Advances and servicing advances of approximately $70,741,705, $70,369,299, $64,522,671, $81,804,642, respectively.

      Except where applicable law or regulation requires otherwise, Aurora services delinquent mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor's payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

      Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. See the related prospectus supplement for more information. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

      All delinquent mortgage loans that are not considered "high risk assets" are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

      When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

      Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

Master Servicing

      Aurora's centralized real estate master servicing facility is located at 327 Inverness Drive South, Englewood, Colorado 80112. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998.

      The following tables set forth certain information regarding Aurora's total public securitization master servicing portfolio.

                                                                   At December 31, 2002               At December 31, 2003
                                                               ----------------------------       ----------------------------
                                                                                Principal                          Principal
                                                               Number of         Balance          Number of         Balance
                       Type of Loan                              Loans        (in millions)         Loans        (in millions)
-----------------------------------------------------------    ---------      -------------       ---------      -------------
Alt-A......................................................      50,818         $17,012             77,580         $24,884
Subprime...................................................      79,449         $11,022            180,123         $24,229
Government Insured or Guaranteed(1)........................     149,749         $12,161            225,941         $18,855
Home Equity Lines of Credit................................           0         $     0                  0         $     0
                                                                -------         -------            -------         -------
Total Portfolio............................................     280,016         $40,195            483,644         $67,968


                                                                   At December 31, 2004               At December 31, 2005
                                                               ----------------------------       ----------------------------
                                                                                Principal                          Principal
                                                               Number of         Balance          Number of         Balance
                       Type of Loan                              Loans        (in millions)         Loans        (in millions)
-----------------------------------------------------------    ---------      -------------       ---------      -------------
Alt-A......................................................     143,624         $42,469            246,903        $ 72,992
Subprime...................................................     277,640         $36,449            418,984        $ 58,092
Government Insured or Guaranteed(1)........................     206,509         $16,751            171,602        $ 13,198
Home Equity Lines of Credit................................       3,666         $   167              1,967        $     76
                                                                -------         -------            -------        --------
Total Portfolio............................................     631,439         $95,836            839,456        $144,358

----------
(1) "Government insured or guaranteed" means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans' Affairs or the Rural Housing and Community Development Service.

      Aurora's master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

      When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora's analysis includes a review of each servicer's duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices.

                               Servicing of Loans

General

      Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement. The master servicer will not be liable for any acts or omissions of any servicer.

The Master Servicer

      The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor. The master servicer will generally:

      o supervise the performance by the servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the master servicer;

      o collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

      o advance funds upon the failure of a servicer to make advances as described below under "Advances and Other Payments, and Limitations Thereon."

      The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements. If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities. The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

      The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

      As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the "Master Servicing Fee") for the performance of its services and duties under each Agreement as specified in the prospectus supplement. In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

      To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

      o withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

      o withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

      o requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

The Servicers

      The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer. Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder. If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers' servicing activities. Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the "Servicing Fee"), as set forth in the related prospectus supplement. In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

      The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

      o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

      o withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

Collection Procedures; Escrow Accounts

      The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans. Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

      As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

      Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

      The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the "Collection Account"). In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

      The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may
be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

      The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments. If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. See "Fees and Expenses" in the prospectus supplement.

      As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date. Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

      o all payments on account of principal, including prepayments, on the Loans;

      o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

      o all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

      o all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

      o all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

      o all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

      o     all proceeds of any Loans repurchased pursuant to the related
            Agreement.

      Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

      o to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer's right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

      o to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

      o to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges, or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

      o to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

      o to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      o to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

      o to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

      o to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

      o to clear and terminate the Collection Account pursuant to the related Agreement.

      In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

      Each servicer will establish and maintain an account (a "Servicing Account") that will be an account or accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least "A-1+" or long-term unsecured debt obligations are rated at least "AA-" by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least "A-2" by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

      As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

      o all payments on account of principal, including prepayments, on the Loans;

      o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee in respect of the Loans;

      o     all Liquidation Proceeds;

      o all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

      o all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

      o any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

      o any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

      o any prepayment penalty amounts required to be collected pursuant to the loan related documents and applicable law;

      o all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

      o any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

      Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

      "Buy-Down Loans" are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan. With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan ("Buy-Down Amounts") in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

      Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

      If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

      The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

      If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

      With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

      General

      The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

      Payments in Connection With Prepaid Loans

      In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan. The master servicer will not be obligated to make such payments in the event that a servicer fails to do so. Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

Maintenance of Insurance Policies and Other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance

      Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

      The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

      Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium

Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

      Special Hazard Insurance Policy

      To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under "Credit Support--Description of Mortgage and Other Insurance--Hazard Insurance on the Loans."

      Primary Mortgage Insurance

      To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a "Qualified Insurer").

      Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Credit Support--Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

      FHA Insurance and VA Guarantees

      To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Credit Support--Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

      Environmental Insurance

      If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ("Environmental Policies") providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

      Pool Insurance Policy

      If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

      The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under "Credit Support--Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

      Bankruptcy Bond

      If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of Mortgage and Other Insurance--Bankruptcy Bond."

Presentation of Claims; Realization Upon Defaulted Loans

      Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

      The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

      Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

      Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

      As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans--Realizing Upon Cooperative Loan Security." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

      Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable "due-on-sale" clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption. When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause. The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund. Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy. In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable. If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

Certain Rights Related to Foreclosure

      Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

      The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

      As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

      The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's or any servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

      In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

      If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer's remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest. See "Yield, Prepayment and Maturity Considerations."

      The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series. The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

      The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party's assessment of compliance. In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party's activities during the reporting period and of its performance under the related Agreement has been made under such officer's supervision and (b) to the best of that officer's knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Certain Matters Regarding the Master Servicer

      The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

      In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements--Event of Default; Rights upon Events of Default."

      The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

      o     is qualified to service mortgage loans for Fannie Mae or Freddie
            Mac;

      o     has a net worth of not less than $15,000,000; and

      o the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

      No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

      Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

      Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

                                 Credit Support

General

      Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

      o     an irrevocable letter of credit;

      o the subordination of one or more classes of the Securities of a series;

      o allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

      o     reserve funds;

      o a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

      o     a surety bond or financial guaranty insurance policy;

      o     the use of cross-support features;

      o overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

      o     the creation and application of excess interest from the Primary
            Assets;

      o derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

      o     third-party guarantees or similar instruments.

      In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

      The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See "The Agreements--Event of Default; Rights Upon Event of Default." Moreover, if a form of credit support covers more than one trust fund (each, a "Covered Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

      If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

      o     the amount payable under the credit support;

      o any conditions to payment thereunder not otherwise described in this prospectus;

      o the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o the material provisions of any agreement relating to the credit support.

      Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

      o     a brief description of its principal business activities;

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      o     if applicable, the credit ratings assigned to it by rating agencies;
            and

      o     certain financial information.

Subordinate Securities; Subordination Reserve Fund

      If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

      A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

      With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

      Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Allocation of Losses

      If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code ss.101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

      Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments. If the principal amount of the Subordinate

Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

Cross-Support Features

      If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Overcollateralization

      If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called "overcollateralization." Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under "--Excess Interest" below. All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained. In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see "--Allocation of Losses" above.

Excess Interest

      The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This "excess interest," if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization. In addition, excess interest may be applied to pay principal on certain Securities. The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

Insurance

      Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance."

      Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

      The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the Securities--Optional Termination" and "The Agreements--Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

      Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

      One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

      Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

      Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

      Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

Derivative Instruments

      If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support. Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

      For a further description of these derivative instruments, see "Derivatives" below.

Description of Mortgage and Other Insurance

      The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

      General

      Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

      A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "--Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

      To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "--Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see "Maintenance of Insurance Policies and Other Servicing Procedures--Environmental Insurance."

      Primary Mortgage Insurance

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

      o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

      o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

      o     amounts expended but not approved by the mortgage insurer;

      o     claim payments previously made by the mortgage insurer; and

      o     unpaid premiums.

      Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

      o fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

      o failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

      o     physical damage to the Mortgaged Property; and

      o the related servicer not being approved as a servicer by the mortgage insurer.

      Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

      As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

      o advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;

      o in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      o tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

      Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

      o no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

      o written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

      o the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

      o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

      o the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

      o the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

      The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

      FHA Insurance and VA Guaranty

      The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

      Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

      FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the

FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

      The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

      HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

      On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

      The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

      Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

      VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

      With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

      In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

      When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

      In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

      Pool Insurance Policy

      If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

      The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

      Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

      o the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

      o the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

      o advances made by the insured as described above less certain payments.

      An "approved sale" is:

      o a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

      o a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

      o the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

      o     the acquisition of the Mortgaged Property by the pool insurer.

      As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

      The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans--Advances and Other Payments, and Limitations Thereon."

      Mortgage Insurance with Respect to Manufactured Home Loans

      A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

      Standard Hazard Insurance Policies

      The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

      The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

      The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

      Special Hazard Insurance Policy

      Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      Other Hazard-Related Insurance; Liability Insurance

      With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

      In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

      If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

                                   Derivatives

      If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

      An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or "notional" principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

      The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

      A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

      If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

      Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

      If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

      In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

      Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. ("ISDA"). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

      There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

      If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

                                 The Agreements

      The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

      Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuing entity.

      As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

      General

      At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

Assignment of Private Mortgage-Backed Securities

      The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds--Private Mortgage-Backed Securities."

      Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

      (1) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

      (2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

      (3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

      (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

      Assignment of Mortgage Loans

      As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

      o the mortgage note endorsed without recourse to the order of the trustee or in blank;

      o the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

      o     an assignment of the Mortgage in recordable form.

      The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

      The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

      With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

      The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan. See "Repurchase and Substitution of Non-Conforming Loans."

      Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

      Assignment of Manufactured Home Loans

      The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Manufactured Home Loan Schedule") appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

      In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See "Legal Aspects of Loans--Manufactured Home Loans."

Repurchase and Substitution of Non-Conforming Loans

      Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

      If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee. We cannot assure you that a Seller will fulfill its purchase obligation. The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

      Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

      Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and
(2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

      Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

      Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

      The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan Underwriting Procedures and Standards--Representations and Warranties." If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

      As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

      (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

      (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

      (3) with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

      (4) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

      (5) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

      (6) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

      (7) if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

      (8) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

      (9) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

      (10) in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

      (11) if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

      (12) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

      (13) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

      (14) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

      (15) with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

      (16) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

      (17) the amount of the trustee's fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

      (18) the aggregate amount of any insurance claim payments received with respect to any primary mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

      (19) if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

      (20) any other information as specified in the related Agreement.

      In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through
(3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing obligations under the related Agreement. See "Servicing of Loans--Evidence as to Compliance."

Investment of Funds

      The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

      o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

      o demand and time deposits, certificates of deposit or bankers' acceptances;

      o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

      o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

      o commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

      o a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

      o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

      Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").

      Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

      If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See "Servicing of Loans."

Event of Default; Rights Upon Event of Default

      Trust Agreement

      As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

      o any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

      o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

      o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

      In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

      During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

      No holder of a series of Certificates, solely by virtue of that holder's status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

      Indenture

      As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

      o a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

      o failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

      o any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

      o any other event of default provided with respect to Notes of that series.

      If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

      If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

      o the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

      As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

      Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

      The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

      The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

      The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "--Event of Default; Rights Upon Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

      The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

      The trustee may also be removed at any time:

      o if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

      o     if the trustee becomes insolvent; or

      o by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

      The trustee will establish a separate account (the "Distribution Account") in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

      Unless otherwise specified in the prospectus supplement, "Business Day" means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

The Securities Administrator

      If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of Securities.

Duties of the Securities Administrator

      The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

      The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see "--Event of Default; Rights Upon Event of Default" above. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

      The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

      The securities administrator may also be removed at any time:

      o     if the securities administrator becomes bankrupt or insolvent;

      o if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

      o by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

      Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

      The securities administrator will establish a separate account (the "Securities Administration Account") in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account. The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

Expense Reserve Fund

      If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

      Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

      o     to cure any ambiguity;

      o to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

      o to add any other provisions with respect to matters or questions arising under the Agreement; or

      o     to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

      As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

      o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

      o reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

      The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC Administrator

      For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Administration Agreement

      If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

      The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

      To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

      Trust Agreement

      The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

      o the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and
            (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property"); and

      o the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

      As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

      o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

      o with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

      o related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

      o unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

      o accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

      o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

      o the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

      The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the

Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities--Optional Termination."

      Indenture

      The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

      In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                             Legal Aspects of Loans

      The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

      The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Housing) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

      If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

      The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

      If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

      A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

      If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing Upon Cooperative Loan Security" below.

      There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

      Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

      The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

      Cooperative Loans

      Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      Leases and Rents

      Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

      Federal Bankruptcy and Other Laws Affecting Creditors' Rights

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the "Servicemembers Civil Relief Act"), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender's rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

      In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender's lien will be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney's fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

      Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

      Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

      Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

      Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Servicemembers Civil Relief Act

      Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

      o are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

      o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

      o may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

      However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

      As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

      In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

Environmental Considerations

      Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

      Under the laws of certain states where Mortgaged Properties may be located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

      Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner" or "operator;" consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

      Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the "Asset Conservation Act," a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have "participated in the management of the facility." The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

      It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

     Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

      If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation and Other Limitations on Lenders" above) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

      o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

      o originated by lenders other than national banks, federal savings institutions and federal credit unions.

      Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states--Arizona, Michigan, Minnesota, New Mexico and Utah--have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

      Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

      The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January 1, 1980, are subject to federal preemption.

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state's usury law would not apply to the residential Mortgage Loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Multifamily and Mixed Use Loans

      The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection.

      For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

      Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a "lease") and rents of one or more lessees (each, a "lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

Default Interest and Limitations on Prepayment

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

      Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

      Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

      Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Americans with Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

      The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor's security interest in the related property could have priority over the security interest of the related trust.

      Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

      ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

      The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

      Security Interests in the Manufactured Homes

      Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

      As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

      Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

      In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

      Relocation of a Manufactured Home

      In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

      A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

      In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

      Intervening Liens

      Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

      Enforcement of Security Interests in Manufactured Homes

      So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "--Anti-Deficiency Legislation and Other Limitations on Lenders--Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "--Equitable Limitations on Remedies" above.

      Consumer Protection Laws

      The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

      Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

      Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

      In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "--Due-On-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

      Applicability of Usury Laws

      Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "--Applicability of Usury Laws" above.

                  Yield, Prepayment and Maturity Considerations

Payment Delays

      With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

      With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans--Advances and Other Payments, and Limitations Thereon."

Timing of Reduction of Principal Amount

      A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

      If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Certain Derivative Instruments

      In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments. The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty. Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect. Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

      In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities. If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement. See "Derivatives."

Final Scheduled Distribution Date

      The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

      CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

      The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

      Type of Loan

      Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

      In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

      To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

      In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

      If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

      A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

      In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

      Foreclosures and Payment Plans

      The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

      Due on Sale Clauses

      The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

      Optional Termination

      If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See "Description of the Securities--Optional Termination."

                   Material Federal Income Tax Considerations

      The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

      This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

      In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership, and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

      In this discussion, when we use the term:

      o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

      o     "Code," we mean the Internal Revenue Code of 1986, as amended;

      o     "IRS," we mean the Internal Revenue Service;

      o "AFR," we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

      o     "Foreign Person," we mean any person other than a U.S. Person; and

      o "U.S. Person," we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

      This discussion addresses the following four types of securities:

      o     REMIC certificates;

      o notes issued by a trust, including a trust for which an election to treat such entity as a "real estate investment trust" within the meaning of Section 856(a) of the Code (a "REIT") has been made;

      o trust certificates issued by trusts for which a REMIC election is not made; and

      o securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract ("Stapled Securities").

      The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "--Special Tax Attributes," "--Backup Withholding" and "--Reportable Transactions" below address all types of securities.

      REMIC Certificates Generally

      With respect to each series of REMIC certificates, McKee Nelson LLP or Dechert LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

      A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "--Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

      In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "--REMIC Residual Certificates" below.

      A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

      If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "--Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

      Stapled Securities

      As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

      With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

      Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

      Issuance of Notes Generally

      For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings, or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "--Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "--Taxation of Securities Treated as Debt Instruments."

      With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

      Classification of Trust Certificates Generally

      With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "--Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "--Partner Certificates" below.

Taxation of Securities Treated as Debt Instruments

      When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

      Interest Income and OID

      Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code ("OID"). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

      For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

      The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

      To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

      If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

      The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

      The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

      For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

      Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner's basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

      Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and
(ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

      Variable Rate Securities

      Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

      Acquisition Premium

      If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

      Market Discount

      If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i)
0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--Interest Income and OID" above.

      Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

      Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

      The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

      If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

      Amortizable Bond Premium

      A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

      Non-Pro Rata Securities

      A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

      Election to Treat All Interest as OID

      The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

      Treatment of Losses

      Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

      Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

      Sale or Other Disposition

      If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt

Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

      Foreign Persons

      Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including
OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

      Information Reporting

      Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "--Market Discount" above.

      Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

      If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "--Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be "portfolio income" for purposes of Section 469 of the Code governing passive loss limitations.

      Taxable Income or Net Loss of the REMIC

      Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "--Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

      Pass Through of Certain Expenses

      A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "--Grantor Trust Certificates--Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

      Excess Inclusions

      Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

      For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

      Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      Taxable Income May Exceed Distributions

      In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

      Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "--Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

      Basis Rules and Distributions

      A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

      A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "--Sales of REMIC Residual Certificates" below.

      A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

      The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Residual Certificates."

      Sales of REMIC Residual Certificates

      If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

      Inducement Fees

      The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

      Disqualified Organizations

      If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

      In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

      Noneconomic REMIC Residual Certificates

      A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

      A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID," for a discussion concerning prepayment assumptions.

      All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

      Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

      o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

      o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

      o the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

      o either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

      Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

      Restrictions on Transfers of Residual Certificates to Foreign Persons

      Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

      Foreign Persons

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "--Taxation of Securities Treated as Debt Instruments--Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July

18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "--Restrictions on Transfers of Residual Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

      Administrative Provisions

      The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

      Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

      The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "--Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "--Special Tax Attributes--REMIC Certificates" below.

      Mark-to-Market Rules

      Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

      For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

      Classification of Stripped Certificates

      There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

      Taxation of Stripped Certificates

      Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

      Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "--Taxation of Securities Treated as Debt Instruments" above.

      Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--Taxation of Securities Treated as Debt Instruments--Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "--Taxation of Securities Treated as Debt Instruments--Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

      For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

      A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "--Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

      In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "--Trust Expenses" below, subject to the limitation described therein.

      Purchase of More Than One Class of Stripped Certificates

      When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

      Taxation of Standard Certificates

      For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "--Taxation of Securities Treated as Debt Instruments--Treatment of Losses" above.

      For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

      Trust Expenses

      Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

      Sales of Grantor Trust Certificates

      If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "--Taxation of Securities Treated as Debt Instruments--Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

      Trust Reporting

      Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

      Foreign Persons

      The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "--Taxation of Securities Treated as Debt Instruments--Foreign Persons."

Partner Certificates

      If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term "trust" to refer either to a trust or to a portion thereof, as the context would indicate.

      Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

      Security Owner's Distributive Share

      The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

      A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "--Grantor Trust Certificates--Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

      Distributions

      A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

      A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

      If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

      Sale or Exchange of a Partner Certificate

      If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

      Section 708 Terminations

      Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

      Section 754 Election

      If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

      The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

      Foreign Persons

      Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

      Information Reporting

      Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

      Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

      Administrative Matters

      Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

      In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

      REMIC Certificates

      REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

      In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

      REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

      The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

      The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

      As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "--Types of Securities--REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

      Non-REMIC Debt Securities

      Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

      Grantor Trust Certificates

      Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

      Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

      Partner Certificates

      For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

Backup Withholding

      Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

      Recent legislation imposes a penalty on a taxpayer that fails to disclose a "reportable transaction." The IRS has issued guidance defining the term "reportable transaction" for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

      o     a sale or exchange of a security resulting in a loss in excess of
            (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

      o a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

      o     any other characteristic described by the IRS.

      A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

                       State and Local Tax Considerations

      In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

      For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA Considerations

General

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

      A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor ("DOL") has issued regulations set forth at 29 C.F.R.
Section 2510.3-101 (the "DOL Regulations") which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

      Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

      The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

      For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of Securities.

      Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

      (1) The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

      (3) In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

      (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Securities in reliance on the Exemption;

      (5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

      (6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

      (7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

      (8) For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

      The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

      The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

      (1) is an "eligible Swap;"

      (2) is with an "eligible counterparty;"

      (3) is purchased by a "qualified plan investor;"

      (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

      (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

      An "eligible Swap" is one which:

      a. is denominated in U.S. dollars;

      b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

      c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets ("Allowable Notional Amount");

      d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

      e. has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

      f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

      a. a "qualified professional asset manager" ("QPAM") under PTCE 84-14;

      b. an "in-house asset manager" under PTCE 96-23; or

      c. has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

      In "ratings dependent Swaps" (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

      a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

      b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

      In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

      a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

      b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

      c. terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

      a. it is denominated in U.S. dollars;

      b. it pays an Allowable Interest Rate;

      c. it is not Leveraged;

      d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      e. it is entered into between the trust fund and an eligible counterparty; and

      f. it has an Allowable Notional Amount.

      The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

      The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

      However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

      Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

      The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

      Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

      Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

      The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                         Legal Investment Considerations

      The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

      SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

      All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                  Legal Matters

      Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

                                 Use of Proceeds

      The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under "Underwriters" in the related prospectus supplement. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              Plan of Distribution

      Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the "Underwriters"); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

      The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

      The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

      The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

      In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

      If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

                             Static Pool Information

      Static pool information with respect to the Sponsor's prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust fund will include information, to the extent material, relating to:

      o     payment delinquencies of the mortgage loans;

      o     cumulative losses with respect to the mortgage loans; and

      o     prepayments of the mortgage loans,

in each case presented in periodic increments.

      In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

      Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

      Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

                             Additional Information

      The depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

      Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie

Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

      Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                 Incorporation of Certain Documents by Reference

      All documents filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                           Reports to Securityholders

      Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements--Reports to Securityholders."

                            Index of Principal Terms

Defined Term                                                                Page
------------                                                                ----
1986 Act ................................................................... 130
Accretion Directed Securities ..............................................  32
accrual class .............................................................. 131
Accrual Securities .........................................................  32
ADA ........................................................................ 120
Adjustable Rate Mortgages ..................................................  41
AFR ........................................................................ 128
Agency Certificates ........................................................  38
Aggregate Asset Principal Balance ..........................................  36
Agreements .................................................................  93
Allowable Interest Rate .................................................... 151
Allowable Notional Amount .................................................. 151
Appraised Value ............................................................  41
ARMs .......................................................................  41
Asset Conservation Act ..................................................... 115
Asset Group ................................................................  33
Asset Principal Balance ....................................................  36
Assistance Loans ...........................................................  38
Bank .......................................................................  61
bankruptcy bond ............................................................  91
Bankruptcy Code ............................................................  81
basis risk shortfalls ......................................................  33
Beneficial Owner ...........................................................  36
Bi-Weekly Loans ............................................................  39
Book-Entry Securities ......................................................  33
Business Day ............................................................... 102
Buydown ....................................................................  88
Buy-Down Amounts ...........................................................  71
Buy-Down Fund ..............................................................  71
Buy-Down Loans .............................................................  71
Buy-Down Period ............................................................  71
Cash Program ...............................................................  53
CERCLA .....................................................................  47
Certificates ...............................................................  32
Clearstream ................................................................  36
CMT ........................................................................  42
Code ....................................................................... 128
CODI .......................................................................  43
COFI .......................................................................  42
Collection Account .........................................................  65
Commission ................................................................. 157
Company Counsel ............................................................ 128
Component Securities .......................................................  32
Compound Value .............................................................  35
Condominium ................................................................  40
Condominium Association ....................................................  59
Condominium Building .......................................................  59
Condominium Loans ..........................................................  40
Condominium Unit ...........................................................  40
constant yield election .................................................... 134
Conventional Loans .........................................................  52
Cooperative Dwellings ......................................................  40
Cooperative Loans ..........................................................  40
Cooperatives ...............................................................  40
COSI .......................................................................  42
Covered Trust ..............................................................  80
CPR ........................................................................ 125
Cut-off Date ...............................................................  37
Debt Securities ............................................................ 130
debt-acceleration .......................................................... 117
Deferred Interest ..........................................................  42
Definitive Securities ......................................................  33
Deleted Loan ...............................................................  96
Designated Transaction ..................................................... 150
Distribution Account ....................................................... 102
DOL ........................................................................ 149
DOL Pre-Funding Period ..................................................... 153
DOL Regulations ............................................................ 149
DTC ........................................................................  36
Due Date ...................................................................  72
EDGAR ...................................................................... 157
Eligible Investments .......................................................  98
Eligible Reserve Fund Investments ..........................................  99
Environmental Policies .....................................................  75
ERISA ...................................................................... 149
Escrow Accounts ............................................................  68
EURIBOR ....................................................................  42
Euroclear ..................................................................  36
Exchange Act ............................................................... 158
Excluded Plan .............................................................. 153
Exemption .................................................................. 150
Expense Reserve Fund ....................................................... 104
EYS Agreement .............................................................. 153
Fannie Mae .................................................................  53
Fed Funds Rate .............................................................  42
FHA ........................................................................  51
FHA Loans ..................................................................  38
FHA/VA Claim Proceeds ......................................................  86
FHLB Index .................................................................  43
Fitch ...................................................................... 150
Fixed Rate Securities ......................................................  32
Floating Rate Securities ...................................................  32
Foreign Person ............................................................. 128
Freddie Mac ................................................................  55
Freddie Mac Act ............................................................  55
Garn-St. Germain Act ....................................................... 116
GBP LIBOR ..................................................................  42
GEM Loans ..................................................................  39
Ginnie Mae .................................................................  51
Ginnie Mae Servicers .......................................................  50
GPM Fund ...................................................................  72
GPM Loans ..................................................................  39
Grantor Trust .............................................................. 130
Grantor Trust Certificates ................................................. 130
Guarantor Program ..........................................................  53
Guaranty Agreement .........................................................  50
hazardous substances ....................................................... 115
Home Equity Loans ..........................................................  40
Housing Act ................................................................  51
HUD ........................................................................  48
Index ......................................................................  42
Insurance Policies .........................................................  49

Defined Term                                                                Page
------------                                                                ----
Insured Loss ...............................................................  85
Interest Only Securities ...................................................  32
Interest Rate ..............................................................  33
Interest Weighted Securities ...............................................  32
IRS ........................................................................ 128
ISDA .......................................................................  93
L/C Bank ...................................................................  83
L/C Percentage .............................................................  83
lease ...................................................................... 118
Lehman Brothers ............................................................  60
Lehman Holdings ............................................................  60
lessee ..................................................................... 118
Leveraged .................................................................. 151
LIBOR ......................................................................  42
LIBORSWAP ..................................................................  42
Lifetime Mortgage Rate Cap .................................................  41
Liquidation Proceeds .......................................................  69
Loans ......................................................................  38
Loan-to-Value Ratio ........................................................  41
Manufactured Home Loan Schedule ............................................  95
market discount bond ....................................................... 132
Master Servicing Fee .......................................................  67
Maximum Mortgage Rate Adjustment ...........................................  41
Minimum Mortgage Rate ......................................................  41
Minimum Principal Distribution Amount ......................................  35
Mixed Use Mortgage Loans ...................................................  45
Moody's .................................................................... 150
Mortgage Certificate Schedule ..............................................  94
Mortgage Loan Schedule .....................................................  95
Mortgage Loans .............................................................  38
Mortgage Rates .............................................................  39
Mortgaged Property .........................................................  40
MTA ........................................................................  42
Multi-Class Series .........................................................  35
Multifamily Mortgage Loans .................................................  45
Multifamily Properties .....................................................  52
National Average Contract Mortgage Rate ....................................  43
National Monthly Median COFI ...............................................  42
NCUA ....................................................................... 155
Negatively Amortizing ARMs .................................................  41
No-Bid .....................................................................  88
non-pro rata security ...................................................... 133
Notes ......................................................................  32
Offered Securities .........................................................  33
OID ........................................................................ 130
OID Regulations ............................................................ 130
outside reserve fund ....................................................... 129
PAC Method ................................................................. 131
PACs .......................................................................  32
Parties in Interest ........................................................ 149
Partner Certificates ....................................................... 130
PC Pool ....................................................................  53
Percentage Interest ........................................................  34
Planned Amortization Certificates ..........................................  32
Planned Balance ............................................................  32
Plans ...................................................................... 149
PMBS Agreement .............................................................  48
PMBS Issuer ................................................................  48
PMBS Servicer ..............................................................  48
PMBS Trustee ...............................................................  48
Policy Statement ........................................................... 155
Pre-Funding Account ........................................................  55
Pre-Funding Arrangement ....................................................  55
Primary Assets .............................................................  38
Prime Rate .................................................................  42
Principal Distribution Amount ..............................................  35
Principal Only Securities ..................................................  32
Principal Weighted Securities ..............................................  32
Private Mortgage-Backed Securities .........................................  38
PTCE ....................................................................... 151
PTE ........................................................................ 150
QPAM ....................................................................... 152
Qualified Insurer ..........................................................  74
Qualified Stated Interest .................................................. 131
Qualifying Substitute Mortgage Loan ........................................  96
Rating Agency ..............................................................  35
RCRA ....................................................................... 115
REIT ....................................................................... 128
REMIC regular certificate .................................................. 128
REMIC residual certificate ................................................. 129
REMICs ..................................................................... 128
REO Property ............................................................... 105
Residual Owner ............................................................. 129
Retained Interest ..........................................................  37
Reverse Mortgage Loans .....................................................  39
Revolving Account ..........................................................  55
Revolving Period Arrangement ...............................................  55
Revolving Primary Assets ...................................................  55
S&P ........................................................................ 150
Scheduled Balance ..........................................................  32
SBJPA of 1996 .............................................................. 147
Scheduled Payment ..........................................................  39
Scheduled Principal ........................................................  53
Scheduled Securities .......................................................  32
Securities .................................................................  32
Securities Act ............................................................. 157
Securities Administration Account .......................................... 103
Security Owner ............................................................. 128
Seller .....................................................................  95
Senior Securities ..........................................................  35
Servicemembers Civil Relief Act ............................................ 112
Servicing Account ..........................................................  70
Servicing Agreements .......................................................  67
Servicing Fee ..............................................................  67
SIBOR ......................................................................  42
Single Family Property .....................................................  52
SMMEA ...................................................................... 154
SPA ........................................................................ 125
Sponsor ....................................................................  60
Standard Certificates ...................................................... 142
Stapled Securities ......................................................... 128
Stripped Bond Rules ........................................................ 142
Stripped Certificates ...................................................... 142
Subordinate Securities .....................................................  32

Defined Term                                                                Page
------------                                                                ----
Subordinated Amount ........................................................  81
Subordination Reserve Fund .................................................  81
Subsequent Primary Assets ..................................................  55
Subservicers ...............................................................  66
Subsidy Fund ...............................................................  72
super-premium class ........................................................ 131
Swap ....................................................................... 151
Swap Agreement ............................................................. 151
TACs .......................................................................  32
Targeted Amortization Certificates .........................................  32
Targeted Balance ...........................................................  32
T-Bill .....................................................................  42
Tiered REMICs .............................................................. 147
Title V .................................................................... 117
Title VIII ................................................................. 120
U.S. Person ................................................................ 128
UCC ........................................................................ 111
Underwriters ............................................................... 156
VA .........................................................................  51
VA Loans ...................................................................  51
withholding agent .......................................................... 135

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                                     Annex A
                              Book-Entry Procedures

General

      If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities. Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

The Clearing Exchanges

      The Depository Trust Company. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

      Clearstream Banking Luxembourg. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, "CSSF." Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

      Euroclear Bank S.A./NV. Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by

Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

      The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

      Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective depositary (individually the "Relevant Depositary" and collectively, the "European Depositaries"). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

      DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Beneficial Ownership of Book-Entry Securities

      Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

      The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

      Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Foreign Persons," "--REMIC Residual Certificates--Foreign Persons," "--Grantor Trust Certificates--Foreign Persons" and "--Partner Certificates--Foreign Persons" in the prospectus and, if the Book-Entry Securities are globally offered ("Global Securities"), see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex B to the prospectus.

      Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

      Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Foreign Persons," "--REMIC Residual Certificates--Administrative Provisions," "--Grantor Trust Certificates--Trust Reporting" and "--Partner Certificates--Information Reporting" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

      Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

      None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

      Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

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                                     Annex B
          Global Clearance, Settlement and Tax Documentation Procedures

      Except in certain limited circumstances, Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

      Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

      I. the Trustee or the U.S. withholding agent receives a statement--

            (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

                  (i) is signed by the certificateholder under penalties of
            perjury,

                  (ii) certifies that such owner is not a United States person,
            and

                  (iii) provides the name and address of the certificateholder,
            or

            (b) from a securities clearing organization, a bank or other financial institution that holds customer's securities in the ordinary course of its trade or business that--

                  (i) is signed under penalties of perjury by an authorized
            representative of the financial institution,

                  (ii) states that the financial institution has received an IRS
            Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                  (iii) provides the name and address of the certificateholder,
            and

                  (iv) attaches the IRS Form W-8BEN (or any successor form)
            provided by the certificateholder;

      II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

      III. holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

      IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

      A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

      I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

      II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

      The term "United States" person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.